As filed with the Securities and Exchange Commission on August 26, 2009

Registration No. 333-159445

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-11

Registration Statement

Under

The Securities Act of 1933, As Amended

Industrial Income Trust Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

John A. Blumberg

President

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

Copies to:

Judith D. Fryer

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

212-801-9200

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee
Primary Offering, Common Stock, $0.01 par value per share	150,000,000	$10.00	$1,500,000,000
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	52,631,579	$ 9.50	$ 500,000,000
Total, Common Stock, $0.01 par value per share	202,631,579		$2,000,000,000	$111,600(2)

(1)	Includes 150,000,000 shares of the Registrant’s common stock as may be sold, from time to time, by the Registrant to investors at $10.00 per share and 52,631,579 shares of the Registrant’s common stock as may be issued, from time to time, pursuant to the Registrant’s distribution reinvestment plan at $9.50 per share, with an aggregate public offering price not to exceed $2,000,000,000. The Registrant reserves the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Previously paid with initial filing on May 22, 2009.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 26, 2009

$2,000,000,000 Maximum Offering

$2,000,000 Minimum Offering

$2,000 Minimum Purchase

Industrial Income Trust Inc.

Industrial Income Trust Inc. is a newly organized company formed principally to make equity and debt investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. We are externally managed by Industrial Income Advisors LLC, or the “Advisor,” an affiliate of ours. We intend to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with our taxable year ending December 31, 2010. This is a best efforts offering, which means that Dividend Capital Securities LLC, or the “Dealer Manager,” our affiliate and the underwriter of this offering, will use its best efforts but is not required to sell any specific amount of shares. This is a continuous offering that will end no later than the date two years from the date of this prospectus, unless extended for up to an additional one year period. We are offering up to $2,000,000,000 in shares, 75% of which will be offered at a price of $10.00 per share, and 25% of which will be offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. In each case, the offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and our distribution reinvestment plan. Subject to certain exceptions, you must initially invest at least $2,000 in shares of our common stock. If we do not sell $2,000,000 in shares of common stock to at least 100 subscribers who are independent of us and of each other before                     , 2010, which is one year from the date of this prospectus, this offering will terminate and your funds, which will be held in an interest bearing escrow account, will be returned promptly to you. Shares will be issued in book entry form only.

Investing in shares of our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 17. These risks include, among others:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives;

•

Since there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be more limited in our investments;

•

We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions, as well as the current severe dislocations in the U.S. and global capital and real estate markets;

•

The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants and the fact that we do not have arm’s length agreements with our Advisor, Dividend Capital Property Management LLC, or the “Property Manager,” or any other affiliates of Industrial Income Advisors Group LLC, the parent of the Advisor and the sponsor of this offering, or the “Sponsor,” all of which could result in actions that are not in your best interests; and

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is not permitted.

	PRICE TO PUBLIC(1)	COMMISSIONS(1)(2)	PROCEEDS TO COMPANY BEFORE EXPENSES(1)(3)
Primary Offering Per Share of Common Stock	$10.00	$0.95	$9.05
Total Minimum	$2,000,000	$190,000	$1,810,000
Total Maximum	$1,500,000,000	$142,500,000	$1,357,500,000
Distribution Reinvestment Plan Offering Per Share of Common Stock	$9.50	$0.00	$9.50
Total Maximum	$500,000,000	$0.00	$500,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$2,000,000,000	$142,500,000	$1,857,500,000

(1)	Assumes we sell $1,500,000,000 in the primary offering and $500,000,000 pursuant to our distribution reinvestment plan.

(2)	Includes a 7.0% sales commission and a 2.5% dealer manager fee. See “Plan of Distribution” beginning on page 150.

(3)	Proceeds are calculated before reimbursing the Advisor for paying other distribution-related costs and cumulative organization and offering expenses in the amount of up to $40,000,000, or 2.0% of aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan.

The date of this prospectus is                     , 2009.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution,” below, for the suitability standards. Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•

Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B. The subscription agreement includes representations covering, among other things, suitability.

•

Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker dealer. Initially, your check should be made payable, or wire transfer directed, to “The Bank of New York Mellon, as escrow agent for Industrial Income Trust Inc.” If the Dealer Manager so designates, after we meet the minimum offering requirements, unless you are a resident of the State of New York, your check should be made payable, or wire transfer directed, to “Industrial Income Trust Inc.” If you are a resident of the State of New York your check should be made payable, or wire transfer directed, to “The Bank of New York Mellon, as escrow agent for Industrial Income Trust Inc.” until we have received aggregate gross proceeds from this offering of at least $2,500,000, after which time it may be made payable, or directed, to “Industrial Income Trust Inc.” if the Dealer Manager so designates. After you have satisfied the applicable minimum purchase requirement of $2,000, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan.

•

No subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $75,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers with interest and without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Securities and Exchange Commission, which we refer to as the “Commission,” as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or “IRAs,” Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

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SUITABILITY STANDARDS

The shares of common stock we are offering are suitable only for a person of adequate financial means, who desires a long-term investment and who will not need immediate liquidity from their investment. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

Our Sponsor and each participating broker dealer shall make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

The minimum purchase amount is $2,000, except in certain states as described below. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

The minimum purchase for Minnesota and New York residents is $2,500, except for IRAs which must purchase a minimum of $2,000.

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $100.

The State of New York requires that subscriptions from New York residents may not be released from escrow until subscriptions for shares totaling at least $2,500,000 have been received from all sources.

Pursuant to the requirements of the Commissioner of Securities of the Commonwealth of Pennsylvania, no subscriptions from residents of the Commonwealth of Pennsylvania will be accepted until we have received at least $75,000,000 in aggregate gross proceeds from investors in this offering who are not residents of the Commonwealth of Pennsylvania.

Several states have established suitability standards different from those we have outlined above. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Iowa, Kentucky, Michigan, Missouri, Ohio, Oregon and Pennsylvania—In addition to our suitability requirements, investors must have a net worth of at least 10 times their investment in us.

Alabama—In addition to our suitability requirements, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident’s investment in us and other similar programs.

Kansas—In addition to our suitability requirements, it is recommended that investors limit their total investment in us and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Each participating broker dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder. Each participating broker dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

Determination of Suitability

In determining suitability, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Commission using a continuous offering process. Periodically, as we make material investments and in certain other instances, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Commission and any prospectus supplement, together with additional information described herein under “Additional Information.” In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward looking statements. These statements are only predictions. We caution that forward looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward looking statements. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our ability to raise proceeds in this offering and then to effectively deploy them;

•	The continuing severe dislocations in the U.S. and global capital and real estate markets;

•	Changes in economic conditions generally and in the real estate and debt markets specifically;

•	Legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	The availability of capital;

•	Interest rates; and

•	Changes to generally accepted accounting principles in the United States of America, or “GAAP.”

Any of the assumptions underlying forward looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward looking statements included in this prospectus. All forward looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

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PROSPECTUS SUMMARY

This prospectus summary summarizes information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors.” References in this prospectus to “us,” “we,” “our” or “the Company” refer to Industrial Income Trust Inc.

Industrial Income Trust Inc.

We are a newly organized company formed principally to make equity and debt investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Prior to giving effect to this offering, our initial and sole investor is Blue Mesa Capital, LLC, which is affiliated with our Advisor and currently owns 200 shares of our common stock. The Advisor and the Sponsor have contributed $201,000 to Industrial Income Operating Partnership LP, or the “Operating Partnership,” in connection with our formation. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill, Jeffrey H. Schwartz and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Mr. Blumberg and Mr. Schwartz and/or their affiliates. John A. Blumberg and Jeffrey H. Schwartz are a part of the Advisor’s management team.

We were formed as a Maryland corporation on May 19, 2009. We intend to operate in a manner that will allow us to qualify as a REIT under the Code commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2010. Our office is located at 518 Seventeenth Street, 17th Floor, Denver, Colorado 80202, and our main telephone number is (303) 228-2200.

Investment Strategy and Objectives

We intend to focus our investment activities on, and use the proceeds of this offering principally for, the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Although we intend to focus our investment activities primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate related debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements, and may include (i) equity investments in commercial real properties, (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate and (iii) investments in other real estate related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Unless certain contractual restrictions currently applicable to an indirect owner of the Sponsor are waived, we will not, until after October 10, 2009, own, acquire, develop or manage any industrial real estate in North America.

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation upon the potential sale of our assets.

We may finance a portion of the purchase price of any real estate asset that we acquire with monies borrowed on an interim or permanent basis from banks, institutional investors and other lenders. Any money that we borrow may be secured by a mortgage or other security interest in some, or all, of our assets.

Our charter limits the aggregate amount we may borrow to an amount not to exceed 300% of our net assets, unless our board determines that a higher level is appropriate. For these purposes, net assets are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities.

There is no public trading market for our shares of common stock. On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various forms of additional liquidity, each of which we refer to as a “Liquidity Event,” including but not limited to (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to ten years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, including among others:

•	We have no prior operating history and there is no assurance that we will be able to achieve our investment objectives;

•

Since there is no public trading market for shares of our common stock and there are limits on the ownership, transferability and redemption of shares of our common stock, which will significantly limit the liquidity of your investment, you must be prepared to hold your shares for an indefinite length of time;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock;

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be more limited in our investments;

•

We are subject to various risks related to owning real estate, including changes in economic, demographic and real estate market conditions, as well as the current severe dislocations in the U.S. and global capital and real estate markets;

•

The Advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints, competition for investments and for tenants, and the fact that we do not have arm’s length agreements with our Advisor, Property Manager, or any other affiliates of our Sponsor, all of which could result in actions that are not in your best interests;

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders;

•

Some or all of our distributions may be paid from sources such as sales of assets or cash flows from financing activities, which include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees, and proceeds of this offering (provided that proceeds from this offering may be used only for a period of up to one year after we meet the minimum offering requirements). If we pay distributions from sources other than our earnings or cash flow from operations, we will have less funds available for the acquisition of properties, and your overall return may be reduced;

•	Our use of leverage increases the risk of loss on our investments;

•

Continued and prolonged disruptions in the U.S. and global credit markets could adversely affect our ability to finance or refinance investments and the ability of our tenants to meet their obligations, which could affect our ability to meet our financial objectives and make distributions;

•

Our charter does not require us to have a finite date for a Liquidity Event and does not assure that a Liquidity Event will occur. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity with respect to your investment in shares of our common stock; and

•

We will not be a registered investment company, and we will not be subject to the provisions of the Investment Company Act of 1940. If we become subject to the Investment Company Act, it could significantly impair the operation of our business.

Compensation to the Advisor and Affiliates

The Advisor and other affiliates receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of a majority of our board of directors, including a majority of the independent directors. In addition, the Sponsor has been issued partnership units in the Operating Partnership constituting a separate series of partnership interests with special distribution rights, which we refer to as the “Special Units.” Set forth below is a summary of the fees and expenses we expect to pay these entities. The maximum amount that we may pay with respect to such fees and expenses is also set forth below.

See “Management Compensation” for a more detailed explanation of the fees and expenses payable to the Advisor and its affiliates and for a more detailed description of the Special Units. Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described below if such revision is approved by a majority of our board of directors, including a majority of the independent directors.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage

Sales Commission—the Dealer Manager	Up to 7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).	$105,000,000

Dealer Manager Fee—the Dealer Manager	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering.	$37,500,000

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager	Up to 2.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan to reimburse the Advisor for paying certain cumulative organization and offering expenses and certain distribution-related expenses of the Dealer Manager and participating broker dealers.	$40,000,000

Acquisition Stage

Acquisition Fees— the Advisor

Acquisition of Real Properties

Acquisition fees are payable to the Advisor in connection with the acquisition, development or construction of real properties and will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real

		Operational Stage: $23,175,000 (assuming no debt financing to purchase assets).
	property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services.

$77,700,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Development or Construction Stage:

$72,700,000 (assuming no debt financing to purchase assets).

$290,800,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Acquisition of Interest in Real Estate Related Entities

The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate related entity.

		Amount will depend on our proportional share and cannot be determined at the present time.

	Acquisition of Debt and Other Investments
	The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.	$18,175,000 (assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
	For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.	$72,700,000 (assuming debt financing equal to 75% of the aggregate value of our assets but no third party expenses, which cannot be determined at the present time).

Operational Stage

Asset Management Fees—the Advisor	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.
estate related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate related entity or any type of debt investment or other investment, and (iii) a fee of 2.0% of the sales price of each asset upon disposition.

Property Management and Leasing Fees—the Property Manager	Property management fees may be paid to the Property Manager in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Liquidity Stage

Real Estate Sales Commission—the Advisor or its affiliates	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.	Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Special Units—Industrial Income Advisors Group LLC, the parent of the Advisor	In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after other partners of the Operating Partnership have received, in the aggregate, cumulative distributions from	Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions.

The Special Units will be redeemed for a specified amount upon the earliest of: (i) the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, or (ii) the listing of our common stock on a national securities exchange, or other Liquidity Event.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the holders of the partnership units in the Operating Partnership, or “OP Units,” have received (or are deemed to have received), in the aggregate, cumulative distributions from the Operating Partnership from operating income, sales proceeds and other sources in an amount equal to their capital contributions to the Operating Partnership plus a 6.5% cumulative non-compounded annual pre-tax return thereon. See “The Operating Agreement—Redemption Rights of Special Units.”

Conflicts of Interest

The Advisor and certain of our other affiliates are subject to conflicts of interest in connection with the management of our business affairs, including the following:

•

The managers, directors, officers and other employees of the Advisor, its affiliates and related parties, must allocate their time between advising us and managing various other real estate programs and projects and business activities in which they may be involved, which may be numerous;

•	The compensation payable by us to the Advisor and other affiliates may not be on terms that would result from arm’s length negotiations between unaffiliated parties;

•

We may purchase assets from, sell assets to, or enter into business combinations involving certain affiliates of the Advisor (if approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as being fair and reasonable to us);

•

We cannot guarantee that the terms of any joint venture entered into with affiliated entities proposed by the Advisor will be equally beneficial to us as those that would result from arm’s length negotiations between unaffiliated parties;

•

We expect to compete with certain affiliates of direct or indirect owners of our Sponsor for investments, including Dividend Capital Total Realty Trust Inc. (which we refer to herein as “Total Realty Trust”), Income Property Trust of the Americas Inc. (which we refer to herein as “Income Property Trust”) and Global Logistic Properties Ltd. and Schwartz-Mei Group Ltd. (which we refer to herein collectively as “Schwartz-Mei Group”), subjecting the Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf;

•

Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, the Advisor and its affiliates will receive certain fees in connection with transactions involving the purchase, management and sale of our investments;

•

Our Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor will increase if we use debt financing to acquire properties; and

•

The Property Manager and the Dealer Manager are affiliates of ours. As a result, (i) we may not always have the benefit of independent property management, (ii) we do not have the benefit of an independent dealer manager and (iii) you do not have the benefit of an independent third party review of this offering to the same extent as if we and the Dealer Manager were unaffiliated.

Our UPREIT Structure

An “Umbrella Partnership Real Estate Investment Trust,” which we refer to as “UPREIT,” is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds an interest. We use this structure because, among other reasons, a sale of property directly to the REIT in exchange for cash or REIT shares or a combination of cash and REIT shares, is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for units in the partnership and defer taxation of gain until the seller later sells the units in the partnership or exchanges them, normally on a one-for-one basis, for REIT shares. If the REIT shares are publicly traded, the former property owner will achieve liquidity for his investment. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Our Operating Partnership

We intend to own all of our assets directly or indirectly through our Operating Partnership or its subsidiaries. As the sole general partner of the Operating Partnership, we have invested $2,000 in the Operating Partnership in exchange for 200 OP Units. The initial limited partners of the Operating Partnership are the Advisor and the Sponsor. The Advisor has invested $200,000 in the Operating Partnership in exchange for 20,000 OP Units and the Sponsor has invested $1,000 in the Operating Partnership and has been issued a separate class of OP Units which constitute the Special Units. The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.

Our Board

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. We currently have one member on our board of directors, and he is not independent of us. In addition, two other individuals have agreed to serve as independent directors on our board of directors. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have five members on our board of directors, three of whom shall be independent of us, the Advisor and our respective affiliates. Our directors are elected annually by the stockholders. Our board of directors intends to establish an Audit Committee, an Investment Committee and a Compensation Committee. The names and biographical information of our directors and officers are contained under “Management—Directors and Executive Officers.”

The Advisor

Our Advisor was formed as a Delaware limited liability company on May 12, 2009. We will contract with the Advisor to manage our day-to-day activities and to implement our investment strategy. Under the Advisory Agreement, the Advisor must use reasonable efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of investments on our behalf consistent with our investment policies and objectives. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of ours and our stockholders. The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all employees of the Advisor.

The Sponsor

Our Sponsor was formed as a Delaware limited liability company on May 12, 2009. The Sponsor contributed $1,000 to the Operating Partnership in connection with its formation. The Sponsor, which owns the Advisor, is presently directly or indirectly owned by John A. Blumberg, James R. Mulvihill, Jeffrey H. Schwartz and Evan H. Zucker and/or their affiliates and the Sponsor is jointly controlled by Mr. Blumberg and Mr. Schwartz and/or their affiliates.

Our Affiliates

Various affiliates of ours are involved in this offering and our operations. The Dealer Manager will provide dealer manager services to us in this offering. The Property Manager may perform certain property management services for us and the Operating Partnership. Dividend Capital Exchange Facilitators LLC, which we refer to as the “Exchange Facilitator,” may assist in effecting transactions related to potential private placements by the Operating Partnership of tenancy-in-common interests in real properties, Delaware statutory trust interests, and similar private placements. Furthermore, we expect that we may enter into, and the Advisor expects that it may enter into, contractual arrangements with other affiliated entities. We refer to the Advisor, the Dealer Manager, the Property Manager, the Exchange Facilitator and other of our affiliates, each as a “Sponsor affiliated entity” and collectively as “Sponsor affiliated entities.”

Structure Chart

The chart below shows the relationships among various Sponsor affiliated entities. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill, Jeffrey H. Schwartz and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Mr. Blumberg and Mr. Schwartz and/or their affiliates. The Dealer Manager, the Property Manager and the Exchange Facilitator are presently each directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and/or Evan H. Zucker and/or their affiliates. Blue Mesa Capital, LLC is a Colorado limited liability company directly or indirectly owned by John A. Blumberg and/or his affiliates and controlled by Mr. Blumberg. As of the date of this prospectus, the Sponsor has not issued, but may in the future issue, equity or profits interests or derivatives thereof to certain of its employees, affiliated or other unaffiliated individuals, consultants or other parties. However, none of such transactions is expected to result in a change in control of the Sponsor.

Terms of the Offering

We are offering up to $2,000,000,000 in shares of our common stock, 75% of which are being offered to the public at a price of $10.00 per share, and 25% of which are being offered pursuant to our distribution reinvestment plan at a price of $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan.

We will not begin selling shares of our common stock in this offering until after the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before             , two years after the date of this prospectus, unless extended for up to an additional one year period. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. The offering proceeds will be held in an interest bearing escrow account at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released to us and will be available for investment or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a daily basis. If we do not sell $2,000,000 in shares to at least 100 subscribers who are independent of us and of each other before             , this offering will terminate and your funds will be returned promptly.

Estimated Use of Proceeds

Our management team expects to invest approximately 86.7% to 89.7% of the gross offering proceeds to acquire real property, debt and other investments as described above. The actual percentage of offering proceeds used to make investments will depend on the number of primary shares sold and the number of shares sold pursuant to our distribution reinvestment plan.

Distribution Policy

We intend to qualify as a REIT for the year ending December 31, 2010. In order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. Until the proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates, and the net proceeds of this offering (provided that proceeds from this offering may be used only for a period of up to one year after we meet the minimum offering requirements). We have not established a cap on the amount of our distributions that may be paid from any of these sources. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering and the satisfaction of the minimum offering requirements.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at $9.50 per share. Our board of directors may terminate the distribution reinvestment plan in its discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Share Redemption Program

After you have held your shares of common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com.

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period (the “Redemption Cap”). The aggregate amount expended for redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the five percent limitation outlined above, our board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders, purchases of real property, debt related or other investments, or redemption of OP Units. Our board of directors may, but is not obligated to, also increase the Redemption Cap but, in any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of investments as of the end of the applicable quarter.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interests of our stockholders. You will have no right to request redemption of your shares of our common stock if the shares of our common stock are listed on a national securities exchange.

Investment Company Act of 1940 Exemption

We intend to conduct the operations of the Company and its subsidiaries so that they will not be required to register as an investment company under the Investment Company Act of 1940, which we refer to as the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We will conduct our businesses primarily through our majority owned Operating Partnership and expect to establish other direct or indirect subsidiaries to carry out specific activities. Although we reserve the right to modify our business methods at any time, at the time of this offering we expect the focus of our business will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and in other real estate investments. Both we and the Operating Partnership intend to conduct our operations so that they comply with the limit imposed by the 40% test and will not hold ourselves out as being engaged primarily in the business of investing in securities. Therefore, we expect that we and the Operating Partnership will not be subject to registration under the Investment Company Act. The securities issued to the Operating Partnership by its wholly owned or majority-owned subsidiaries that are not investment companies or companies exempt under certain provisions of Section 3(c) of the Investment Company Act, as well as any securities of any of our direct subsidiaries, are not investment securities for the purpose of this test.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the Commission does not agree with our determinations, we may be required to adjust our activities, those of the Operating Partnership, or other subsidiaries.

One or more of our subsidiaries or subsidiaries of the Operating Partnership may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such a subsidiary’s portfolios be comprised of qualifying assets and at least another 25% of each of their portfolios be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). To qualify for this exemption, the subsidiary would be required to comply with interpretations issued by the staff of the Commission that govern this activity.

Qualification for these exemptions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the Commission and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Questions and Answers Relating to our Structure, Management and Business

Q: WHAT IS A “REIT” ?

A: In general, a REIT is a company that:

•	Offers the benefits of a diversified real estate portfolio under professional management;

•	Is required to make distributions to investors of at least 90% of its taxable income for each year;

•

Prevents the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

•	Combines the capital of many investors to acquire or provide financing for real estate assets.

Q: WHAT IS THE EXPERIENCE OF THE ADVISOR’S MANAGEMENT TEAM?

A: The key members of the Advisor’s management team include, in alphabetical order, Troy Bloom, John Blumberg, Greg Moran, Gary Reiff, Jeffery Schwartz and Josh Widoff. The Advisor’s management team collectively has substantial experience in various aspects of acquiring, owning, managing, financing and operating commercial real estate across diverse property types, as well as significant experience in the asset allocation and investment management of real estate, debt and other investments.

Certain affiliates of the Sponsor, directly or indirectly through affiliated entities, have sponsored four public REITs including Keystone Property Trust, NYSE: KTR (formerly known as American Real Estate Investment Corp.), which was acquired by ProLogis Trust (NYSE: PLD) in August 2004, DCT Industrial Trust Inc. (formerly known as “Dividend Capital Trust Inc.” and which we refer to herein as “DCT Industrial”) (NYSE: DCT), Total Reality Trust and Income Property Trust (which is currently in registration with the Commission and is not yet effective). Owners of the Sponsor, directly or indirectly through affiliated entities, have also sponsored numerous private entities.

Collectively, as of March 31, 2009, the public and private real estate programs sponsored by certain direct and/ or indirect owners of the Sponsor, together with their affiliates and others, had raised approximately $5.5 billion of equity capital and equity capital commitments and had purchased interests in real properties having combined acquisition and development costs of approximately $5.8 billion. In addition, our Chairman, Jeffrey Schwartz, served as Chairman from May 2007 to November 2008 and Chief Executive Officer from January 2005 to November 2008 of ProLogis (NYSE: PLD), a Fortune 500 Company and the world’s largest owner, manager and developer of industrial warehouse facilities.

Q: WHO WILL CHOOSE WHICH INVESTMENTS TO MAKE?

A: The Advisor will choose which real property, debt and other investments to make based on specific investment objectives and criteria, and subject to the direction, oversight and approval of our board of directors, and under certain circumstances our Investment Committee. If we are considering purchasing an investment from an affiliate, a majority of our board of directors (including a majority of our independent directors) will need to approve such investment.

Q: WHY DO YOU PLAN ON FOCUSING YOUR INVESTMENTS ON INDUSTRIAL PROPERTIES?

A: We believe that ownership of industrial properties may have certain potential advantages relative to ownership of other classes of real estate, including but not limited to the following:

•	We believe that industrial properties generally exhibit lower rent volatility than other types of commercial real estate, resulting in greater revenue stability;

•	We believe that, because industrial properties are typically leased on a net basis, the owner has limited management responsibilities;

•	We believe that operating costs and capital improvement costs are generally lower for industrial properties;

•

We believe that, because industrial properties contain generic-use space, well-located buildings tend to better hold their value, with older buildings earning rents closely comparable to those of newer buildings;

•

We believe that value in the industrial sector is primarily driven by location and access to transportation infrastructure, not by aesthetics, which helps to significantly slow the pace of building obsolescence;

•	We believe that the diversity of tenants in the industrial sector is broad and generally tracks the overall economy, reducing risk and providing cash flow stability; and

•	We believe that consumers’ continual demand for greater product selection will drive the need for additional industrial space.

We believe that based on these factors, among others, cash flows generated by industrial properties should exhibit greater stability and certainty than those generated by other types of real estate assets.

Although our management team believes that there may be certain advantages to investing in industrial properties, by focusing on industrial properties, we will not have the advantage of a portfolio of properties that is well diversified across different property types. As a result, we will be exposed to risks or trends that have a greater impact on the market for industrial properties. These risks or trends may include the movement of manufacturing facilities to foreign markets which have lower labor or production costs, transportation or distribution trends which may change user demand for distribution space on a national or regional basis, and other economic trends or events which would cause industrial properties to under-perform other property types.

Q: WHAT IS THE LIQUIDITY EVENT HISTORY OF PROGRAMS SPONSORED BY YOUR ADVISOR?

A: Certain affiliates and owners of our Advisor, directly or indirectly through affiliated entities, collectively or in various combinations, previously sponsored DCT Industrial and currently sponsor Total Realty Trust and Income Property Trust. DCT Industrial initially sold shares of its common stock to investors from February 2003 through January 2006 at share prices that ranged from $10.00 to $10.50 per share in various public offerings. DCT Industrial intended to effect a liquidity event within 10 years of its first sale of common stock, which occurred in February 2003. DCT Industrial’s charter included an investment objective to provide its stockholders with liquidity within 10 years after the commencement of its initial public offering. DCT Industrial’s liquidity event occurred in December 2006, when DCT Industrial completed a listing on the NYSE. Total Realty Trust has sold shares of its common stock to investors pursuant to its initial public offering which commenced in January 2006 and continues to sell shares of its common stock pursuant to its follow-on offering which commenced in January 2008, at a share price of $10.00 per share, and presently intends to effect a liquidity event within ten years of its first sale of common stock, which occurred in January 2006, but its charter does not require it to do so. Income Property Trust is currently in registration to sell shares of its common stock to investors at a share price of $10.00 per share pursuant to its initial public offering. Income Property Trust presently intends to consider providing its stockholders with a liquidity event in the future but its charter does not require it to do so.

Questions and Answers Relating to this Offering

Q: HOW DOES A “BEST EFFORTS” OFFERING WORK?

A: When shares of common stock are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares of common stock. Broker dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock. Therefore, we cannot guarantee the sale of any minimum number of shares in this offering. Prior to the time we sell at least $2,000,000 in shares to at least 100 subscribers who are independent of us and of each other, subscription payments will be placed in an interest bearing escrow account with our escrow agent, The Bank of New York Mellon. If we are not able to sell at least $2,000,000 in shares to at least 100 subscribers who are independent of us and of each other by , 2010, which is one year from the date of this prospectus, we will terminate this offering and all funds in the escrow account will be promptly returned to subscribers.

Q: WHO CAN BUY SHARES OF COMMON STOCK IN THIS OFFERING?

A: In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,000. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $100, except for purchases made pursuant to our distribution reinvestment plan. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commission, the dealer manager fee and the organization and offering expense reimbursement that are payable by other investors in this offering will be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q: HOW DO I SUBSCRIBE FOR SHARES OF COMMON STOCK?

A: If you choose to purchase shares of our common stock in this offering, you will be required to complete a subscription agreement in the form attached to this prospectus as Appendix B for a specific number of shares of our common stock. You must pay for shares of our common stock at the time you subscribe.

Q: HOW WILL THE PAYMENT OF FEES AND EXPENSES BY THE COMPANY AFFECT MY INVESTED CAPITAL?

A: We will pay to the Dealer Manager a sales commission and a dealer manager fee in connection with this offering. In addition, we will reimburse the Advisor for our cumulative organization and offering expenses. The payment of fees and expenses will reduce the funds available to us for investment. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to contribute any additional amounts to us or to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q: WILL THE DISTRIBUTIONS I RECEIVE BE TAXABLE?

A: Distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will generally be taxed as ordinary dividend income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated in your hands as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expense reduces earnings and profits but does not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your investment and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q: WHEN WILL I GET MY DETAILED TAX INFORMATION?

A: We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q: WHERE CAN I FIND UPDATED INFORMATION REGARDING THE COMPANY?

A: You may find updated information on our internet website, www.dividendcapital.com. Information contained in our website does not constitute part of this prospectus. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and, under the Exchange Act, we will file reports, proxy statements and other information with the Commission. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the Commission.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or the Dealer Manager:

Dividend Capital Securities LLC

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Fax: (303) 228-2201

Attn: Charles Murray, President

RISK FACTORS

Your purchase of our common stock involves a number of risks. You should specifically consider the following material risks before you decide to buy shares of our common stock.

RISKS RELATED TO INVESTING IN THIS OFFERING

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives; the prior performance of other Sponsor affiliated entities may not be an accurate barometer of our future results.

We have no prior operating history and we may not be able to achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of investments by other Sponsor affiliated entities to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public trading market for the shares of our common stock; therefore it will be difficult for you to sell your shares of common stock.

There is no current public market for the shares of our common stock and we have no obligation or current plans to apply for listing on any public securities market. We have a share redemption program, but it is limited in terms of the amount of shares which may be redeemed over a twelve month period. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock to be less than what you paid, less than your proportionate value of the assets we own and less than the amount you would receive on any liquidation of our assets. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay selling commissions, the dealer manager fee and acquisition fees in connection with our public offering. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss, and in the event of a liquidity event or our liquidation, you may receive less than what you paid for your shares. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Prospective stockholders should consider our shares of common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering and you will not have the opportunity to evaluate investments prior to purchasing shares of our common stock.

Neither we nor the Advisor has presently acquired or contracted to acquire any real property, debt or other investments. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on the Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We may not meet the minimum offering requirements for this offering and therefore you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified industrial portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. If we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will be thinly capitalized and will make fewer investments in properties, if at all, and will more likely focus on making investments in loans and real estate related entities, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real property investments are located and the types of investments that we make. As a result, the likelihood increases that any single investment’s poor performance would materially affect our overall investment performance.

You will not have the benefit of an independent due diligence review in connection with this offering, which increases the risk of your investment.

Because the Advisor and the Dealer Manager are affiliates of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. This lack of an independent due diligence review and investigation increases the risk of your investment.

We will pay substantial compensation to the Advisor and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described in the “Management Compensation” section if such change is approved by a majority of our board of directors, including a majority of the independent directors.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program, you may not be able to sell any of your shares of our common stock back to us and, if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with only a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed after you have held them for a minimum of one year. Our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we limit the number of shares to be redeemed during any twelve month period to the Redemption Cap. The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate amount of proceeds received from our distribution reinvestment plan, although the board of directors, in its sole discretion, could determine to use other sources of funds. Our board of directors may also determine from time to time to further limit redemptions when funds are needed for other business purposes. Any request by the holders of our OP Units to redeem some or all of their OP Units, may further limit the funds we have available to redeem shares of our common stock pursuant to our share redemption program, should our board of directors determine to redeem OP Units for cash. Our board of directors, in its sole discretion, may determine to redeem OP Units for shares of our common stock, cash or a combination of both. In addition, our board of directors reserves the right to reject any redemption request for any reason or to amend, suspend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to sell any of your shares of common stock back to us pursuant to our share redemption program. Any amendment, suspension or termination of our share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed. See “Description of Capital Stock—Share Redemption Program.”

We may have difficulty funding our distributions with funds provided by our operations; therefore, we may use cash flows from financing activities, which include borrowings, cash resulting from a waiver or deferral of fees, proceeds of this offering, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.

Our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from funds from our operations. However, until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the earlier part of this offering, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees, net proceeds of this offering (provided that proceeds from this offering may be used only for a period of up to one year after we meet the minimum offering requirements), or other sources to fund distributions to our stockholders. However, the Advisor and its affiliates are under no obligation to defer or waive fees in order to support our distributions. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a cap on the amount of our distributions that may be paid from any of these sources.

Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and potentially reduce your overall return and adversely impact and dilute the value of your investment. In addition, our Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your interest in us.

There is very limited liquidity for our shares of common stock. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various forms of Liquidity Events including but not limited to (i) listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration. However, there can be no assurance that we will ever seek to effect, or be successful in effecting, a Liquidity Event. Our charter does not require us to have a finite date for a Liquidity Event and does not assure that a Liquidity Event will occur. If we do not effect a Liquidity Event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through any share redemption program.

This is a fixed price offering and the offering price was arbitrarily determined and will not accurately represent the current value of our assets at any particular time; therefore the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we currently own or may own nor do we intend to obtain such appraisals or adjust the offering price. Therefore, the fixed offering price established for shares of our common stock will not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. Similarly, the amount you may receive upon redemption of your shares, if you determine to participate in our redemption program, will be no greater than, and may be less than, the amount you paid for the shares regardless of any increase in the underlying value of any assets we own.

We currently do not have research analysts reviewing our performance.

We do not have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, we do not have an independent review of our performance and value of our common stock relative to publicly traded companies.

Payments to the holder of the Special Units or cash redemptions by holders of OP Units will reduce cash available for distribution to our stockholders and our ability to honor their redemption requests under our share redemption program.

The Sponsor, the holder of the Special Units, may be entitled to receive a cash payment upon dispositions of the Operating Partnership’s assets and/or redemption of the Special Units upon the earliest to occur of specified events, including, among other events, termination or non-renewal of the Advisory Agreement upon a merger or sale of assets or otherwise. Such payments will reduce cash available for distribution to our stockholders and may negatively affect the value of our shares of common stock upon consummation of a Liquidity Event. Furthermore, if Special Units are redeemed pursuant to the termination of the Advisory Agreement, there will not be cash from the disposition of assets to make a redemption payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to our stockholders.

The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. Our election to redeem OP Units for cash will reduce funds available for other purposes, including for distributions and for redemption requests under our share redemption program.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make regular distributions to our stockholders. However, we bear all expenses incurred in our operations (including the payment of fees and expenses to our Advisor and its affiliates), which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. Distributions would also be negatively impacted by the failure to deploy our net proceeds on an expeditious basis, the poor performance of our investments, an increase in expenses for any reason (including expending funds for redemptions in excess of the proceeds from our distribution reinvestment plan) and due to numerous other factors. Any request by the holders of our OP Units to redeem some or all of their OP Units for cash may also impact the amount of cash available for distribution to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase and not decrease over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

If we internalize our management functions, the percentage of our outstanding common stock owned by our other stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by our Advisor, particularly if we seek to list our shares on an exchange as a way of providing our stockholders with a Liquidity Event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire our Advisor or its respective assets, including its existing workforce. Any internalization transaction could result in significant payments to the owners of the Advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in our Sponsor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our Advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by our Sponsor or otherwise, hires the employees of our Advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We will rely on persons employed by the Advisor to manage our day-to-day operations. If we were to effectuate an internalization of our Advisor, we may not be able to retain all of the employees of the Advisor or to maintain a relationship with our Sponsor. In addition, some of the employees of the Advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of the Advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the Advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

RISKS RELATED TO OUR GENERAL BUSINESS OPERATIONS AND OUR CORPORATE STRUCTURE

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives and make distributions to our stockholders.

We could suffer from delays in identifying suitable investments. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or make distributions to you. In addition, we will not own, acquire, develop or manage any industrial real estate in North America until after October 10, 2009, unless certain contractual restrictions currently applicable to an indirect owner of the Sponsor are waived, which could further delay our ability to find suitable investments and increase the length of time that offering proceeds are held in short term liquid investments that are expected to only produce minimal returns.

We anticipate that our investments will be concentrated primarily in the industrial real estate sector and in the largest distribution and logistics markets in the United States, and our business would be adversely affected by an economic downturn in that sector or in those geographic areas.

We anticipate that our investment in real estate assets will be primarily concentrated in the industrial real estate sector and that our investments will be concentrated in the largest distribution and logistics markets in the United States. Such industry concentration may expose us to the risk of economic downturns in this sector to a greater extent than if our business activities included investing a more significant portion of the net proceeds of this offering in other sectors of the real estate industry; and such geographic concentrations may expose us to the risk of economic downturns in these areas. In addition, if our tenants are concentrated in any particular industry, any adverse economic developments in such industry could expose us to additional risks. These concentration risks could negatively impact our operating results and affect our ability to make distributions to our stockholders.

The current national and world-wide economic slowdown, a lengthy recession and volatile market conditions could harm our operations, cash flows and financial condition and lower returns to you.

Dislocations and liquidity disruptions in the capital and credit markets as have been experienced during 2008 and 2009 could adversely affect our ability to obtain loans, credit facilities, debt financing and other financing, or, when available, to obtain such financing on reasonable terms, which could negatively impact our ability to implement our investment strategy.

If these disruptions in the capital and credit markets continue for a lengthy period as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, a prolonged recession could negatively impact our real property investments as a result of increased tenant delinquencies and/or defaults under our leases, generally lower demand for rentable space, as well as potential oversupply of rentable space which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Because some of our potential debt investments could consist of mortgages secured by real property, these same impacts could also negatively affect the underlying borrowers and collateral of assets that we own.

Declining real estate values would also likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our debt investments in the event of default because the value of our collateral may be insufficient to cover our basis in the investment. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from investments in our portfolio as well as our ability to originate and/or sell loans.

Our operations could be negatively affected to a greater extent if the current economic downturn is prolonged or becomes more severe, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to you.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

Until we invest the proceeds of the offering in real properties, debt and other investments, we generally plan to hold those funds in permitted investments that are consistent with preservation of liquidity and safety. The investments include money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. While we believe the funds are protected based on the quality of the investments and the quality of the institutions that hold our funds, there can be no assurance that continued or unusual declines in the financial markets will not result in a loss of some or all of these funds. In particular, money market funds have recently experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, current cash flows from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We will seek to diversify our cash and cash equivalents between several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or “FDIC,” only insures amounts up to $250,000 per depositor per insured bank, and after January 1, 2010, the amount insured will revert to $100,000. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions substantially in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000 (or over $100,000 after January 1, 2010). The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of violence, civilian unrest, or war may negatively affect our operations and your investment. We may acquire real estate assets located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the worldwide financial markets and economy. Increased economic volatility could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

Our UPREIT structure may result in potential conflicts of interest with limited partners in the Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in the Operating Partnership have the right to vote on certain amendments to the Operating Partnership Agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with your interests. As general partner of the Operating Partnership, we are obligated to act in a manner that is in the best interests of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders believe is not in their best interests.

We may acquire co-ownership interests in real property that are subject to certain co-ownership agreements which may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

We may acquire co-ownership interests, especially in connection with the Operating Partnership’s potential private placements, such as tenancy-in-common interests in real property, interests in Delaware statutory trusts that own real property and/or similar interests, that are subject to certain co-ownership agreements. The co-ownership agreements may limit our ability to encumber, lease, or dispose of our co-ownership interest. Such agreements could affect our ability to turn our investments into cash and could affect cash available for distributions to you. The co-ownership agreements could also impair our ability to take actions that would otherwise be in the best interest of our stockholders and, therefore, may have an adverse effect on our results of operations, relative to if the co-ownership agreements did not exist.

The Operating Partnership’s potential private placements of tenancy-in-common interests in real properties, Delaware statutory trust interests and/or similar interests could subject us to liabilities from litigation or otherwise.

The Operating Partnership may offer undivided tenancy-in-common interests in real properties, interests in Delaware statutory trusts that own real properties and/or similar interests to accredited investors in private placements exempt from registration under the Securities Act of 1933, as amended, or the “Securities Act.” We anticipate that these tenancy-in-common interests, Delaware statutory trust interests and/or similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, the real properties associated with any tenancy-in-common interests, Delaware statutory trust interests and/or similar interests sold to investors pursuant to such private placements are expected to be 100% leased by the Operating Partnership, and such leases would be expected to contain purchase options whereby the Operating Partnership would have the right to acquire the tenancy-in-common interests, Delaware statutory trust interests and/or similar interests from the investors at a later time in exchange for OP Units under Section 721 of the Code. Investors who acquire tenancy-in-common interests, Delaware statutory trust interests and/or similar interests pursuant to such private placements may do so seeking certain tax benefits that depend on the interpretation of, and compliance with, extremely technical tax laws and regulations. As the general partner of the Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of such transactions, including in the event an investor fails to qualify for any desired tax benefits.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

If, through joint ventures or other co-ownership arrangement, we invest in a limited partnership entity, then we may acquire all or a portion of our interest in such partnership as a general partner. Such general partner status could expose us to all the liabilities of such partnership. Additionally, we may take a non-managing general partner interest in the limited partnership, which would limit our rights of management or control over the operation of the partnership but would still make us potentially liable for all liabilities of the partnership. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may be greater than the amount or value of our initial, or then current, investment in the entity.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we may enter into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders would have more limited rights against these persons than might otherwise exist under common law. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our Advisor and its affiliates for any liability or loss suffered by them or hold our directors, our Advisor and its affiliates harmless for any liability or loss suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

We may issue preferred stock, additional shares of common stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Holders of our common stock do not have preemptive rights to any shares issued by us in the future. We may issue additional shares of common stock, without stockholder approval, at a price which could dilute the value of existing stockholders’ shares. In addition, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of our stockholders’ shares of common stock. This would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series that we have authority to issue without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	A merger, tender offer or proxy contest;

•	The assumption of control by a holder of a large block of our securities; and/or

•	The removal of incumbent management.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

RISKS RELATED TO INVESTMENTS IN REAL PROPERTY

Changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions may adversely affect our results of operations and returns to you.

We are subject to risks generally incident to the ownership of real property including changes in global, national, regional or local economic, demographic, political, real estate or capital market conditions and other factors particular to the locations of the respective real property investments. We are unable to predict future changes in these market conditions. For example, a continuing recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments.

Adverse economic conditions in the regions where our assets are located may adversely affect our levels of occupancy, the terms of our leases, and our ability to lease available areas, which could have an adverse effect on us.

Our results of operations depend substantially on our ability to lease the areas available in the assets that we own as well as the price at which we lease such space. Adverse conditions in the regions and specific markets where we operate may reduce our ability to lease our properties, reduce occupancy levels, restrict our ability to increase lease prices and force us to lower lease prices and/or offer tenant incentives. Should our assets fail to generate sufficient revenues for us to meet our obligations, our financial condition and results of operations, as well as our ability to make distributions, could be adversely affected. The following factors, among others, may adversely affect the operating performance of our assets:

•	Continuing recession and turmoil in the financial markets may preclude us from leasing our properties or increase the vacancy level of our assets;

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Periods of increased interest rates could result in a decline in our lease prices or an increase in defaults by tenants, and could reduce the amount of any rental payments based upon the revenues of the stores in our retail assets;

•	Rising vacancy rates for commercial property, particularly in large metropolitan areas;

•	Our inability to attract and maintain quality tenants;

•	Default or breaches by our tenants of their contractual obligations;

•	Increases in our operating costs, including the need for capital improvements;

•	Increases in the taxes levied on our business; and

•	Regulatory changes affecting the real estate industry, including zoning rules.

These factors may be amplified in light of the current economic crisis. We anticipate that our investments in real estate assets will be concentrated in industrial properties, and the demand for industrial space in the United States is related to the level of economic activity. Accordingly, reduced economic activity may lead to lower occupancy and/or rental rates for our properties.

The market for commercial real estate is experiencing rising vacancy rates, particularly in certain large metropolitan areas, which could result in lower revenues for us.

The global economic recession has negatively impacted the commercial real estate market in the United States, particularly in certain large metropolitan areas, as a result of, among other things, increased tenant defaults under leases, generally lower demand for rentable space, and an oversupply of rentable space, all of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Current economic conditions could also adversely affect the financial condition of the tenants that will occupy our real properties and, as a result, their ability to pay us rents. Overall vacancy rates have risen and rents have decreased for commercial properties compared to previous quarters with little evidence that commercial real estate market fundamentals are stabilizing or improving. We believe that the risks associated with our business will be more severe if the recession continues for an extended period of time, the economy deteriorates further, or commercial real estate values continue to decline. Our revenues will decline and our ability to pay distributions will be negatively impacted if our commercial properties experience higher vacancy rates or decline in value.

Risks related to the development of real properties may have an adverse effect on our results of operations and returns to our stockholders.

The risk associated with development and construction activities carried out by real estate companies like ours include, among others, the following:

•	Long periods of time may elapse between the commencement and the completion of our projects;

•	Construction and development costs may exceed original estimates;

•	The developer/builder may be unable to index costs or receivables to inflation indices prevailing in the industry;

•	The level of interest of potential tenants for a recently launched development may be low;

•	There could be delays in obtaining necessary permits;

•	The supply and availability of construction materials and equipment may decrease and the price of construction materials and equipment may increase;

•	Construction and sales may not be completed on time, resulting in a cost increase;

•	It may be difficult to acquire land for new developments or properties;

•	Labor may be in limited availability; and

•	Changes in tax, real estate and zoning laws may be unfavorable to us.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

Companies in the real estate industry, including us, depend on a variety of factors outside of their control to build, develop and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. Any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our revenues, results of operations and financial condition.

Delays in the acquisition, development and construction of real properties may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. In particular, the uncertain state of the current credit markets has resulted in generally lower transaction volume in the broader real estate market, in part due to pricing and valuation uncertainties. To the extent that such disruptions and uncertainties continue, we may be delayed in our ability to invest our capital in real property investments that meet our acquisition criteria. Such delays would result in our maintaining a relatively higher cash balance than expected, which could have a negative effect on your returns until the capital is invested.

In addition, where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and distributions to you could suffer. Delays in the completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Changes in supply of or demand for similar real properties in a particular area may increase the price of real property assets we seek to purchase or adversely affect the value of the properties we own.

The real estate industry is subject to market forces and we are unable to predict certain market changes including changes in supply of or demand for similar real properties in a particular area. For example, if demand for the types of real property assets in which we seek to invest were to sharply increase or supply of those assets were to sharply decrease, the prices of those assets could rise significantly. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to you. Likewise, a sharp increase in supply could adversely affect lease rates and occupancy, which could result in lower operating results and overall returns to you.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	The possibility that our venture partner, co-tenant or partner in an investment might become bankrupt or otherwise be unable to meet its capital contribution obligations;

•	That such venture partner, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•	That such venture partner, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	That actions by such venture partner could adversely affect our reputation, negatively impacting our ability to conduct business.

Actions by such a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a venture partner has a right of first refusal to buy out the other partner, it may be unable to finance such a buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in a particular property. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor.”

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments and we may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

We may also be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All of these provisions would restrict our ability to sell a property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to you.

Our revenues from real property investments will depend on the creditworthiness of our tenants and would be adversely affected by the loss of or default by significant lessees. In addition, certain of our real properties may be occupied by a single tenant, and as a result, the success of those real properties will depend on the financial stability of that tenant. Lease payment defaults by tenants could cause us to reduce the amount of distributions to you and could force us to find an alternative source of funding to pay any mortgage loan interest or principal, taxes, or other obligations relating to the real property. In the event of a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or at all or sell the real property without incurring a loss.

A real property that incurs a vacancy could be difficult to sell or re-lease.

A real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and our real property may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to you. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

Our operating expenses may increase in the future and to the extent such increases cannot be passed on to our tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for property and other taxes, fuel, utilities, labor, building materials and insurance are not fixed and may increase in the future. Furthermore, we may not be able to pass these increases on to our tenants. To the extent such increases cannot be passed on to our tenants, any such increases would cause our cash flow and our operating results to decrease.

We compete with numerous other parties or entities for real property investments and tenants and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy or develop real property assets or to attract tenants to real properties we already own. These persons or entities may have greater experience and financial strength. There is no assurance that we will be able to acquire or develop real property assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Similarly, the opening of new competing assets near the assets that we own may hinder our ability to renew our existing leases or to lease to new tenants, because the proximity of new competitors may divert existing or new tenants to such competitors. Each of these factors may lead to a reduction in our cash flow and operating income and could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

The operating results of the assets that we own may be impacted by our tenants’ financial condition.

Our income derives primarily from lease payment made by our tenants. As such, our performance is indirectly affected by the financial results of our tenants, as difficulties experienced by our tenants could result in defaults in their obligations to us. Furthermore, certain of our assets may utilize leases with payments directly related to tenant sales, and a reduction in sales can reduce the amount of the lease payments required to be made to us by tenants leasing space in such assets.

The financial results of our tenants can depend on several factors, including but not limited to the general business environment, interest rates, inflation, the availability of credit, taxation and overall consumer confidence. The present economic downturn can be expected to negatively impact all of these factors, some to a greater degree than others.

In addition, our ability to increase our revenues and operating income partially depends on steady growth of demand for the products and services offered by the tenants located in the assets that we own and manage. A drop in demand, as a result of the current slowdown in the U.S. and global economy or otherwise, could result in a reduction in tenant performance and consequently, adversely affect us.

Lease agreements may have specific provisions that create risks to our business and may adversely affect us.

Our lease agreements are regulated by local, municipal, state and federal laws, which may grant certain rights to tenants, such as the compulsory renewal of their lease by filing lease renewal actions when certain legal conditions are met. A lease renewal action may represent two principal risks for us: (i) if we planned to vacate a given unit in order to change or adapt an asset’s mix of tenants, the tenant could remain in that unit by filing a lease renewal action and interfere with our strategy; and (ii) if we desired to increase the lease price for a specific unit, this increase may need to be approved in the course of a lease renewal action, and the final value could be decided at the discretion of a judge. We would then be subject to the court’s interpretation and decision, and could be forced to accept an even lower price for the lease of the unit. The compulsory renewal of our lease agreements and/or the judicial review of our lease prices may adversely affect us.

Certain of our lease agreements may not be “triple net leases.” We will be exposed to higher maintenance, taxes, and property management expenses with respect to all of our leases that are not “triple net.”

We depend on the availability of public utilities and services, especially for water and electric power. Any reduction, interruption or cancellation of these services may adversely affect us.

Public utilities, especially those that provide water and electric power, are fundamental for the sound operation of our assets. The delayed delivery or any material reduction or prolonged interruption of these services could allow certain tenants to terminate their leases or result in an increase in our costs, as we may be forced to use backup generators, which also could be insufficient to fully operate our facilities and could result in our inability to provide services. Accordingly, any interruption or limitation in the provision of these essential services may adversely affect us.

The real estate industry is subject to extensive regulation, which may result in higher expenses or other negative consequences that could adversely affect us.

Our activities are subject to federal, state and municipal laws, and to regulations, authorizations and license requirements with respect to construction, zoning, use of the soil, environmental protection and historical heritage, lease and condominium, all of which affect our business. We may be required to obtain licenses and permits with different governmental authorities in order to acquire and manage our assets or to carry out our development projects.

In the event of noncompliance with such laws, regulations, licenses and authorizations, we may face the payment of fines, project shutdowns, cancellation of licenses, and revocation of authorizations, in addition to other civil and criminal penalties.

In addition, public authorities may enact new and more stringent standards, or interpret existing laws and regulations in a more restrictive manner, which may force companies in the real estate industry, including us, to spend funds to comply with these new rules. Any such action on the part of public authorities may adversely affect us.

Our real properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property and other taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Certain of our leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Due to the current depressed and volatile market conditions for insurance companies, among others, there may be fewer companies from which to purchase insurance, thereby making insurance more scarce and, when available, more expensive. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we could be held liable for indemnifying possible victims of an accident. We cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future or for liability payments to accident victims.

Environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our stockholders.

Environmental laws in the U.S. also require that owners or operators of buildings containing asbestos properly manage and maintain the asbestos, adequately inform or train those who may come into contact with asbestos and undertake special precautions, including removal or other abatement, in the event that asbestos is disturbed during building renovation or demolition. These laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos. Some of our properties may contain asbestos-containing building materials.

We intend to invest in properties historically used for industrial, manufacturing and commercial purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

All of our properties will have been subject to a Phase I or similar environmental assessment by independent environmental consultants prior to or in connection with our acquisition of such properties. Phase I assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. Phase I assessments generally include a historical review, a public records review, an investigation of the surveyed site and surrounding properties, and preparation and issuance of a written report, but do not include soil sampling or subsurface investigations and typically do not include an asbestos survey. We cannot give any assurance that an environmental liability that we believe would have a material adverse effect on our business, financial condition or results of operations taken as a whole, will not then currently exist or may not arise in the future, with respect to any potential properties. Material environmental conditions, liabilities or compliance concerns may arise after an environmental assessment has been completed. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the then current environmental condition of our potential properties will not be affected by tenants, by the condition of land or operations in the vicinity of such properties (such as releases from underground storage tanks), or by third parties unrelated to us.

Costs of complying with governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and to generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to the risk of liabilities under environmental laws and regulations. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines or damages we must pay will reduce our ability to make distributions.

In addition, changes in these laws and governmental regulations, or their interpretation by agencies or the courts, could occur.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to you.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended. Under this act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The act’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the act. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the act will reduce the amount of cash available for distribution to you.

We may not have funding for future tenant improvements which may adversely affect the value of our assets, our results of operations and returns to you.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. Substantially all of the net proceeds from this offering will be used to acquire real property, debt and other investments, and we do not anticipate that we will maintain permanent working capital reserves. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may invest outside of the United States, most likely in Mexico or Canada, to the extent that opportunities exist that may help us meet our investment objectives. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and therefore the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

RISKS RELATED TO INVESTMENTS IN DEBT

The mortgage loans in which we invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial mortgage loans are secured by commercial property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to you. If current market conditions continue to deteriorate, it is possible that a loan which was adequately secured when it was acquired or originated will not remain adequately collateralized. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process due to, among other things, state statutes and rules governing foreclosure actions and defenses and counterclaims that may be raised by defaulting parties, and therefore such process could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In addition, to the extent we foreclose on a particular property, we could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters.

The mezzanine loans, B-notes and other junior financings in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans, B-notes and other junior financings that substantially take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a mortgage loan borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off such senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment. If we cure the default by paying off the senior debt and ultimately foreclose on the property, we could become subject to liabilities associated with the property, including liabilities relating to taxes and environmental matters. In addition, mezzanine loans typically have higher overall loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-notes. A B-note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. Since each transaction is privately negotiated, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain B-note investments, particularly in situations where the A-note holders have the right to trigger an appraisal process pursuant to which control would shift from the holder of the B-note when it is determined, for instance, that a significant portion of the B-note is unlikely to be recovered. We cannot predict the terms of each B-note investment. Further, B-notes typically are secured by a single property, and, as a result, reflect the increased risks associated with a single property compared to a pool of properties. Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. Acquiring or paying off the A-note could require a significant amount of cash, and we may not have sufficient cash to be able to do so.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans, like other loans secured directly or indirectly by real property, are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. Any such losses with respect to our investments in bridge loans could have an adverse affect on our results of operations and financial condition.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect our value.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower of a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks, permitting risks, other construction risks and subsequent leasing of the property not being completed on schedule or at projected rental rates. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments of interest or principal to us.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close debt financing transactions within a very short period of time. Our underwriting guidelines contemplate an analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

Interest rate fluctuations and changes in prepayment rates could cause the value of our debt investments to decrease or could reduce our ability to generate income from such investments.

Interest rate risk is the risk that debt investments will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such investments will decline, and vice versa. Accordingly, the yield on our debt investments may be sensitive to changes in prevailing interest rates and corresponding changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Interest rate fluctuations could also cause a borrower to prepay a mortgage loan more quickly than we expect, which could lead to our expected return on the investment being adversely affected.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise registered in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine, B-note and bridge loans we may originate or purchase in the future may be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under mortgage or other types of loans that we make, we may not be able to repossess and sell the underlying properties or equity collateral quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor or other borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or other equity collateral or to obtain proceeds sufficient to repay all amounts due to us on the mortgage or other type of loan.

We may make investments in non-U.S. dollar denominated debt, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our debt related investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated debt investments, in addition to risks inherent in debt investments as generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, currency exchange controls, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders.

We may invest in real estate-related preferred equity securities, which may involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which are currently volatile and which securities may involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some or all of our investment. Since there may be a number of debt obligations that have priority over our preferred stock investment, any determination by us to cure defaults could be costly and we may not have the cash to be able to do so. If we become the equity owner of the issuer, we would be responsible for other liabilities of the issuer, including liabilities relating to taxes and environmental matters.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE RELATED ENTITIES

Investments in securities of real estate related entities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated securities of real estate related entities.

We may invest in debt or equity securities of both publicly traded and private real estate related entities (including preferred equity securities having some of the same characteristics as debt). Our investments in such securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of such securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate related investments discussed in this prospectus.

Equity securities of real estate related entities are typically unsecured and subordinated to other obligations of the issuer. Investments in such equity securities are subject to risks of: (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility in the case of traded equity securities; (3) subordination to the debt and other liabilities of the issuer, in situations in which we buy equity securities; (4) the possibility that earnings of the issuer may be insufficient to meet its debt service and other obligations and, therefore, to make payments to us on any debt securities we may purchase or to make distributions to us on any equity securities we may purchase; and (5) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding equity securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

RISKS ASSOCIATED WITH DEBT FINANCING

We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, and could hinder our ability to make distributions to you.

We intend to finance a portion of the purchase price of our investments by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, provided that we may exceed this limit if a higher level of borrowing is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our debt and other assets. In addition, we may incur mortgage debt and pledge some or all of our real properties or other assets as security for that debt to obtain funds to acquire additional real property, debt or other investments. We may also borrow funds to make distributions, to redeem securities, to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders or for any working capital purposes. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

We may not be able to obtain debt financing necessary to run our business.

We do not anticipate that we will maintain any permanent working capital reserves. Accordingly, we expect to need to borrow capital for acquisitions, the improvement of our real properties, and for other purposes. Under current market conditions, we may not be able to borrow all of the funds we may need. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments to expand our operations will be adversely affected. As a result, we would be less able to achieve our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to you.

Increases in mortgage interest rates and/or unfavorable changes in other financing terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher or other financing terms, such as principal amortization, are not as favorable when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Our debt may be subject to the fluctuation of market interest rates such as LIBOR, Prime, and other benchmark rates. Should such interest rates increase, our debt payments may also increase, reducing cash available for distributions. Furthermore, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments. Additionally, as it relates to any retail assets that we may own, an increase in interest rates may negatively impact activity in the consumer market and reduce consumer purchases, which could adversely affect us.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage property, discontinue insurance coverage, make distributions under certain circumstances or replace the advisor as our advisor. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, such arrangements may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to you.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity will be uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.

The derivative instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative instruments to hedge exposure to changes in interest rates on certain of our loans secured by our real properties, but no hedging strategy can protect us completely. We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging of these transactions will not result in losses. Any settlement charges incurred to terminate unused derivative instruments will result in increased interest expense, which may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

RISKS RELATED TO THE ADVISOR AND ITS AFFILIATES

Our Advisor’s management personnel, other employees and affiliates face conflicts of interest relating to time management and there can be no assurance that the Advisor’s management personnel, other employees and affiliates will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

All of the Advisor’s management personnel, other employees, affiliates and related parties may also provide services to other Sponsor affiliated entities, including , but not limited to, Total Realty Trust and Income Property Trust. In addition, Mr. Schwartz will also provide services to Schwartz-Mei Group. We are not able to estimate the amount of time that such management personnel, other employees, affiliates and related parties will devote to our business. As a result, the Advisor’s management personnel, other employees, affiliates and related parties may have conflicts of interest in allocating their time between our business and their other activities, which may include advising and managing various other real estate programs and ventures, which may be numerous. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. We expect that as our investment activities expand, the Advisor will attempt to hire additional employees; however, there can be no assurance that the Advisor’s affiliates and related parties will devote adequate time to our business activities or that the Advisor will be able to hire adequate additional employees.

The Advisor and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us, other Sponsor affiliated entities and joint venture partners or co-owners, which could result in actions that are not in your best interests.

The Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the Advisor’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	Public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and the Advisor to earn increased acquisition fees and asset management fees;

•	Property sales, which allow the Advisor to earn additional asset management fees, distributions from sales and possibly additional real estate sales commissions;

•	Property acquisitions from third parties or Sponsor affiliated entities, which may allow the Advisor or its affiliates to earn additional acquisition, asset management and other fees; and

•	Investment opportunities, which may result in more compensation to Sponsor affiliated entities if allocated to other programs or business ventures instead of us.

Further, our Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee. Similarly, our Advisor has incentives to recommend that we purchase properties using debt financing since the acquisition fees and asset management fees that we pay to the Advisor will increase if we use debt financing in connection with the acquisition of properties. Certain potential acquisition fees and asset management fees paid to the Advisor and management and leasing fees paid to the Property Manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. As a component of the asset management fee, our Advisor is also entitled to a fee equal to a percentage of the sales price of a property upon its sale. This fee may incentivize the Advisor to recommend the sale of a property or properties that may not be in our best interests at the time. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held the property. Moreover, the Advisor has considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. The Advisor may also receive fees from our joint venture partners or co-owners of our properties. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as preservation of capital, in order to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us, other Sponsor affiliated entities and other business ventures could result in decisions that are not in your best interests, which could hurt our ability to pay you distributions or result in a decline in the value of your investment. See “The Advisor and the Advisory Agreement—Management Compensation.” Conflicts of interest such as those described above have contributed to stockholder litigation against certain other externally managed REITs that are not affiliated with us.

The time and resources that Sponsor affiliated entities devote to us may be diverted and we may face additional competition due to the fact that Sponsor affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.

Sponsor affiliated entities are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. For example, the Dealer Manager is currently involved in one other public offering for a Sponsor affiliated entity. In addition, we may compete with other entities affiliated with direct or indirect owners of our Sponsor, including, but not limited to, Total Realty Trust, Income Property Trust and Schwartz-Mei Group, for the same investors and investment opportunities.

We may co-invest or joint venture an investment with a Sponsor affiliated entity.

We may also co-invest or joint venture with other Sponsor affiliated entities. Even though all such co-investments will be subject to approval by a majority of our board of directors, including a majority of our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party. In addition, we may share control with or cede control of the venture to the Sponsor affiliated entity and decisions could be made that are not in our best interests.

We may purchase real estate assets from affiliates or other related entities of the Advisor; as a result, in any such transaction, we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from affiliates or other related entities of the Advisor that they currently own or hereafter acquire from third parties. The Advisor may also cause us to enter into a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. We may also purchase properties developed and completed by affiliates of the Advisor or provide loans for the development of properties being developed by affiliates of the Advisor. The Advisor and/or its management team could experience a conflict in representing our interests in these transactions. In any such transaction, we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may receive terms that are less beneficial to us than if such transactions were with a third party.

We depend on the Advisor and its key personnel; if any of such key personnel were to cease employment with the Advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of the Advisor in the acquisition, disposition and management of our investments, the selection of tenants for our real properties, the determination of any financing arrangements and other factors. In addition, our success depends to a significant degree upon the continued contributions of certain of the Advisor’s key personnel, including, in alphabetical order, Troy Bloom, John Blumberg, Greg Moran, Gary Reiff, Jeffery Schwartz and Josh Widoff, each of whom would be difficult to replace. We currently do not have, nor do we expect to obtain, key man life insurance on any of the Advisor’s key personnel. If the Advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

The fees we pay to affiliates in connection with this offering and the operation of our business and the acquisition, management and disposition of our investments were not determined on an arm’s length basis and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Substantial fees will be paid to the Advisor, the Dealer Manager and other affiliates for services they provide to us in connection with this offering and the operation of our business and the acquisition, management and disposition of our investments. None of these arrangements were determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. See “Management Compensation.”

We will compete with other Sponsor affiliated entities for opportunities to acquire or sell investments, and for tenants, which may have an adverse impact on our operations.

We will compete with other Sponsor affiliated entities, and with other entities that Sponsor affiliated entities may advise or own interests in, whether existing or created in the future, for opportunities to acquire or sell certain types of real properties. We will not invest in real estate assets in Japan and the People’s Republic of China unless certain contractual restrictions applicable to an owner of the Sponsor are waived. In addition, these contractual restrictions may limit our investment opportunities in countries outside of the Americas in the future. We may also buy or sell real properties at the same time as other Sponsor affiliated entities are buying or selling properties. In this regard, there is a risk that the Advisor will purchase a real property that provides lower returns to us than a real property purchased by another Sponsor affiliated entity. Certain of our affiliates own and/or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned and/or managed by other Sponsor affiliated entities. The Advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned and/or managed by Sponsor affiliated entities and these conflicts of interest may have a negative impact on our ability to attract and retain tenants.

Sponsor affiliated entities may have and additional entities (including those that may be advised by Sponsor affiliated entities or in which Sponsor affiliated entities own interests) may be given priority over us with respect to the acquisition of certain types of investments. As a result of our potential competition with these entities, certain investment opportunities that would otherwise be available to us may not in fact be available. For example, in the event there are suitable investments for both Total Realty Trust and us, (a) prior to the time that Total Realty Trust has “substantially invested” the proceeds from its offerings, Total Realty Trust will have priority to invest in all commercial property classes, and (b) subject to the approval of Total Realty Trust’s board of directors, after Total Realty Trust has “substantially invested” the proceeds from its offerings, we will have priority to acquire industrial properties and make debt investments related to industrial properties, and Total Realty Trust will have priority on all other commercial property and debt classes. As used in this paragraph, “substantially invested” means that Total Realty Trust has invested 80% of the aggregate proceeds which it has received from all of its offerings (excluding distribution reinvestments). In addition, when the Income Property Trust offering commences, as between Income Property Trust and us, Income Property Trust will have the first opportunity to acquire any investment in income-producing retail properties located in the United States and Mexico. In addition, although Schwartz-Mei Group does not presently intend to invest in the United States, it is not contractually restricted from acquiring industrial properties in the United States in competition with us. This competition may also result in conflicts of interest that are not resolved in our favor. See “Conflicts of Interest” for a discussion of the other activities and real estate interests of the Advisor’s affiliates.

If we invest a percentage of the net proceeds of this offering in joint venture or co-ownership arrangements with the Advisor or its affiliates, they may retain significant control over our investments even if our independent directors terminate our Advisor.

While a majority of our independent directors may terminate our Advisor upon 60 days’ written notice, our ability to remove co-general partners or advisors to any entities in which the Advisor or its affiliates serve in such capacities and in which we may serve as general partner or manager is limited. As a result, if we invest a percentage of the net proceed from this offering in such joint-venture or co-ownership arrangements, an affiliate of the Advisor may continue to maintain a substantial degree of control over our investments despite the termination of our Advisor.

RISKS RELATED TO OUR TAXATION AS A REIT

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for U.S. federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirements, which is currently expected to be the year ending December 31, 2010. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of our special U.S. federal income tax counsel, Greenberg Traurig, LLP, with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Greenberg Traurig, LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Greenberg Traurig, LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Greenberg Traurig LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Code, for which there are only limited judicial or administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of that qualification. See “Federal Income Tax Considerations—REIT Qualification.”

If we were to fail to qualify as a REIT for any taxable year, we would be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is no longer in our best interest to continue to be qualified as a REIT and recommend that we revoke our REIT election.

We believe that the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that the Operating Partnership were properly treated as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute distributions that would not be deductible in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

To qualify as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (i) 85% of our ordinary income, (ii) 95% of our capital gain net income and (iii) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. If we do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect our value.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

Even if you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, if you are not a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15%

through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any U.S. federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•

Part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•

Part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; and

•

Part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation, may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Operational Requirements—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person (as defined to include entities) may own more than 9.8% in value of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of our common stock following the completion of this offering. In addition, our charter will generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our charter are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Liquidation of assets may jeopardize our REIT status.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Recharacterization of transactions related to potential private placements by the Operating Partnership could result in a 100% tax on income from prohibited transactions, which would diminish our cash distributions to our stockholders.

The Internal Revenue Service could recharacterize transactions related to private placements by the Operating Partnership such that the Operating Partnership could be treated as the bona fide owner, for tax purposes, of properties acquired and resold by the entity established to facilitate the transaction. Such recharacterization could result in the income realized on these transactions by the Operating Partnership being treated as gain on the sale of property that is held as inventory or otherwise held primarily for the sale to customers in the ordinary course of business. In such event, such gain would constitute income from a prohibited transaction and would be subject to a 100% tax. If this occurs, our ability to pay cash distributions to our stockholders will be adversely affected.

Qualifying as a REIT involves highly technical and complex provisions of the Code.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

Foreign investors may be subject to FIRPTA on the sale of common stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as the Foreign

Investment in Real Property Tax Act (“FIRPTA”), on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Non-Dividend Distributions.”

We may enter into certain hedging transactions which may have a potential impact on our REIT status.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. The Gross Income Tests described herein (see Federal Income Tax Considerations—“Operational Requirements—Gross Income Tests”), generally will treat any income from a hedging or similar transaction entered into by the REIT primarily to manage the risk of (1) interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or (2) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test as qualifying income for purposes of such test, provided we properly identify such hedges and other transactions in the manner required by the Code. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

INVESTMENT COMPANY RISKS

We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

The Company, the Operating Partnership, and our subsidiaries intend to conduct our businesses so that we are not required to register as “investment companies” under the Investment Company Act. Although we could modify our business methods at any time, at the present time we expect that the focus of our activities will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and in other real estate investments and will otherwise be considered to be in the real estate business.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an “investment company” under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and Commission staff interpretations. The Company and the Operating Partnership intend to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. So long as the Company conducts its businesses through its Operating Partnership and its wholly owned or majority-owned subsidiaries that are not investment companies and none of the Company, the Operating Partnership and the wholly owned or majority-owned subsidiaries hold themselves out as being engaged primarily in the business of investing in securities, the Company will not have to register. The securities issued by any subsidiary that is excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). We do not expect that we, the Operating Partnership, or other subsidiaries will be an investment company because we will seek to assure that holdings of investment securities in any entity will not exceed 40% of the total assets of that entity as defined in the Investment Company Act. In order to operate in compliance with that standard, each entity may be required to conduct its business in a manner that takes account of these provisions. We, our Operating partnership, or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire or acquire assets we might otherwise not select for purchase.

Certain of the subsidiaries that we may form in the future could seek to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of that Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of that entity’s portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets that the Commission staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets that do not qualify for treatment as qualifying assets any securities of companies primarily engaged in real estate businesses that are not within the scope of Commission policies regarding qualifying assets. Both qualifying assets and other real estate assets will be treated as real estate assets for purposes of the aggregate real estate asset test.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including actions by the Division of Investment Management of the Commission providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Even if some interests in other entities were deemed to be investment securities, so long as investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no exemption from registration was available, then that entity might be required to register as an investment company. If we own assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. In that case we would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company.

If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

ERISA RISKS

If our assets are deemed to be ERISA plan assets, the Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. We believe that our assets should not be treated as plan assets because the shares should qualify as “publicly-offered securities” that are exempt from the look-through rules under applicable Treasury Regulations. We note, however, that because certain limitations are imposed upon the transferability of shares so that we may qualify as a REIT, and perhaps for other reasons, it is possible that this exemption may not apply. If that is the case, and if the Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimate of how we intend to use the gross and net proceeds from this offering assuming that we sell specified numbers of shares pursuant to the primary offering and the distribution reinvestment plan, which we refer to in this section as our “DRIP offering.” However, the number of shares of our common stock to be offered, including the number of shares of our common stock to be offered pursuant to the DRIP offering, and other terms of any offering under this prospectus, may vary from these assumptions. Shares of our common stock in the primary offering are being offered to the public on a best efforts basis at $10.00 per share and issued pursuant to the DRIP offering at $9.50 per share. As a result, the allocation of shares of our common stock sold pursuant to the primary offering and pursuant to the DRIP offering will affect the gross proceeds, net proceeds and amount invested.

The amounts in this table assume that the full dealer manager fee and sales commission are paid on all shares of our common stock offered in our primary offering to the public on a best efforts basis. The sales commission and, in some cases, all or a portion of the dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and the organization and offering expense reimbursement, we will use the net proceeds of the offering to acquire real property, debt and other investments and to pay the fees set forth in the table below. Because amounts in the following table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (i) the minimum offering of $2,000,000 in shares pursuant to our primary offering, (ii) the maximum offering of $1,500,000,000 in shares pursuant to our primary offering, (iii) the maximum offering of $500,000,000 in shares pursuant to our DRIP offering, and (iv) the maximum offering of $2,000,000,000 in shares (including $1,500,000,000 in shares pursuant to our primary offering and $500,000,000 in shares pursuant to our DRIP offering). We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The figures set forth below cannot be precisely calculated at this time and will depend on a number of factors, including, but not limited to, rates of reinvestment pursuant to the distribution reinvestment plan and any potential reallocation of shares between the primary offering and the DRIP offering. Therefore, we cannot accurately predict the net proceeds we will realize from a combination of the offerings. The following table is presented solely for informational purposes.

	Minimum Primary Offering (No DRIP Shares)		Maximum Primary Offering (No DRIP Shares)		Offering of $500,000,000 in DRIP Shares		Maximum Primary Offering Plus Offering of $500,000,000 in DRIP Shares
	Amount	%	Amount	%	Amount	%	Amount	%
Gross Proceeds	$2,000,000	100.0%	$1,500,000,000	100.0%	$500,000,000	100.0%	$2,000,000,000	100.0%
Less:
Sales Commissions(1)	$140,000	7.0%	$105,000,000	7.0%	—	0.0%	$105,000,000	5.3%
Dealer Manager Fee(1)	$50,000	2.5%	$37,500,000	2.5%	—	0.0%	$37,500,000	1.9%
Organization and Offering Expense Reimbursement(2)	$40,000	2.0%	$30,000,000	2.0%	$10,000,000	2.0%	$40,000,000	2.0%

Net Proceeds/Amount Available for Investments(3)	$1,770,000	88.5%	$1,327,500,000	88.5%	$490,000,000	98.0%	$1,817,500,000	90.9%
Less:
Acquisition Fees(4)(5)(9)	$35,400	1.8%	$18,275,000	1.2%	$4,900,000	1.0%	$23,175,000	1.2%
Working Capital Reserve(6)	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Estimated Amount to be Invested(3)(5)(7)(8)	$1,734,600	86.7%	$1,309,225,000	87.3%	$485,100,000	97.0%	$1,794,325,000	89.7%

(1)	The purchase price for shares of our common stock sold in the primary offering includes a sales commission equal to 7.0% of gross offering proceeds (which commissions may be reduced under certain circumstances for volume or other discounts) and a dealer manager fee equal to 2.5% of gross offering proceeds, both of which will be payable to the Dealer Manager. The Dealer Manager, in its sole discretion, may reallow all or a portion of the sales commission attributable to the shares of our common stock sold by other broker dealers participating in this offering to them and may also reallow a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursement will be based on such factors as the number of shares of our common stock sold by participating broker dealers and the assistance of such participating broker dealers in marketing the offering. The Advisor may pay up to $7,500,000 (or 0.5% of the gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) to the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and as a marketing support fee, which payment is considered to be additional underwriting compensation. The maximum compensation payable to members of the Financial Industry Regulatory Authority, which we refer to as “FINRA,” participating in this offering will not exceed 10.0% of the aggregate gross offering proceeds from the sale of shares of our common stock sold in the primary offering. The sales commission and dealer manager fee are not paid in connection with sales pursuant to our DRIP offering. Thus, the sales commission and dealer manager fee are calculated only on amounts sold in the primary offering.

(2)	Organization and offering expenses consist of, among other items, the cumulative cost of actual legal, accounting, printing and other offering expenses, as well as distribution-related costs and expenses of the Dealer Manager and participating broker-dealers, including bona-fide due diligence expenses. Of the estimated $40,000,000 maximum organization and offering expenses, approximately $7,500,000 of the expenses (or 0.5% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) are anticipated to be used for reimbursement of cumulative organization and offering expenses which may be deemed to be additional underwriting compensation pursuant to FINRA Rule 2810. The Advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 2.0% of the aggregate gross proceeds from the sale of shares of our common stock, without recourse against or reimbursement by us.

(3)	Until substantially all of the net offering proceeds are invested in connection with the acquisition and development of real properties and the acquisition of debt and other investments, substantially all of the net offering proceeds and any working capital reserves may be invested in short-term, highly liquid investments including but not limited to money market funds, government obligations, bank certificates of deposit, short-term debt obligations, and interest bearing accounts. The number of real properties we are able to acquire or develop and the amount of debt and other investments which we are able to make will depend on several factors, including the amount of capital raised in this offering, the extent to which proceeds from the DRIP offering are used to redeem shares under our share redemption program, whether we use offering proceeds to make distributions, the extent to which we incur debt or issue OP Units in order to acquire or develop real properties and the purchase price of the real properties we acquire or develop and the debt and other investments we make. We are not able to estimate the number of real properties we may acquire or develop or the number of debt and other investments we may make assuming the sale of any particular number of shares of our common stock. However, in general we expect that the concentration risk of our portfolio of investments will be inversely related to the number of shares of our common stock sold in this offering.

(4)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with (i) the purchase, whether directly or indirectly, or the development or construction of real properties or (ii) the origination or acquisition of debt or other investments. We pay acquisition fees to the Advisor in connection with the acquisition, development or construction of real properties. For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services. The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate related entity. Additionally, the Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, to acquire or originate any type of debt investment or other investment.

(5)

The amounts in this table assume (a) that all real properties acquired are in the operational stage, (b) there is zero leverage in the portfolio and (c) the proceeds from this offering are fully invested. These assumptions may change due to different factors including changes in the allocation of shares between the primary offering and the DRIP offering. In the event we incur debt or issue new shares of our common stock outside of this offering or interests in the Operating

Partnership in order to acquire investments, then the acquisition fees and amounts used to acquire investments could exceed the amounts stated above. For illustrative purposes: (a) assuming we raise the maximum $2,000,000,000 pursuant to this offering, we only acquire direct real estate, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $77,700,000 or approximately 3.9% of gross proceeds; and (b) assuming we raise the maximum $2,000,000,000 pursuant to this offering, 20% of our investments are in the development or construction phase, and all of our real estate investments are 75% leveraged at the time we acquire them, the total acquisition fees payable will be $121,320,000 or approximately 6.1% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings. In addition, if we were unable to fully invest the proceeds from this offering, or if more or less of these proceeds were invested in properties in the development or construction stage or in entities in which we acquire interests, then these amounts could change.

(6)	We do not anticipate that a permanent reserve for maintenance and repairs of real properties will be established. However, to the extent that we have insufficient funds for such purposes, we may apply an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of real properties. We also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating real properties or out of net sale proceeds in non-liquidating sale transactions.

(7)	Includes amounts anticipated to be invested in real properties, including other third party acquisition expenses that are included in the total acquisition costs of the real properties acquired. For real properties that are not acquired these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential acquisitions regardless of whether the real property is actually acquired. Acquisition expenses as a percentage of a real property’s purchase price vary. However, in no event will total acquisition fees and acquisition expenses on real property, debt investments and other investments, including acquisition expenses on such investments which are not acquired, exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed), unless a majority of the directors, including a majority of the independent directors, approves fees and expenses in excess of these limits in accordance with our charter.

(8)	Includes amounts anticipated to be invested in securities of real estate related entities and/or debt, including any transaction costs involved in acquiring and/or originating such securities and/or debt.

(9)	For purposes of this table it is assumed that the proceeds from the DRIP offering are received and deployed following the receipt and deployment of proceeds from the sale of primary shares. Therefore the applicable acquisition fee for real properties acquired in their operational stage with DRIP proceeds, as assumed in this table, is 1.0% of the purchase price of the property.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives include the following:

•	Preserving and protecting our stockholders’ capital contributions;

•	Providing current income to our stockholders in the form of regular cash distributions; and

•	Realizing capital appreciation upon the potential sale of our assets or other Liquidity Event.

We cannot assure you that we will attain our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our charter is amended, which requires the approval of our stockholders.

Neither we nor the Advisor have presently acquired or contracted to acquire any investments. We will supplement this prospectus during the offering period in connection with the acquisition of such investments.

Investment Strategy

We intend to focus our investment activities on, and use the proceeds of this offering principally for, the acquisition, development and/or financing of income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate tenants. In general, we intend our investment strategy to adhere to the following core principles:

•	Careful selection of target markets and submarkets, with a focus on locations with close proximity to large demographic bases and/or major distribution hubs;

•	Primary focus on generic bulk distribution and light industrial facilities;

•	Achievement of portfolio diversification in terms of markets, customers, industry exposure and lease rollovers; and

•	Emphasis on creditworthy national, regional and local tenants.

Although we intend to focus our investment activities primarily on distribution warehouses and other industrial properties, our charter and bylaws do not preclude us from investing in other types of commercial property or real estate debt. Our investment in any distribution warehouse, other industrial property, or other property type will be based upon the best interests of our company and our stockholders as determined by our board of directors. Real estate assets in which we may invest may be acquired either directly by us or through joint ventures or other co-ownership arrangements with affiliated or unaffiliated third parties, and may include (i) equity investments in commercial real property, (ii) mortgage, mezzanine, construction, bridge and other loans related to real estate and (iii) investments in other real estate related entities, including REITs, private real estate funds, real estate management companies, real estate development companies and debt funds, both foreign and domestic. Unless certain contractual restrictions currently applicable to an indirect owner of the Sponsor are waived, we will not, until after October 10, 2009, own, acquire, develop or manage any industrial real estate in North America.

Target Market and Submarket Selection

Our core industrial strategy is to focus on infill markets (i.e., developed real estate markets where most of the properties are built to fill in remaining spaces) that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution hubs. We initially plan to target the following markets:

•

Southern California—Export / import hub with close proximity to the large Western U.S. population base, sophisticated transportation infrastructure, and a difficult regulatory environment that results in high barriers to entry for new development. The ports of Los Angeles and Long Beach are the busiest in the U.S.

•	New York / New Jersey—Densely populated distribution hub with an affluent population base. Second busiest port and the largest concentration of wealth in the U.S.

•

Chicago—Centralized distribution hub with short transit times to numerous Midwestern markets and access to sophisticated multi-modal transportation infrastructure (e.g., rail, truck, air). A significant percentage of the U.S. population is within a one-day truck drive.

•

Washington D.C. / Baltimore—Federal government provides a stable source of demand, mitigating volatility in local economic conditions. Dense population and jobs growth promote a favorable demographic outlook.

•	San Francisco Bay Area—Strong international demand dynamics drive this market, which is subject to high land costs and physical barriers to entry.

•

Atlanta—Strong demographics, competitive labor force and a large number of major corporate tenants. Extensive road, rail and air transportation links with close proximity to the ports of Savannah, Charleston and Jacksonville. A center of population growth in the Southeast, which is a favorable factor for tenants providing goods to its substantial consumer base.

•

Dallas—Leading national distribution hub with excellent highway access, strong rail lines, and a major cargo airport. Import driven market is likely to benefit from the expansion of the Panama Canal (via direct rail access to the port of Houston).

•

Seattle / Tacoma—Fast growing population and industry base with significant physical barriers to entry. Strong infrastructure and deep-water port provides global shippers with an alternative to Southern California’s congested and capacity constrained ports.

•

South Florida—Major international port with strong demographics and a growing population base. Projected future growth in the Latin American and Caribbean economies could increase cargo flows. Widening of the Panama Canal will also allow large freighters from Asia to dock at Florida ports in addition to Southern California.

We presently intend to focus on these as well as other markets that make up the top 15 distribution and logistics markets in the United States, although we may invest in other markets. These markets have significant warehouse, transportation and distribution capabilities. Within these markets, certain submarkets will be targeted based on a number of factors, including submarket size and depth, interstate highway access and potential for rental rate growth.

Bulk Distribution and Light Industrial Facilities

Within the industrial real estate sector, bulk distribution and light industrial buildings have been selected for their cash flow characteristics, including stability, low turnover costs, re-leasability due to their generic design and their liquidity because of institutional demand for these types of industrial buildings. We may also, to a limited extent, invest in service centers or flex properties. Although the characteristics of individual investments may vary, typical physical characteristics are summarized below.

	Bulk Distribution	Light Industrial
Building size (square feet)(1)	150,000 to 1 million	75,000 to 150,000
Clear height(1)	22’ to 36’	18’ to 26’
Loading	Dock high	Dock high
Truck court depth (feet)	90 - 200	90 - 120
Building depth (feet)	200 - 600	90 - 200
Percentage office space	2% - 10%	10% - 25%
Primary use	Distribution	Distribution/Light Assembly

(1)	Industrial properties with less square footage and/or lower clear heights may be targeted in certain high barrier to entry infill markets.

Portfolio Diversification

Our objective is to build a high quality diversified industrial portfolio. Although there can be no assurance that we will achieve this objective, we intend to diversify our portfolio in the following ways:

•	Markets: We presently intend to focus on the top 15 distribution and logistics markets in the United States, although we may invest in other markets.

•	Tenants: As our portfolio grows, we will generally seek to avoid having any single tenant account for a significant portion of our net rental income.

•	Industry Exposure: We intend to seek broad based exposure to multiple industries within our tenant base.

•

Lease Rollovers: To the extent reasonably possible, we intend to manage our portfolio to avoid an excessive amount of lease rollover and/or expirations in any given year in relation to our average annual lease rollover and/or expirations.

Investments in Real Properties

We expect that the substantial majority of our real property investments will consist of (i) income-producing properties that have been fully constructed and substantially leased, (ii) value added opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures and/or improved real property management may increase cash flows, and (iii) properties that are intended to be constructed or under development or construction, or are newly constructed or have some level of vacancy at the time of closing.

The Advisor will have substantial discretion with respect to the selection of real property investments. In determining the specific types of real property investments to recommend to our board of directors, the Advisor will utilize the following criteria:

•	Broad assessment of macro and microeconomic, employment and demographic data and trends;

•	Regional, market and property specific supply/demand dynamics;

•	Credit quality of in-place tenants and the potential for future rent increases;

•	Physical condition and location of the asset;

•	Barriers to entry in the relevant market and other property specific sources of sustainable competitive advantages;

•	The possibility of competition from other assets in the market;

•	Market rents and opportunity for revenue and net operating income growth;

•	Opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	Liquidity and income tax considerations; and

•	Additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of real properties we may acquire, or on the percentage of the net proceeds from this offering that we may invest in a single real property, real property type or location. The specific number and mix of real properties we acquire will depend upon real estate market conditions and other circumstances existing at the time we are acquiring our real properties and the amount of proceeds we raise in this offering.

Development and Construction of Real Properties

We may invest a portion of the proceeds available for investment from this offering in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10% of our total assets within our portfolio in unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year of the acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The Advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with the Advisor or the Property Manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

Joint Venture Investments

We may enter into joint venture agreements with partners in connection with certain property acquisitions. With respect to these agreements, we may make a significant equity contribution relative to the overall equity requirement for any given venture. These agreements also generally allow our joint venture partners to be entitled to profit participation upon the sale of a property and to be paid acquisition, asset management, disposition and other fees by us or the joint venture, and our Advisor may agree to reallow a portion of the customary acquisition, asset management or disposition fees that it receives from us.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements, with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor, for the purpose of acquiring, developing, owning and managing one or more real properties. In determining whether to recommend a particular joint venture, the Advisor evaluates the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments. The joint venture partners or co-owners may determine to pay to the Advisor or its affiliates various fees, including but not limited to an asset management fee, with respect to their proportionate interest in the properties.

Our board of directors or the appropriate committee of our board of directors must approve a joint venture prior to the signing of a legally binding purchase agreement for the acquisition of a specific real property. You should not rely upon our initial disclosure of any proposed joint venture agreement as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement. We may enter into joint ventures with affiliates of the Advisor for the acquisition of real properties, but only provided that:

•	A majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

In certain cases, we may be able to obtain a right of first refusal to buy a real property if a particular joint venture partner elects to sell its interest in the real property held by the joint venture. In the event that the joint venture partner were to elect to sell real property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the joint venture partner’s interest in the real property held by the joint venture.

Actions by a joint venture partner or co-tenant, which are generally out of our control, might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing the returns generated by such property, particularly if the joint venture agreement provides that the joint venture partner is the managing partner or otherwise maintains a controlling interest that could allow it to take actions contrary to our interests. See “Risk Factors—Risks Related to Investments in Real Property—Actions of joint venture partners could negatively impact our performance.”

Acquisition of Assets from the Advisor, its Affiliates and Other Related Entities

We may acquire assets from the Advisor, its affiliates or other related entities. It is important to note that under no circumstances will we acquire any asset from the Advisor or any of its affiliates, unless (i) a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that such transaction is fair and reasonable to us, (ii) the price to us for such asset is no greater than the cost of the asset to the Advisor or its affiliate unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable, (iii) the price to us does not exceed the asset’s appraised value, as determined by an independent appraiser approved by a majority of our board of directors, including a majority of the independent directors, and (iv) any agreements associated with the acquisition of such asset include provisions to avoid duplication of fees paid by us. See “Conflicts of Interest—Conflict Resolution Procedures.”

Due Diligence

While local laws and market customs vary from country to country, our obligation to close a transaction involving the purchase of a real property asset will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	Plans and specifications;

•	Property level agreements, such as lease agreements, property management agreements and brokerage agreements;

•	Environmental, geological and soil reports;

•	Evidence of marketable title subject to such liens and encumbrances as are acceptable to the Advisor;

•

Operating statements, budgets and audited financial statements covering recent operations of real properties having operating histories unless such financial information is not needed in filings with the Commission; and

•	Title and liability insurance policies.

In certain circumstances, however, we may acquire real properties without some of the items outlined above assuming our Advisor and our board of directors are comfortable with the risks associated with doing so.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. The Advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of real property. Although we are authorized to enter into leases with any type of tenant, we anticipate that a majority of our tenants for industrial properties will be corporations or other entities that have a substantial net worth, or whose lease obligations are guaranteed by another corporation or entity with a substantial net worth or who otherwise meet creditworthiness standards that will be applied by the Advisor. We anticipate that major corporations, smaller corporations and other organizations generally will be the tenants of retail or office properties that we may acquire. These types of tenants, as well as individuals who may be tenants of multifamily properties that we may acquire, will generally be subjected to a credit review and will generally be required to meet certain creditworthiness standards as applied by the Advisor prior to entering into new leases with us or upon renewal of existing leases.

We anticipate that tenant improvements required to be funded by us as the landlord under leases in connection with newly acquired real properties will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our commercial properties, it is likely that, in order to attract new tenants, we will be required to expend funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

In this regard, we anticipate that most of our leases for commercial properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for industrial, office or multifamily properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Debt Investments

In addition to making investments in real properties, we may make debt investments, including but not limited to originations of and participations in commercial mortgage loans, mezzanine loans, construction loans, bridge loans, and other loans relating to real estate. Our charter provides that we may not make debt investments unless an appraisal is obtained concerning the underlying property and the aggregate amount of all mortgage loans outstanding on the property does not exceed an amount equal to 85% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria. See “Investment Strategy, Objectives and Policies—Investment Limitations.” We are not specifically limited in the number or size of debt investments we can make, or on the percentage of the net proceeds from this offering that we may allocate to debt investments, either individually or in the aggregate.

We also will be required to consider regulatory requirements and Commission staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we, our Operating Partnership, or our subsidiaries might otherwise make in order to continue to assure that under Section 3(a)(1)(C) “investment securities” do not exceed the 40% limit required to avoid registration as an investment company or that under Section 3(c)(5)(C) not less than 55% of our assets are treated as qualifying assets.

The following describes some, but not all, of the types of debt investments we may invest in and/or originate:

Mortgage Loans Secured by Commercial Real Properties

We may invest in commercial mortgages and other commercial real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, which may pay fixed or variable interest rates or have “participating” features. Our loans may include first mortgage loans, second mortgage loans and leasehold mortgage loans. Loans will usually not be insured or guaranteed by the U.S. government, its agencies or anyone else. They will usually be non-recourse, which means they will not be the borrower’s personal obligations.

We will generally require a security interest in the underlying properties or leases. We will obtain independent appraisals for underlying real property. However, the Advisor generally will rely on its own analysis and not exclusively on appraisals in determining whether to make or acquire a particular loan. We will not make a loan when the amount we advance plus the amount of any existing loans that are of equal priority or senior to our loan exceeds 100% of the appraised value of the underlying real property.

Loans with “participating” features may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. The forms and extent of any participations may vary depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property.

Mezzanine Loans

We may invest in mezzanine loans that are senior to the borrower’s common and preferred equity in, and subordinate to a first mortgage loan on, a property. These loans are typically secured by pledges of ownership interests, in whole or in part, in entities that directly or indirectly own the real property.

Mezzanine loans may have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. Due to their higher risk profile and often less restrictive covenants, as compared to senior loans, mezzanine loans are generally structured to earn a higher return than senior secured loans. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed upon formula.

If the borrower defaults on any debt senior to our loan, we may have the right, under certain circumstances, to cure the default by paying off this senior debt; however, we may not have sufficient cash to do so, or we may choose not to pay off the senior debt in order to avoid additional investment exposure to the asset, potentially resulting in the loss of some or all of our investment.

Construction Loans

Loans made for original development, redevelopment or renovation of property are considered construction loans. We may invest in construction loans if, and only if, they are secured by first mortgages or deeds of trust on real property for terms generally not exceeding six months to two years.

Bridge Loans

If a borrower is seeking short-term capital for an acquisition, development or refinancing of a particular property, then we may make a bridge loan to such borrower. Shorter term bridge financing is beneficial to the borrower because it does not create restrictive long-term debt and provides the borrower with time to increase the value of the property. These loans typically will have a maximum term of three years.

B-notes

We may purchase from third parties, and may retain from mortgage loans we originate and securitize or sell, subordinate interests referred to as B-notes. B-notes are loans secured by a first mortgage and subordinated to a senior interest, referred to as an A-note. The subordination of a B-note is generally evidenced by a co-lender or participation agreement between the holders of the related A-note and the B-note. In some instances, the B-note lender may require a security interest in the stock or partnership interests of the borrower as part of the transaction. A B-note lender has the same obligations, collateral and borrower as the corresponding A-note lender, but is typically subordinated in recovery upon a default. B-notes share certain credit characteristics with second mortgages, in that both are subject to greater credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or A-note, and in consequence generally carry a higher rate of interest. When we acquire and/or originate B-notes, we may earn income on the investment, in addition to interest payable on the B-note, in the form of fees charged to the borrower under that note. If we originate first mortgage loans, we may divide them, securitizing or selling the A-note and keeping the B-note for investment.

Our ownership of a B-note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B-note, which may include foreclosure on, or modification of, the note or the need to acquire or payoff the A-note. In some cases, the owner of the A-note may be able to foreclose or modify the note against our wishes as holder of the B-note. As a result, our economic and business interests may diverge from the interests of the holders of the A-note.

We may also retain or acquire interests in A-notes and notes sometimes referred to as “C-notes,” which are junior to B-notes.

Investments in Real Estate Related Entities

We may seek to invest in and/or acquire real estate related entities, either publicly traded or privately held, that own commercial real estate assets. These entities may include REITs and other real estate related entities, such as private real estate funds, real estate management companies, real estate development companies and debt funds. We may also invest in companies with substantial real estate portfolios for the purpose of obtaining ownership interests in the real estate. We do not have, and do not expect to adopt, any policies limiting our investment in and/or acquisitions of REITs or other real estate related entities to those conducting a certain type of real estate business or owning a specific property type or real estate asset class. In most cases, we will evaluate the feasibility of investing in and/or acquiring these entities using the same criteria we will use in evaluating a particular property. As part of any entity acquisition or shortly thereafter, we may sell certain properties to affiliates of our Advisor or others, that, in our view, would not fit within our investment strategy or intended portfolio composition. We may invest in these entities in the open market, in negotiated transactions or through tender offers. Any such investment and/or acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

Disposition Policies

We generally acquire assets with an expectation of holding them for an extended period. However, circumstances might arise which could result in a shortened holding period for certain assets. An asset may be sold before the end of the expected holding period if:

•	There are diversification benefits associated with disposing of the asset and rebalancing our investment portfolio;

•	The asset has realized its expected total return;

•	An opportunity has arisen to pursue a more attractive investment opportunity;

•	The asset value is declining and our board of directors determines it would be appropriate to dispose of it;

•	A major tenant has involuntarily liquidated or is in default under its lease;

•	The asset was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	Capital is required to fund our share redemption program or for other uses;

•	There exists an opportunity to enhance overall investment returns by raising capital through sale of the asset; or

•	In the judgment of our board of directors, the sale of the asset is in our best interests.

The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the asset. We cannot assure you that this objective will be realized. In connection with the sale of assets, we may lend the purchaser all or a portion of the purchase price, subject to the limitations set forth in our charter if the purchaser is an affiliate. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations—Requirements for Qualification

as a REIT—Operational Requirements—Annual Distribution Requirement.” The terms of payment may be affected by custom in the area in which the asset being sold is located and by the then-prevailing economic conditions.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of assets. Such debt may be fixed or floating rate. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if the credit markets remain closed or limited and banks and other lending institutions maintain severe restrictions on the amount of funds available for the types of loans we seek. See “Risk Factors—Risks Associated with Debt Financing—We may not be able to obtain debt financing necessary to run our business.” When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase assets for cash with the intention of obtaining debt financing at a later time.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets, unless a satisfactory showing can be made that a higher level of borrowing is appropriate and such excess is approved by a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. Any excess borrowings will be disclosed to stockholders in our next quarterly report, along with justification for such excess.

In certain circumstances, we may borrow from the party or parties from whom we acquire assets in the form of seller carryback notes.

By operating on a leveraged basis, we would hope to have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

The Advisor will use commercially reasonable efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan is due to mature or if the proceeds from the refinancing can be used to purchase an attractive investment which becomes available or for other reasons which are believed to be in our best interests. The benefits of any such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, the Advisor and any of our affiliates unless such loan is approved by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds and provides that we may not:

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business;

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

Make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or the Advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title;

•	Make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, the Advisor or its affiliates;

•

Invest in equity securities (other than securities traded on a national securities exchange) unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable;

•

Issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of common stock to us pursuant to our share redemption program), or (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, or (iii) options or warrants to the directors, the Advisor, or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants issuable to the directors, the Advisor or any of their affiliates shall not exceed 10% of our outstanding shares on the date of grant. Options or warrants may be issued to persons other than the directors, the Advisor or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant;

•

Make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;

•

Make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans secured by such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•

Borrow in excess of 300% of the value of our net assets (net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities); the preceding calculation is generally expected to approximate 75% of the sum of (a) the aggregate cost of our real property assets before non-cash reserves and depreciation and (b) the aggregate cost of our debt and other investments; unless there is a satisfactory showing that a higher level of indebtedness is appropriate and such excess is approved by a majority of the independent directors and disclosed to stockholders in the next quarterly report of the REIT along with the justification for the excess;

•

Make investments in excess of 10% of our total assets in unimproved real properties or indebtedness secured by a deed of trust or mortgage loans on unimproved real properties, which are not acquired for the purpose of producing rental or other operating income and on which development or construction is not expected to occur within one year; or

•	Issue equity securities on a deferred payment basis or other similar arrangement.

Investment Company Act Limitations

We intend to conduct our operations so that neither the Company, nor the Operating Partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our direct and indirect subsidiaries. The Company and the Operating Partnership do not and will not hold themselves out as investment companies. Both the Company and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, may not have a value in excess of 40% of the value of the Operating Partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither the Company nor the Operating Partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority-owned subsidiaries, the Company and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

One or more of our subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Operating Partnership’s other subsidiaries that we may form in the future also intend to rely on the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets that the Commission staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets that do not qualify for treatment as qualifying assets any securities of companies primarily engaged in real estate businesses that are not within the scope of Commission policies regarding qualifying assets. Both qualifying assets and other real estate assets will be treated as real estate assets for purposes of the aggregate real estate asset test. Any securities of an entity that may be formed that relies upon Section 3(c)(7) for its Investment Company Act exemption will be treated as an investment security. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership passes the 40% test.

We expect that most of our other majority-owned subsidiaries will not be investment companies or companies that are relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities.” Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the Commission to approve our treatment of any company as a majority-owned subsidiary and the Commission has not done so. If the Commission were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions could limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest in securities that the Commission has not deemed qualifying assets.

To the extent that the Commission staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the Commission staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors — Investment Company Risks — We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.” Please also see “Risk Factors — Investment Company Risks — If the Company or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so.

Private Placements By the Operating Partnership

The Operating Partnership, through a wholly-owned taxable REIT subsidiary or a subsidiary thereof, may offer undivided tenancy-in-common interests in certain real properties that it acquires or contracts to acquire, beneficial interests in specific Delaware statutory trusts that will directly or indirectly own properties, and/or similar interests in certain real properties that it directly or indirectly owns, to accredited investors in private placements exempt from registration under the Securities Act. We anticipate that these tenancy-in-common, beneficial and similar interests may serve as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code. Additionally, it is expected that any tenancy-in-common, beneficial and similar interests sold to investors pursuant to such private placements would be 100% leased by the Operating Partnership or a wholly-owned subsidiary thereof, as applicable. The Operating Partnership is expected to be given a purchase option giving it the right, but not the obligation, to acquire the tenancy-in-common, beneficial and similar interests from the investors at a later time in exchange for OP Units.

The Operating Partnership will pay certain up-front fees and reimburse certain related expenses to the Advisor, the Dealer Manager and the Exchange Facilitator with respect to capital raised through any such private placements. The Advisor will be obligated to pay all of the offering and marketing related costs associated with the private placements; however, the Operating Partnership will be obligated to pay the Advisor a non-accountable fee for such costs. In addition, the Operating Partnership will be obligated to pay the Dealer Manager a dealer manager fee and a sales commission. The Dealer Manager could reallow all or a portion of such sales commission and a portion of the dealer manager fee to the effecting broker dealer. The Operating Partnership also will be obligated to pay a transaction facilitation fee to the Exchange Facilitator.

If the Operating Partnership were to exercise its right to acquire tenancy-in-common, beneficial or similar interests that it previously sold to investors in exchange for OP Units, the up-front fees and expense reimbursements paid to affiliates would be recorded against stockholders’ equity as a selling cost of the OP Units.

The Operating Partnership may also offer undivided tenancy-in-common, beneficial or similar interests in certain real properties to accredited investors in private placements exempt from registration under the Securities Act whereby (i) the Operating Partnership would not lease such real properties, (ii) up-front fees and expenses would be borne directly by the purchasers of such tenancy-in-common, beneficial or similar interests, and (iii) such real properties would be subject to a purchase option whereby the Operating Partnership would have the right, but not the obligation, to acquire the tenancy-in-common, beneficial or similar interests from investors at a later time for cash or, upon mutual agreement between the investor and the Operating Partnership, for OP Units.

Hedging Policies

We may be exposed to interest rate changes primarily as a result of debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use interest rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, to hedge exposures to changes in interest rates on loans secured by our assets or otherwise. Similarly, we may be exposed to the effects of currency changes, for example as a result of international investments, so we may enter into currency rate swaps, caps, floors, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate such currency risk. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained the Advisor to manage our day-to-day affairs and to implement our investment strategy, subject to our board’s direction, oversight and approval.

As of the date of this preliminary prospectus, we have a total of one director on our board of directors, and he is not independent. In addition, two other individuals have agreed to serve as independent directors on our board of directors. However, prior to commencing this offering pursuant to an effective registration statement, we will have a total of five directors, three of whom will be independent of us, the Advisor and our respective affiliates. Prior to the commencement of this offering, our full board of directors will determine that each of our independent directors will be independent within the meaning of the applicable (i) provisions set forth in our charter, and (ii) requirements set forth in the Exchange Act and the applicable Commission rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Our charter defines an “independent director” as a person who is not an officer or employee of ours, the Advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our “affiliated directors.” As of the date of our final prospectus, our charter sets forth the material business or professional relationships that cause a person to be associated with us and therefore not eligible to serve as an independent director. A business or professional relationship is per se material if the prospective independent director received more than 5% of his annual gross revenue in the last two years from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor, or if more than 5% of his net worth, on a fair market value basis, has come from the Sponsor, the Advisor or any affiliate of the Sponsor or Advisor.

Our charter also provides that the number of our directors may be established by a majority of our board of directors but may not be fewer than three after commencement of this offering, and our bylaws provide that the number may be no more than 15. Our charter provides that, after commencement of this offering, a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

Each director will be elected by the stockholders and will serve for a term of one year and until a successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors shall be elected by the stockholders.

Responsibilities of Directors

At or before the first meeting of a board of directors consisting of a majority of independent directors, our charter will be reviewed and ratified by a majority vote of the directors and of the independent directors. A majority of the independent directors must approve matters relating to minimum capital, duties of directors, the Advisory Agreement, liability and indemnification of directors, the payment to the Advisor or affiliates of fees, compensation and expenses, investment policies, leverage and borrowing policies, meetings of stockholders, stockholders’ election of directors, and our distribution reinvestment plan.

The responsibilities of our board of directors include:

•

Approving and overseeing our overall investment strategy, which will consist of elements such as (i) investment selection criteria, (ii) asset management procedures, and (iii) asset disposition strategies;

•

Approving all investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such investments. Our board of directors has delegated to the Investment Committee the authority to review and approve any non-affiliated investments and asset dispositions (including real property portfolio acquisitions, developments and dispositions), for a purchase price, total project cost or sales price of $30,000,000 or less, including the financing of such investments;

•	Approving and overseeing our debt financing strategies;

•	Approving and monitoring the relationship between the Operating Partnership and the Advisor;

•	Approving joint ventures, limited partnerships and other such relationships with third parties;

•	Approving a potential Liquidity Event;

•	Determining our distribution policy and authorizing distributions from time to time; and

•	Approving amounts available for redemptions of shares of our common stock.

The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of the Advisor to assure that such policies are carried out.

Committees of our Board

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors, except for those committees that are required to be composed entirely of independent directors. Members of each committee will be appointed by our board of directors to serve a one-year term or until their successors are duly elected and qualifies or until their earlier death, resignation, retirement or removal. We currently have one director on our board of directors, and he is affiliated. In addition, two other individuals have agreed to serve as independent directors on our board of directors. However, as of the effective date of the registration statement of which this prospectus forms a part, we intend to have five directors on our board of directors, three of whom shall be independent. Our board of directors intends to establish an Investment Committee, an Audit Committee and a Compensation Committee.

Investment Committee

Our board of directors intends to delegate to the Investment Committee (a) certain responsibilities with respect to specific investments proposed by the Advisor and (b) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The Investment Committee will be comprised of three directors, at least two of whom will be independent directors.

Our board of directors intends to delegate to the Investment Committee the authority to approve all unaffiliated investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of $30,000,000 or less, including the financing of such investments. Our board of directors, including a majority of the independent directors, must approve all investments and asset dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such investments.

Audit Committee

The Audit Committee will meet on a regular basis, at least quarterly and more frequently as necessary. The Audit Committee’s primary function will be to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. As of the date of the final prospectus, the Audit Committee will be comprised of three directors, each of whom will be independent directors in accordance with the requirements set forth in Rule 10A-3 promulgated under the Exchange Act.

Compensation Committee

Our board of directors will establish a Compensation Committee to administer our equity incentive plan, should we choose to implement one. The primary function of the Compensation Committee would be to administer the granting of awards to the independent directors and selected employees of the Advisor, based upon recommendations from the Advisor, and to set the terms and conditions of such awards in accordance with the equity incentive plan. The Compensation Committee will be comprised entirely of independent directors.

Compensation of Directors

We pay each of our independent directors $[            ] per quarter plus $[            ] for each board of directors or committee meeting attended in person or by telephone. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors or of our committees. If a director is also one of our officers, we will not pay additional compensation for services rendered as a director.

As of the commencement of our offering, each of our then-serving non-employee directors, [                    ], was granted [            ] restricted shares under the equity incentive plan. In addition, we intend to grant stock based awards to each of our independent directors then in office on the date of each annual stockholder’s meeting, which awards will be granted under the equity incentive plan and subject to the conditions and restrictions thereof.

Equity Incentive Plan

We anticipate adopting our Equity Incentive Plan prior to commencement of the offering. We believe that our Equity Incentive Plan will:

•	furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with the Advisor; and

•	increase the interest of our officers and our independent directors in our welfare through their participation in the growth in the value of our shares of common stock.

The Equity Incentive Plan provides for the grant of awards to our independent directors, employees, advisors and consultants selected by our Compensation Committee for participation in the Equity Incentive Plan. Such awards may consist of stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. However, any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards to be issued to independent directors, employees and advisors shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options, stock appreciation rights, restricted stock, stock units, dividend equivalent rights, and/or other stock-based awards. Please see “Investment Objectives and Policies with Respect to Certain Activities—Investment Limitations” for a description of limitations imposed by our charter on our ability to issue options and warrants under the Equity Incentive Plan.

Prior to the date of this prospectus, we will establish the total number of shares of common stock authorized and reserved for issuance under the Equity Incentive Plan, and will also establish aggregate maximum numbers of shares to be made subject to stock options or similar awards, and for restricted stock and similar awards. In addition, we will establish an individual maximum with respect to awards to be made to certain individuals. In the event of certain corporate transactions affecting our common stock, such as, for example, a reorganization, recapitalization, merger, spin-off, split-off, stock dividend, extraordinary dividend, our Compensation Committee will have the sole authority to determine whether and in what manner to equitably adjust the number and type of shares and the exercise prices applicable to outstanding awards under the plan, the number and type of shares reserved for future issuance under the plan, and, if applicable, performance goals applicable to outstanding awards under the plan.

Our Compensation Committee will administer the Equity Incentive Plan, with sole authority (following consultation with the Advisor) to select participants, determine the types of awards to be granted, and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless determined by our Compensation Committee, no award granted under the Equity Incentive Plan will be transferable except through the laws of descent and distribution.

Options entitle the holder to purchase common stock for a specified exercise price during a specified period. Under the Equity Incentive Plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code (“incentive stock options”) or options that are not incentive stock options (“nonqualified stock options”). Incentive stock options and nonqualified stock options will generally have an exercise price that is not less than 100% of the fair market value of the common stock underlying the option on the date of grant and will expire, with certain exceptions, 10 years after such date.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock shall be subject to the same restrictions as the underlying restricted shares.

Share appreciation rights entitle the recipient to receive from us at the time of exercise an amount in cash (or in some cases, common stock) equal to the excess of the fair market value of the shares of common stock underlying the share appreciation right on the date of exercise over the price specified at the time of grant, which cannot be less than the fair market value of the shares of common stock on the grant date.

Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights are forfeited to us upon the termination of the recipient’s employment or other relationship with us.

As indicated above, each individual who is elected or re-elected to the board as an independent director (whether through stockholder meeting or by directors to fill a vacancy on the board) will be granted restricted shares on or about the date of election or re-election. These restricted shares will fully vest if the independent director completes the term or partial term for which he or she was elected. No restricted stock will be awarded under the Equity Incentive Plan if it would result in our being “closely-held” under the Code, jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions under our charter.

Compensation Committee Interlocks and Insider Participation

We do not expect that any of our executive officers will serve as a director or member of the compensation committee of any entity whose executive officers include a member of our Compensation Committee.

Limited Liability and Indemnification of Directors, Officers and Others

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	An act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	The director or officer actually received an improper personal benefit in money, property or services; or

•	With respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will generally indemnify and advance expenses to our directors and officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify and advance expenses to our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, notwithstanding the above provisions of the Maryland General Corporation Law, our charter provides that our directors, the Advisor and its affiliates will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met:

•	Our directors, the Advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	Our directors, the Advisor or its affiliates were acting on our behalf or performing services for us;

•	In the case of affiliated directors, the Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	In the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to our directors, the Advisor and its affiliates for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered and sold as to indemnification for violations of securities laws.

We may advance funds to directors, the Advisor and its affiliates for legal expenses and other costs incurred as a result of our legal action for which indemnification is being sought only if all of the following conditions are met:

•	The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

•	The party seeking such advancement has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

The legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

The party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

The aforementioned charter provisions will not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Additionally, we have entered into indemnification agreements with certain of our officers and directors. The indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. We also cover officers and directors under our directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

Our Advisory Agreement and agreements with affiliates who perform other services for us will contain similar indemnification provisions. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in such agreements. Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

Directors and Executive Officers

As of the date of this prospectus, our directors and executive officers, their ages and their positions and offices are as follows:

Name	Age	Position
Jeffrey H. Schwartz	50	Chairman and Director
John A. Blumberg	50	President
Peter Linneman, Ph.D	58	Director
Matthew D. Hickey	48	Director
Troy J. Bloom	33	Senior Vice President and Treasurer
Joshua J. Widoff	39	Senior Vice President, Secretary and General Counsel

Jeffrey H. Schwartz, age 50, has served as our Chairman and member of our board of directors since August 2009. Mr. Schwartz is also a manager of the Advisor. Mr. Schwartz is Chairman and co-founder of Global Logistic Properties, a joint venture with the Government of Singapore Investment Corporation (GIC) co-founded in February 2009 by Mr. Schwartz. Global Logistic Properties acts as investment manager and asset manager for a platform of logistic facilities located in Asia with an asset value in excess of $7 billion and operations across China and Japan. Prior to co-founding Global Logistic Properties, Mr. Schwartz was Chairman from May 2007 to November 2008 and Chief Executive Officer from January 2005 to November 2008 of ProLogis, a leading owner, manager, and developer of industrial warehouse facilities. He co-founded The Krauss/Schwartz Company in Tampa, Florida, a provider of distribution services, which was acquired by ProLogis in 1994. Over the next 13 years, Mr. Schwartz served in various executive positions at ProLogis, including President of International Operations from March 2003 to January 2005. Mr. Schwartz is a member of the Emory University Board of Trustees, the Peking University Business School Advisory Board, and a National Trustee of National Jewish Health. Additionally, he is also a member of the Board of Directors and Treasurer of the Real Estate Roundtable, an organization of the leading 100 U.S. real estate executives, focused on economic and public policy issues. Mr. Schwartz was also named the Commercial Property News U.S. Industrial Executive of the Year in 2005, 2006, 2007 and 2008, and the Commercial Property News U.S. Real Estate Executive of the Year in 2008. Mr. Schwartz has served on the board of directors of Las Vegas Sands Corp. since March 2009. Mr. Schwartz graduated from Emory University in 1981 with a Bachelor’s degree in Business Administration. He also received a Master’s degree in Business Administration from Harvard Business School in 1985.

John A. Blumberg, age 50, serves as our President and served as a member of our board of directors from May 2009 to August 2009. Mr. Blumberg is also a manager of the Advisor. Mr. Blumberg has served as the President and as a director of Income Property Trust since November 2008, and has served as the Chairman of the Board of Directors of Total Realty Trust since January 2006. Mr. Blumberg is also a manager of Dividend Capital Total Advisors, LLC, the advisor to Total Realty Trust. Mr. Blumberg is a principal of Dividend Capital Group LLC and Black Creek Capital LLC, a Denver based real estate investment firm which he co-founded in 1993. He is also a co-founder of Mexico Retail Properties and Mr. Blumberg’s primary occupation has been serving as its Chief Executive Officer since 2002. Mexico Retail Properties is a fully integrated retail real estate company that acquires, develops and manages retail properties throughout Mexico. Mr. Blumberg has been active in real estate acquisition, development and redevelopment activities since 1993 and, as of March 31, 2009, with affiliates, had overseen directly, or indirectly through affiliated entities, the acquisition, development, redevelopment, financing and sale of real properties having combined value of approximately $5.8 billion. Prior to co-founding Black Creek Capital LLC, Mr. Blumberg was President of JJM Investments, which owned over 100 shopping center properties in Texas. During the 12 years prior to joining JJM Investments, Mr. Blumberg served in various positions with Manufacturer’s Hanover Real Estate, Inc., Chemical Bank and Chemical Real Estate, Inc., most recently as President of Chemical Real Estate, Inc. and its predecessor company, Manufacturer’s Hanover Real Estate, Inc. In this capacity Mr. Blumberg oversaw real estate investment banking, merchant banking and loan syndications and was involved in originating over $1 billion worth of participating mortgage and conventional loans during his tenure. Mr. Blumberg holds a Bachelor’s Degree from the University of North Carolina at Chapel Hill.

Peter Linneman, Ph.D., age 58, has agreed to serve as an independent director of our board of directors. Dr. Linneman is the Albert Sussman Professor of Real Estate, Finance, and Public Policy at the Wharton School of Business, the University of Pennsylvania. A member of Wharton’s faculty since 1979, Dr. Linneman served as the founding chairman of Wharton’s Real Estate Department, the Director of Wharton’s Zell-Lurie Real Estate Center for 13 years, and the founding co-editor of The Wharton Real Estate Review. Dr. Linneman is also the managing principal of Linneman Associates, a real estate advisory firm, since 1979, and the Chief Executive Officer of American Land Funds, a private equity firm, since 2004. He also served as Vice Chairman of Amerimar Realty, and was Chairman of the Board of Rockefeller Center Properties. Dr. Linneman serves on the board of directors of Equity One, Inc., JER Investors Trust, Inc. and Atrium European Real Estate. Dr. Linneman holds both Masters and Doctorate degrees in economics from the University of Chicago.

Matthew D. Hickey, age 48, has agreed to serve as an independent director of our board of directors. Mr. Hickey is the principal and owner of Capital Asset Management, an independent wealth management firm in Denver, Colorado. Mr. Hickey has been in the financial services industry for 25 years working with businesses, individuals, and families as their financial advisor. He holds the Series 6, 7, 24, 31, 63, 65, and 51 licenses, and is a registered representative with First Allied Securities Inc. Prior to joining First Allied Securities in May 2008, Mr. Hickey was a registered representative with Multi Financial Securities Corporation from May 1998 through May 2008. Mr. Hickey holds a BSBA from the University of Denver.

Troy J. Bloom, age 33, serves as our Senior Vice President and Treasurer. Mr. Bloom has also served as the Senior Vice President and Treasurer of Income Property Trust since November 2008, and has held various positions at Total Realty Trust, including Secretary from January 2006 through September 2007, Vice President from January 2007 through March 2008, and Senior Vice President from March 2008 through the present. Mr. Bloom has been active in investment banking, capital raising and structured financings for real estate and other corporate clients since 1999. Mr. Bloom joined Dividend Capital Group LLC and Black Creek Group LLC in September 2003, where he has been responsible for transaction structuring and capital raising for both entities and their affiliates. Mr. Bloom has held various positions at Dividend Capital Group LLC and Black Creek Group LLC, including Associate from September 2003 through January 2007, and Managing Director from January 2007 through the present. Prior to joining Dividend Capital Group LLC and Black Creek Group LLC, from July 1999 to August 2003 Mr. Bloom held various investment banking positions with Merrill Lynch, most recently as an Associate in the Global Markets & Investment Banking Division, where he participated in structured finance transactions involving real estate and other asset classes. Mr. Bloom holds a Bachelor’s degree in Finance with honors from Pennsylvania State University.

Joshua J. Widoff, age 39, serves as our Senior Vice President, Secretary and General Counsel. Mr. Widoff has served as the Senior Vice President and Secretary of Income Property Trust since November 2008, and as the Senior Vice President, General Counsel and Secretary of Total Realty Trust since September 2007. He has also served as a Managing Director of Black Creek Group LLC, a Denver based private equity real estate firm, since September 2007. Prior to joining Total Realty Trust and Black Creek Group LLC in September 2007, Mr. Widoff

was a partner from October 2002 to July 2007 at the law firm of Brownstein Hyatt Farber Schreck, P.C., where he was active in the management of the firm, serving as chairman of both the firm’s Associate and Recruiting Committees and overseeing an integrated team of attorneys and paralegals servicing clients primarily in the commercial real estate business. During more than a dozen years of private practice, he managed transactions involving the acquisition, development, leasing, financing, and disposition of various real estate assets, including vacant land, apartment and office buildings, hotels, casinos, industrial/warehouse facilities, and shopping centers. He also participated in asset and stock acquisition transactions, convertible debt financings, private offerings, and complex joint venture negotiations. Mr. Widoff served as general business counsel on a variety of contract and operational issues to a wide range of clients in diverse businesses. Mr. Widoff received his undergraduate degree from Trinity University in Texas and his law degree from the University of Colorado School of Law.

THE ADVISOR AND THE ADVISORY AGREEMENT

General

We rely on the Advisor to manage our day-to-day activities and to implement our investment strategy. We, the Operating Partnership and the Advisor are parties to an advisory agreement, dated [                    ]. The Advisor performs its duties and responsibilities under the Advisory Agreement as a fiduciary of the Company and our stockholders.

The Advisor

Under the terms of the Advisory Agreement, the Advisor will use commercially reasonable efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	Participate in formulating an investment strategy consistent with achieving our investment objectives;

•	Manage and supervise the offering process;

•

Research, identify, review and recommend for approval to our board of directors or Investment Committee, as applicable, real property, debt and other investments and dispositions consistent with our investment policies and objectives;

•	Structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made;

•	Actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	Manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	Select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	Arrange for financing and refinancing of our assets; and

•	Recommend various Liquidity Events to our board of directors when appropriate.

The above summary is provided to illustrate the material functions which the Advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by the Advisor or by third parties engaged by the Advisor.

The Advisor is currently managed by the following individuals:

Troy J. Bloom	Gary M. Reiff
John A. Blumberg	Jeffrey H. Schwartz
Gregory M. Moran	Joshua J. Widoff

For biographical information regarding Messrs. Bloom, Blumberg, Schwartz and Widoff, see “Management—Directors and Executive Officers.”

Gregory M. Moran, age 36, has responsibilities for investment management at the Advisor. Mr. Moran has served as a Vice President of Investments of Dividend Capital Group and Dividend Capital Total Advisors LLC, the advisor to Total Realty Trust, since August 2005. He has also served as a Senior Vice President of Total Realty Trust since March 2008. Mr. Moran has been an active participant in the institutional real estate community since 1998. From December 2001 through July 2005, Mr. Moran was a Portfolio Manager in the Real Estate Investment Group for the Public Employees’ Retirement Association of Colorado where he was directly involved in the ongoing management of a global real estate investment portfolio with over $2 billion of invested equity. Mr. Moran was responsible for sourcing and underwriting new investment opportunities, ongoing asset management of existing portfolio investments, and relationship management for over a dozen joint venture partners and advisors of the fund. From September 1998 through December 2001, Mr. Moran worked in the Capital Markets Group at Sonnenblick Goldman Company, most recently as a Vice President. During this time, Mr. Moran was responsible for raising and structuring debt and equity investments in commercial real estate projects on behalf of public and private real estate investment companies. Mr. Moran received his Bachelor’s Degree in Business Administration and Master’s Degree in Professional Accounting from the University of Texas at Austin—McCombs School of Business. He is also a CFA Charterholder, member of the CFA Institute, Denver Society of Security Analysts, Urban Land Institute, and Pension Real Estate Association.

Gary M. Reiff, age 49, serves as Chief Legal Officer of the Advisor. Mr. Reiff is a manager of Income Property Advisors LLC, the advisor to Income Property Trust, and, since March 2008, has served as the Chief Operating Officer and Chief Legal Officer of Dividend Capital Group LLC and Black Creek Group LLC, both Denver-based real estate investment firms which he joined in February 2007. In addition, Mr. Reiff has held various positions with affiliates of Black Creek Group LLC and Dividend Capital Group LLC, acting as General Counsel, Chief Legal Officer, Executive Vice President and Chief Operating Officer of various of those affiliates, including Executive Vice President and General Counsel of Total Realty Trust from April 2007 to August 2007 and Executive Vice President and General Counsel of Dividend Capital Total Advisors LLC from September 2007 to the present, and a director of Income Property Trust from its inception to the present. From 1985 until 1986, and from 1989 until January 2007, Mr. Reiff was an attorney with Brownstein Hyatt Farber Schreck, P.C., being a shareholder from 1991 until January 2007. Mr. Reiff also served as a member of that firm’s Executive Committee and co-chair of the firm’s Corporate and Securities Department. During Mr. Reiff’s more than 20 years of practice, he has represented a wide variety of businesses and corporations, both public and private, in their acquisitions, dispositions, ventures, financings and general corporate counseling. Mr. Reiff currently serves as a member of the Colorado Transportation Commission and on the board of the Denver Urban Renewal Authority, currently serving as a Vice Chair of the Board and the Chair of its Redevelopment Committee. Mr. Reiff received his B.A., with distinction, and his M.A. from Stanford University and his law degree, magna cum laude, from Harvard Law School.

The Advisory Agreement

The term of the Advisory Agreement ends one year after the date of this prospectus, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the Advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated:

•	Immediately by us for “cause” or upon a material breach of the Advisory Agreement by the Advisor;

•	Without cause or penalty by either the Advisor or a majority of our independent directors, in each case upon 60 days’ written notice to the other party; or

•	With “good reason” by the Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory Agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory Agreement or any material breach of the Advisory Agreement of any nature whatsoever by us. “Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct or willful misconduct by the Advisor or a material breach of the Advisory Agreement by the Advisor.

In the event of the termination of the Advisory Agreement, the Advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

The Advisor expects to engage in other business activities and, as a result, its resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the key personnel of the Advisor must devote sufficient resources to our business operations to permit the Advisor to discharge its obligations. The Advisor may assign the Advisory Agreement to an affiliate other than the Property Manager upon approval of a majority of our independent directors. The Advisor may not make any acquisitions or dispositions of real estate related investments or develop any properties, without the prior approval of the majority of our Investment Committee or our board of directors, including a majority of the independent directors, as the case may be. The actual terms and conditions of transactions involving our investments shall be determined in the sole discretion of the Advisor, subject, as applicable, to board and Investment Committee approval.

We reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•

Up to 2.0% of the gross offering proceeds from the sale of our common stock in the primary offering and the distribution reinvestment plan for organization and offering expenses, including legal, accounting, printing and other offering expenses, as well as distribution related costs and expenses of the Dealer Manager and participating broker dealers, including bona-fide due diligence expenses;

•	The annual cost of goods and materials used by us including brokerage fees paid in connection with the purchase and sale of our investments; and

•

Administrative services including related personnel costs, provided, however, that we will not reimburse for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

The Advisor will be obligated to pay any of our organization and offering expenses, other than the sales commissions and dealer manager fee, in excess of 2.0% of the gross proceeds of the offering. Other than the organization and offering expenses, all of our other expenses may be paid directly by us.

The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our annual operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average of the aggregate book value of our assets before reserves for depreciation, bad debts and other non-cash reserves, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding additions to reserves for depreciation, bad debts and other non-cash reserves. Such operating expenses will be calculated in accordance with GAAP (if it is still applicable under the then current accounting standards) and will include, but will not be limited to, items such as legal, accounting and auditing expenses and overhead for which the Advisor does not receive a fee, asset management fees paid to the Advisor, transfer agent costs, D&O insurance, board of directors fees and related expenses, and expenses related to compliance with Sarbanes Oxley. Such operating expenses will not include interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, or the organization and offering expense reimbursement, amounts payable out of capital contributions which may be capitalized for tax and/or accounting purposes such as the acquisition fees payable to the Advisor, acquisition expenses, real estate commissions paid on the sale of the properties and other expenses connected with the acquisition, disposition, management and ownership of our investments, including the payments in connection with the sale of assets or the non-renewal or termination of the Advisory Agreement. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed for the full amount of the excess expenses. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

The Advisor and its affiliates are paid fees in connection with services they provide to us. The Advisor may also receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests. In the event the Advisory Agreement is terminated, the Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. We will not reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.

The Advisor may enter into arrangements with affiliates and other related entities that have specialized expertise in specific areas of real property or debt investments to assist the Advisor in connection with identifying, evaluating and recommending potential investments, performing due diligence, negotiating purchases and managing our assets on a day-to-day basis. In such event, the Advisor shall pay these entities out of the compensation the Advisor receives from us. In addition, we may determine to retain the services of certain affiliated or unaffiliated entities that have specialized expertise, in lieu of having the Advisor provide these services, and in such instances we shall pay an amount that is usual and customary for comparable services.

Holdings of Shares of Common Stock, OP Units and Special Units

The Advisor currently owns 20,000 OP Units of the Operating Partnership, for which it contributed $200,000. The Advisor may not sell any of these OP Units during the period it serves as our Advisor. We are the sole general partner of the Operating Partnership and currently own 200 OP Units for which we contributed $2,000. The Sponsor owns all of the Special Units, for which it contributed $1,000. The holder of the Special Units will receive 15% of the net sales proceeds received by the Operating Partnership upon the disposition of assets held by it directly or indirectly, subordinated to a specified return to other holders of OP Units. The Special Units will be redeemed by the Operating Partnership upon the listing of our common stock or other Liquidity Event and in certain other instances, including the termination or non-renewal of the Advisory Agreement. See “The Operating Partnership Agreement—Redemption Rights of Special Units.” An affiliate of the Advisor owns 200 shares of our common stock, which it acquired upon our initial formation. The resale of any shares by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale. See “Description of Capital Stock” for a more detailed description of the resale restrictions.

Affiliated Companies

Property Manager

Certain of our real properties may be managed and leased by the Property Manager. The Property Manager is an affiliate of the Advisor and was organized in April 2002 to lease and manage real properties acquired by Sponsor affiliated entities or other third parties.

We may pay the Property Manager a property management fee equal to a market based percentage of the annual gross revenues of each of our real properties managed by the Property Manager. The actual percentage will be variable and is dependent upon geographic location and product type (such as retail, industrial, office and other property types). We would expect such fee to range from 2% to 5% of the annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties, in an amount not to exceed the usual and customary fee charged in arm’s length transactions by others rendering comparable services for similar assets in the same geographic area of such assets (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.

In the event that the Property Manager assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

The Property Manager will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

The Property Manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of the Property Manager may be employed on a part-time basis and may also be employed by the Advisor, or certain companies affiliated with them. The Property Manager may also sub-contract with third parties, including affiliates of the Advisor, for the performance of certain services. The Property Manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees to be paid to the Property Manager will include, without additional expense to us, all of the Property Manager’s general overhead costs.

Dealer Manager

The Dealer Manager is a member firm of FINRA. The Dealer Manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Sponsor affiliated entities. The Dealer Manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. See “Plan of Distribution.”

We pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee of up to 2.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. The Dealer Manager may also receive a portion of the 2.0% organization and offering expense reimbursement for non-accountable expenses and as a marketing support fee.

Management Decisions of the Advisor

Messrs. Bloom, Blumberg, Moran, Reiff, Schwartz and Widoff will have primary responsibility for management decisions of the Advisor, including the selection of investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties.

MANAGEMENT COMPENSATION

Our Advisory Agreement provides that our Advisor will assume principal responsibility for managing our affairs and we compensate the Advisor for these services. We do not compensate our officers. The Advisor, through an affiliate, compensates our officers who also serve as officers of the Advisor and of other affiliates. Our officers also may receive additional compensation in the form of indirect equity interests in the Sponsor.

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to the Advisor, the Property Manager, the Dealer Manager and their affiliates. The maximum amount that we may pay with respect to such compensation, fees and reimbursement of expenses is also set forth below. The Sponsor, which owns the Advisor, is presently directly or indirectly majority owned by John A. Blumberg, James R. Mulvihill, Jeffrey H. Schwartz and Evan H. Zucker and/or their affiliates and the Sponsor and the Advisor are jointly controlled by Mr. Blumberg and Mr. Schwartz and/ or their affiliates. The Dealer Manager, the Exchange Facilitator and the Property Manager are presently each directly or indirectly majority owned, controlled and/or managed by John A. Blumberg, James R. Mulvihill and/or Evan H. Zucker and/or their affiliates. A majority of our board of directors, including a majority of the independent directors, will determine, from time to time but at least annually, that (1) the total fees and expenses paid to the Advisor are reasonable in light of our investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated REITs, and (2) the compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. A majority of our board of directors, including a majority of the independent directors, will also supervise the performance of the Advisor to determine that the provisions of the Advisory Agreement are carried out.

Management Compensation Table

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Organization and Offering Stage
• Sales Commission—the Dealer Manager(1)	Up to 7.0% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker dealers).	$105,000,000

• Dealer Manager Fee—the Dealer Manager(1)	Up to 2.5% of the gross offering proceeds from the sale of shares in the primary offering.	$37,500,000

• Organization and Offering Expense Reimbursement—the Advisor or its affiliates, including the Dealer Manager(2)	Up to 2.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan to reimburse the Advisor for paying certain cumulative organization and offering expenses and certain distribution-related expenses of the Dealer Manager and participating broker dealers.	$40,000,000

Acquisition Stage
• Acquisition Fees—the Advisor(3)	Acquisition of Real Properties
	Acquisition fees are payable to the Advisor in connection with the acquisition, development or construction of real properties and will vary depending on whether the asset acquired is in the	Operational Stage: $23,175,000 (assuming no debt financing to purchase assets).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee is an amount equal to 2.0% of the purchase price of the property (or our proportional interest therein), until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to 1.0% of the total purchase price of the properties acquired thereafter (or our proportional interest therein), including in all instances real property held in joint ventures or co-ownership arrangements. For each real property acquired prior to or during the development or construction stage, the acquisition fee will equal up to 4.0% of total project cost (including debt, whether borrowed or assumed); provided, however, that we will only pay such a fee to our Advisor if the Advisor provides, directly or indirectly, the development services.

$77,700,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Development or Construction Stage:

$72,700,000 (assuming no debt financing to purchase assets).

$290,800,000 (assuming debt financing equal to 75% of the aggregate value of our assets).

Acquisition of Interest in Real Estate Related Entities

	The Advisor is also entitled to receive acquisition fees of (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with the acquisition of an interest in any other real estate related entity.	Amount will depend on our proportional share and cannot be determined at the present time.

Acquisition of Debt and Other Investments

The Advisor is entitled to receive an acquisition fee of 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment.

For purposes of calculating fees in this prospectus, “purchase price” includes debt, whether borrowed or assumed.

$18,175,000 (assuming no debt financing to purchase assets or third party expenses, which cannot be determined at the present time).

$72,700,000 (assuming debt financing equal to 75% of the aggregate value of our assets but no third party expenses, which cannot be determined at the present time).

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Operational Stage(4)
• Asset Management Fees—the Advisor(4)	For all assets acquired, the asset management fee will consist of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of each real property asset within our portfolio (or our proportional interest therein with respect to real property held in joint ventures, co-ownership arrangements or real estate related entities in which we own a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP); provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost (including debt, whether borrowed or assumed) (before non-cash reserves and depreciation) of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate related entity or any type of debt investment or other investment, and (iii) a fee of 2.0% of the sales price of each asset upon disposition.	Actual amounts are dependent upon aggregate cost of assets, the sales price of assets, the location of assets and the amount of leverage and therefore cannot be determined at the present time.

• Property Management and Leasing Fees—the Property Manager	Property management fees may be paid to the Property Manager in amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues. In addition, we may pay the Property Manager a separate fee for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); provided, however, that we will only pay a leasing fee to the Property Manager if the Property Manager provides leasing services, directly or indirectly.	Actual amounts are dependent upon gross revenues of specific properties and actual property management and leasing fees and therefore cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Maximum Dollar Amount
Liquidity Stage
• Real Estate Sales Commission—the Advisor or its affiliates(5)	Up to 50.0% of the reasonable, customary and competitive commission paid for the sale of a comparable real property, provided that such amount shall not exceed 3.0% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.	Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

• Special Units—Industrial Income Advisors Group LLC, the parent of the Advisor(6)

In general, the holder of the Special Units will be entitled to receive 15% of net sales proceeds on dispositions of the Operating Partnership’s assets after other partners of the Operating Partnership have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return on their net contributions.

Special Units will be redeemed upon the listing of our common stock on a national securities exchange or other Liquidity Event and will be redeemed upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement, if earlier.

Actual amounts are dependent on net sales proceeds and therefore cannot be determined at the present time.

Notwithstanding anything herein to the contrary, no redemption of the Special Units will be permitted unless and until the holders of the OP Units have received (or are deemed to have received), in the aggregate, cumulative distributions from the Operating Partnership from operating income, sales proceeds and other sources in an amount equal to their capital contributions to the Operating Partnership plus a 6.5% cumulative non-compounded annual pre-tax return thereon. Holders of the OP Units will be deemed to have received amounts based on the valuations determined at the time of listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement.

(1)	The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)

The organization and offering expense reimbursement will be used in whole or in part to pay for incurrence on our behalf of legal, accounting, printing and other organization and offering expenses, as well as distribution-related costs and expenses of the Dealer Manager and participating broker-dealers, including bona-fide due diligence expenses. Of the estimated $40,000,000 maximum organization and offering expense reimbursement, approximately $7,500,000 of the expenses (or 0.5% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering) may be paid to the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and as a marketing support fee, which is considered to be additional underwriting compensation pursuant to FINRA Rule 2810. The Advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses, other than the sales commission and the dealer manager fee, to the extent they exceed 2.0% of the aggregate gross proceeds from the sale of shares of our common stock, without recourse against or reimbursement by us.

(3)	We pay the Advisor the acquisition fee amount upon the closing of a real property acquisition transaction for properties that are in the operational stage, or as a percentage of completion for properties in the development stage, and upon the acquisition of a debt investment or other investment. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the investment, including acquisition expenses on such investments which are not acquired, would exceed 6.0% of the purchase price or total project cost of such investments, as applicable (including debt, whether borrowed or assumed), unless a majority of the directors, including a majority of the independent directors, approves fees and expenses in excess of these limits in accordance with our charter.

(4)	The Advisor must reimburse us at least annually for reimbursements paid to the Advisor in any year to the extent that such reimbursements to the Advisor cause our total operating expenses to exceed the greater of (1) 2.0% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless a majority of our board of directors, including a majority of the independent directors, has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans relating to real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP (if still applicable under the then current accounting standards), that are in any way related to our operation, including asset management fees and other operating fees paid to the Advisor, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive compensation based on the gain in the sale of our assets; (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property); and (g) distributions made with respect to interests in the Operating Partnership.

(5)	Although we are most likely to pay real estate sales commissions to the Advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

(6)

Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Units) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive market rate.

We also reimburse or otherwise pay the Advisor for all of the costs it incurs in connection with, among other things, administrative services, including related personnel costs, provided however, that we will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, asset management fees or real estate commissions.

Subject to limitations in our charter, the fees, compensation, income, expense reimbursements, interests and other payments payable by us may increase or decrease during this offering or future offerings from those described above if such change is approved by a majority of our board of directors, including a majority of the independent directors.

THE OPERATING PARTNERSHIP AGREEMENT

General

The Operating Partnership was formed as a Delaware limited partnership on May 19, 2009, to own real property, debt and other investments that will be acquired and actively managed by the Advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for OP Units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or the transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to the Operating Partnership in exchange for OP Units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

We intend to hold substantially all of our assets in the Operating Partnership or in direct or indirect subsidiary entities in which the Operating Partnership owns an interest, and we intend to make future acquisitions of real properties using the UPREIT structure. Further, the Operating Partnership is structured to make distributions with respect to OP Units which are equivalent to the distributions made to our stockholders. Finally, a holder of OP Units may later exchange his OP Units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT. We are the sole general partner of the Operating Partnership. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

The following is a summary of certain provisions of the Operating Partnership Agreement. This summary is qualified by the specific language in the Operating Partnership Agreement. For more detail, you should refer to the actual Operating Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to the Operating Partnership in exchange for OP Units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us and the Advisor, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the Operating Partnership to issue OP Units for less than fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us.

Operations

The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and (3) ensure that the Operating Partnership will not be classified as a “Publicly Traded Partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations—Federal Income Tax Aspects of the Operating Partnership—Classification as a Partnership.”

The Operating Partnership Agreement generally provides that, except as provided below with respect to the Special Units, the Operating Partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by us as general partner such that a holder of one OP Unit will generally receive the same amount of annual cash flow distributions from the Operating Partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the OP Units).

Similarly, the Operating Partnership Agreement provides that income of the Operating Partnership from operations and, except as provided below, income of the Operating Partnership from disposition of assets, normally will be allocated to the holders of OP Units in accordance with their relative percentage interests such that a holder of one OP Unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the Special Units) in accordance with their respective percentage interests in the Operating Partnership. Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed in accordance with the distribution provisions of the Operating Partnership Agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the Operating Partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

The holders of the Special Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of net sales proceeds received by our Operating Partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our Operating Partnership owns a partnership interest, after the other holders of OP Units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus a 6.5% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership made to the owner of the Special Units in connection with the amounts payable with respect to the Special Units, including amounts payable upon redemption of the Special Units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 6.5% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the Special Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties and in acquiring and managing debt investments, the Operating Partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of the Operating Partnership. Such expenses will include:

•	All expenses relating to the formation and continuity of our existence, including taxes, fees and assessments associated therewith;

•

All expenses relating to our public offering and registration of securities, including, without limitation, underwriting discounts and selling commissions applicable to the offering (provided that the Advisor will be obligated to pay any of our organization and offering expenses, other than sales commissions and dealer manager fees, in excess of 2% of the gross proceeds), and any costs and expenses associated with any claims made by our stockholders or any underwriters or placement agents that may be involved in the offering;

•	All expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	All expenses associated with compliance by us with applicable laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange; and

•	All our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Redemption Rights of OP Units

The holders of OP Units (other than us, the Advisor and the holder of the Special Units) generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. The right of the holders of the OP Units to cause us to redeem their OP Units is not subject to any limitation applicable to the redemption of shares under our share redemption program. If we elect to redeem OP Units for shares of our common stock, we will generally deliver one share of our common stock for each OP Unit redeemed and such shares may, subsequently, only be redeemed for cash in accordance with the terms of our share redemption program. If we elect to redeem OP Units for cash, the cash delivered will generally equal the amount the limited partner would have received if his or her OP Units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program (without application of the Redemption Cap), which amount may be at a discount to the purchase price paid by the limited partner for a tenancy-in-common or similar interest. The amount paid will vary based upon the length of time that the OP Units subject to redemption have been held, as described in the table applicable to the redemption of our common stock. See “Description of Capital Stock—Share Redemption Program.” In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter.

Subject to the foregoing, holders of OP Units (other than the holders of the Special Units) may exercise their redemption rights at any time after one year following the date of issuance of their OP Units; provided, however, that a holder of OP Units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 OP Units, unless such holder holds less than 1,000 OP Units, in which case, it must exercise its redemption right for all of its OP Units.

Redemption Rights of Special Units

Redemptions of the Special Units will occur through the exchange of the Special Units for OP Units with a value at the time of exchange equal to the redemption value of the Special Units. OP Units received in exchange for Special Units will be subject to immediate redemption for their then-current value at the election of their holder(s). Upon the redemption of the Special Units in connection with a listing, the redemption value of the Special Units will be the amount that would have been distributed with respect to the Special Units if the Operating Partnership had distributed to the holders of the OP Units upon liquidation an amount equal to the net implied value of the Operating Partnership’s assets, determined with reference to the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of the bid and asked prices, for the 30-day period beginning 150 days after such listing. Upon a Liquidity Event other than a listing, the redemption value of the Special Units will be based on the consideration paid in connection with such Liquidity Event. Upon the occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement other than for cause, the redemption value of the Special Units will equal the amount that would have been distributed with respect to the Special Units had the Operating Partnership sold all of its assets for their then fair market values, paid all of its liabilities and distributed any remaining amounts to partners in liquidation of the Operating Partnership, in connection with such other events. Holders of the OP Units will be deemed to have received amounts based on the valuations determined in conjunction with a listing or other Liquidity Event or termination or non-renewal of the Advisory Agreement, in accordance with the methodologies described above. The redemption of OP Units received in exchange for the Special Units (if requested by the holder(s) of such OP Units) will be made in cash to the extent that such payment does not impair the capital of the Company, and any remaining payment will be made in the form of a promissory note bearing interest at a competitive market rate. Upon the termination of the Advisory Agreement for “cause,” the redemption value of Special Units will be $1.

Notwithstanding anything herein to the contrary, no redemption of Special Units will be permitted unless and until the holders of the OP Units have received (or are deemed to have received), in the aggregate, cumulative distributions from the Operating Partnership from operating income, sales proceeds and other sources in an amount equal to their capital contributions to the Operating Partnership plus a 6.5% cumulative non-compounded annual pre-tax return thereon.

Transferability of Operating Partnership Interests

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special Units, the amount of cash, securities or other property equal to the fair market value of the Special Units) determined with reference to the implied net value of the Operating Partnership’s assets and the amount that would be distributed to the holders of the OP Units if the Operating Partnership were to sell its assets at such time and, after satisfying its liabilities, distribute such amount to the holders of the OP Units in complete liquidation or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units, other than the Sponsor and its affiliates. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Advisor and other affiliates, including (i) conflicts related to the compensation arrangements between the Advisor, certain affiliates and us, (ii) conflicts with respect to the allocation of the time of the Advisor and its key personnel, (iii) conflicts related to our potential acquisition of assets from affiliates of the Advisor, and (iv) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

Other than performing services as our advisor, the Advisor presently has no interests in other real estate programs. However, all of the members of the Advisor’s management team, are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities, including present and future involvement with institutional real estate funds and other non-traded REITs. Present activities of affiliates of the Advisor include:

•	Acting as advisor to Total Realty Trust in its offering and in the acquisition, ownership, management and disposition of real property, debt and other investments;

•

Acting as advisor to Income Property Trust in its organization and offering and in the acquisition, ownership, management and disposition of real property, debt and other investments located throughout North and South America;

•	Acting as investment manager and asset manager for Global Logistics Properties, which owns a portfolio of logistic facilities located in China and Japan;

•

Making investments in the acquisition, ownership, development and management of retail, residential and other property types located in various markets in Mexico through various affiliates of the Advisor;

•	Originating and acquiring mortgage loans and commercial mortgage backed securities secured primarily by real estate assets located in the United States;

•

Making investments in the acquisition, ownership, development and management of multifamily, golf and residential community properties primarily located in Denver, Colorado and the New York City metropolitan area; and

•	Making investments in the acquisition, ownership, development and management of other real estate assets primarily located in Denver, Colorado.

The Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of debt investments. None of the Sponsor affiliated entities is prohibited from raising money for, or advising, another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Advisor’s Time

We rely on the Advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. The Advisor and certain of its affiliates, including its direct or indirect owners, are presently, and plan in the future to continue to be, involved with numerous real estate programs and activities which are unrelated to us. As a result of these activities, the Advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. The Advisor and its employees will devote only as much of its time to our business as the Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, the Advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Sponsor affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Sponsor affiliated entities than to us. However, the Advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Sponsor activities in which they are involved.

Competition

We will compete with other Sponsor affiliated entities, including, but not limited to, Total Realty Trust and Income Property Trust, and with other entities that Sponsor affiliated entities may advise or own interests in, for opportunities to acquire or sell investments. As a result of this competition, certain investment opportunities may not be available to us. For example, under the present allocation system, when the Income Property Trust offering commences, Income Property Trust would be given priority with respect to income-producing retail properties located in Mexico and MRP Group, LP would be given priority with respect to opportunities to develop retail properties in Mexico. In the future, it is possible that we may also compete with Schwartz-Mei Group to acquire or sell investments; however, Schwartz-Mei Group’s current strategy is to focus on non-U.S. markets such as Asia and Europe. We will not invest in real estate assets in Japan and the People’s Republic of China unless certain contractual restrictions applicable to an owner of the Sponsor are waived. In addition, these contractual restrictions may limit our investment opportunities in countries outside of the Americas in the future.

We and our Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other affiliated programs. The Advisor will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflict Resolution Procedures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Certain of the Advisor’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other Sponsor affiliated entities or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Sponsor affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Sponsor affiliated entity or another related entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

We are affiliated with the Dealer Manager and this relationship may create conflicts of interest in connection with the performance of due diligence by the Dealer Manager. Although the Dealer Manager will examine the information in the prospectus for accuracy and completeness, the Dealer Manager is an affiliate of the Advisor and will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. The Dealer Manager is currently involved in offerings for other Sponsor affiliated entities. Accordingly, you do not have the benefit of such independent review and investigation.

Certain of the participating broker dealers have made, or are expected to make, their own independent due diligence investigations. The Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities offered by Sponsor affiliated entities that may have some or all investment objectives similar to ours.

Affiliated Property Manager

We anticipate that the Property Manager may perform certain property management services for us and the Operating Partnership. The Property Manager may be affiliated with the Advisor, and in the future there is potential for a number of the members of the Advisor’s management team and the Property Manager to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if the Advisor and the Property Manager were unaffiliated and did not share any employees or managers. Alternatively, we are permitted to hire third parties to manage one or more of our properties. Given that we are expected to employ an affiliated Property Manager with respect to many of our properties, any agreements with such Property Manager will not be at arm’s length. As a result, with respect to any such agreement we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

Our agreement with the Property Manager will have an initial term of five years from the date of the agreement. Thereafter, the term of the agreement will continue from year to year unless written notice of termination is given at least 90 days prior to any anniversary of the commencement of the term of the agreement. The independent directors evaluate the performance of the Property Manager prior to any renewal of the Property Management Agreement. The Property Management Agreement may be terminated by a majority of our independent directors upon 60 days’ written notice without cause or penalty.

Lack of Separate Representation

Greenberg Traurig, LLP has acted as special U.S. federal income tax counsel to us in connection with this offering and is counsel to us, the Operating Partnership and the Advisor in connection with this offering and may in the future act as counsel for each such company. Greenberg Traurig, LLP also serves and may in the future serve, as counsel to certain affiliates of the Advisor in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, the Operating Partnership, the Advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Affiliates of the Advisor

Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with affiliates of the Advisor to acquire, develop and/or manage real property, debt and other investments. In conjunction with such prospective agreements, the Advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, the Advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner, in managing the joint venture and in resolving any conflicts or exercising any rights in connection with the joint venture arrangements. Since the Advisor will make various decisions on our behalf, agreements and transactions between the Advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of the Advisor for the acquisition of investments, but only if (i) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and (ii) the investment by us and such affiliate are on terms and conditions that are no less favorable than those that would be available to unaffiliated parties.

Acquisition of Assets from Affiliates of the Advisor and Other Related Entities

We may acquire assets from affiliates of the Advisor or other related entities. It is important to note that under no circumstance will we acquire any asset from the Advisor, its affiliates or other related entities unless the contracts governing such acquisition include provisions to avoid the duplication of fees payable by us and such acquisition meets all of the criteria outlined under “Conflicts of Interest—Conflict Resolution Procedures Acquisitions Involving Affiliates and Other Related Entities.”

Fees and Other Compensation to the Advisor and its Affiliates

A transaction involving the purchase and sale of real properties may result in the receipt of commissions, fees and other compensation by the Advisor and its affiliates and partnership distributions to the Advisor and its affiliates, including acquisition fees, asset management fees, property management and leasing fees, real estate brokerage commissions and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to the Advisor and its affiliates will be the result of arm’s length negotiations. All such agreements, including our Advisory Agreement, require approval by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us in relation to the services to be performed. The timing and nature of fees and compensation to the Advisor or its affiliates could create a conflict between the interests of the Advisor or its affiliates and those of our stockholders. However, certain fees and distributions (but not expense reimbursements) payable to the Advisor and its affiliates relating to the sale of properties are subordinated to the return to the stockholders or partners of the Operating Partnership of their capital contributions plus cumulative non-compounded annual returns on such capital. The Advisor may also receive fees from our joint venture partners and co-owners of our properties for services provided to them with respect to their proportionate interests.

Subject to oversight by our board of directors, the Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, the Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees and other amounts will generally be payable to the Advisor and its affiliates regardless of the quality of the real properties or debt investments acquired or the services provided to us.

Each transaction we enter into with the Advisor or its affiliates is subject to an inherent conflict of interest. Except as otherwise provided in our charter, a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, must approve each transaction between us and the Advisor or any of its affiliates as being fair and reasonable to us in relation to the services being performed. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate.

We do not currently expect to make debt investments in any other REIT or company which may be affiliated with us. However, if any such investments are made, we, and/or the affiliated REIT or company would waive those fees which are necessary to avoid any duplication of the acquisition fees and asset management fees payable by us.

Conflict Resolution Procedures

We are subject to potential conflicts of interest arising out of our relationship with the Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, our anticipated acquisition of assets from affiliates of the Advisor, the terms and conditions on which various transactions might be entered into by us and the Advisor or its affiliates and other situations in which our interests may differ from those of the Advisor or its affiliates. The procedures set forth below have been adopted by us to address these potential conflicts of interest.

Board of Directors

In order to reduce or eliminate certain potential conflicts of interest, our board of directors will review and approve all matters it believes may involve a conflict of interest. These matters must be approved by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction. Among the matters the board will review and act upon are:

•	The continuation, renewal or enforcement of our agreements with the Advisor and its affiliates, including the Advisory Agreement and the agreement with the dealer manager;

•	Transactions with our directors, officers and affiliates;

•	Awards under the equity incentive plan; and

•	Pursuit of a potential Liquidity Event.

Compensation Involving the Advisor

The board of directors, including the independent directors, will evaluate at least annually whether the compensation that we contract to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The board of directors, including the independent directors, will supervise the performance of the Advisor and monitor the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our board of directors, including the independent directors:

•	The amount of fees paid to the Advisor in relation to the size, composition and performance of our investments;

•	The success of the Advisor in generating investments that meet our investment objectives;

•	Rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	Additional revenues realized by the Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	The quality and extent of the services and advice furnished by the Advisor; and

•	The performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

Acquisitions Involving Affiliates and Other Related Entities

We will not purchase or lease real properties in which the Advisor, its affiliates or any of our directors has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the Advisor or its affiliates or such director, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value, as determined by an independent appraiser approved by our independent directors. We will not sell or lease real properties to the Advisor or its affiliates or to our directors without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction, that such transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans if the transaction is with the Advisor or our directors or any of their affiliates (except the Operating Partnership or a wholly-owned subsidiary of our

Company or of the Operating Partnership) unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of the Advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to the Advisor, our directors or any of their affiliates (i) on terms, if any, more favorable than we would offer such options or warrants to unaffiliated third parties or (ii) in excess of an amount equal to 10% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to the Advisor or our directors or any of their affiliates in connection with our repurchase of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to the Advisor, our directors or any of their affiliates, except as set forth in this paragraph and in “Conflict Resolution Procedures—Mortgage Loans Involving Affiliates.” In addition, we will not borrow from the Advisor, our directors or any of their affiliates unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that may be viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its affiliates.

In addition, our directors and officers and the Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of our operating expenses and our share of operating expenses of any joint venture to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “The Advisor and the Advisory Agreement—The Advisory Agreement.”

Voting of Shares of Common Stock Owned by Affiliates

The Advisor or a director or any of their affiliates may not vote their shares of common stock regarding (i) their removal or (ii) any transaction between them and us. In addition, in determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, such director and any of their affiliates may not vote or consent, any shares owned by any of them will not be included.

Allocation of Investment Opportunities Among Affiliates and Other Related Entities

Certain direct or indirect owners, managers, employees and officers of the Advisor are presently, and may in the future be, affiliated with other programs and business ventures and may have conflicts of interest in allocating their time, services, functions and investment opportunities among us and other real estate programs or business ventures that such direct or indirect owners, managers, employees and officers organize or serve. Our Advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by its direct or indirect owners, managers, employees and officers.

In the event that an investment opportunity becomes available which, in the discretion of the Advisor, may be suitable for us, the Advisor will examine various factors and will consider whether under such factors the opportunity is equally suitable for us and another program affiliated with us, the Advisor or its affiliates. In determining whether or not an investment opportunity is suitable for us or another affiliated program, the Advisor shall examine, among others, the following factors as they relate to us and each other program:

•	The investment objectives and criteria of each program;

•	The general real property sector or debt investment allocation targets of each program and any targeted geographic concentration;

•	The cash requirements of each program;

•	The effect of the acquisition both on diversification of each program’s investments by type of commercial property and geographic area, and on diversification of the customers of its properties;

•	The policy of each program relating to leverage of investments;

•	The anticipated cash flow of each program;

•	The tax effects of the purchase on each program;

•	The size of the investment; and

•	The amount of funds available to each program and the length of time such funds have been available for investment.

In the event that our investment objectives overlap with those of another affiliate’s program and the opportunity is equally suitable for us and the affiliated program, then the Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. Our board of directors, including the independent directors, has a duty to ensure that the method used by the Advisor for the allocation of investments by two or more affiliated programs seeking to acquire similar types of investments shall be reasonable. Our Advisor is required to obtain and provide to our board of directors the necessary information to make this determination.

If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Advisor, to be more appropriate for a program other than the program that committed to make the investment, the Advisor may determine that another program affiliated with the Advisor or its affiliates may make the investment.

Notwithstanding the foregoing, our Sponsor and the Advisor have agreed, subject to changes approved by our board of directors, including a majority of the independent directors, in the future, that: (i) as between us and funds controlled by or affiliated with MRP Group, LP, to the extent that the opportunity to develop retail or industrial properties are equally suitable, all such retail development opportunities in the United States and Mexico will first be offered to any funds controlled by or affiliated with MRP Group, LP, and all such industrial development opportunities in the United States and Mexico will first be offered to us; (ii) as between us and Income Property Trust, to the extent that the opportunity to acquire any investment in income-producing retail or industrial properties located in the United States and Mexico are equally suitable, all such income-producing industrial opportunities in the United States and Mexico will first be offered to us, and all such income-producing retail opportunities will first be offered to Income Property Trust; and (iii) in the event there are equally suitable investments for both Total Realty Trust and us, (a) prior to the time that Total Realty Trust has “substantially invested” the proceeds from its offerings, Total Realty Trust will have priority to invest in all commercial property classes, and (b) subject to the approval of Total Realty Trust’s board of directors, after Total Realty Trust has “substantially invested” the proceeds from its offerings, we will have priority to acquire industrial properties and make debt investments related to industrial properties, and Total Realty Trust will have priority on all other commercial property and debt classes. As used in this paragraph, “substantially invested” means that Total Realty Trust has invested 80% of the aggregate proceeds which it has received from all of its offerings excluding distribution reinvestments.

While this is the current allocation process for allocating our Sponsor’s investment opportunities as between MRP Group, LP, Income Property Trust and Total Realty Trust, our Sponsor may revise this allocation procedure, subject to the approval of our board of directors, including a majority of the independent directors. In addition, our Sponsor (or its affiliates) may sponsor or advise additional real estate funds or other ventures now and in the future. The result of the creation of such additional funds may be to increase the number of parties who have the right to participate in, or have priority with respect to, investment opportunities sourced by our Sponsor or its affiliates, thereby reducing the number of investment opportunities available to us. Additionally, this may result in certain asset classes being unavailable for investment by us, or being available only after one or more other real estate funds have first had the opportunity to invest in such assets. For example, if our Sponsor sponsors an additional real estate fund that is exclusively or primarily focused on the acquisition of a particular asset class, we may agree, with the approval of a majority of the board of directors, including a majority of the independent directors, that such fund will have priority with respect to the acquisition of such asset class. In addition, Schwartz-Mei Group, an entity related to Mr. Schwartz, has priority with respect to real estate assets in Japan and the People’s Republic of China and might, in the future, have priority in other jurisdictions outside of the Americas. Although Schwartz-Mei Group does not presently intend to invest in the United States, it is not contractually restricted from acquiring industrial properties in the United States in competition with us.

To the extent that an affiliate or a related entity becomes aware of an investment opportunity that is suitable for us, it is possible that we may, pursuant to the terms of any agreement with such affiliate or such related entity, co-invest equity capital in the form of a joint venture. Any such joint venture will require the approval of a majority of the board of directors, including a majority of the independent directors.

BENEFICIAL OWNERSHIP OF SHARES OF

COMMON STOCK AND OP UNITS OF THE OPERATING PARTNERSHIP

Blue Mesa Capital, LLC currently owns 200 shares of our common stock, which represents 100% of our issued and outstanding shares of common stock as of the date of this prospectus. The Advisor and the Sponsor have also contributed $201,000 to the Operating Partnership in exchange for OP Units and are currently its sole limited partners. For so long as the Advisor serves as our advisor, neither the Advisor nor the Sponsor may sell these OP Units.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 518 17th Seventeenth Street, 17th Floor, Denver, Colorado 80202.

Shares of Our Common Stock and OP Units

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Blue Mesa Capital, LLC(2)	200 Shares	100%
Industrial Income Advisors LLC(3)	20,000 OP Units(4)	—
Industrial Income Advisors Group LLC(3)	100 Special Units(5)	—
Beneficial ownership of common stock by all directors and executive officers as a group	200 Shares	100%

(1)	Except as otherwise indicated below, each beneficial owner has the sole power to vote and dispose of all common stock held by that beneficial owner. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Common stock issuable pursuant to options, to the extent such options are exercisable within 60 days, are treated as beneficially owned and outstanding for the purpose of computing the percentage ownership of the person holding the option, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Blue Mesa Capital, LLC is presently directly or indirectly controlled by John A. Blumberg.

(3)	The Advisor and the Sponsor are presently each directly or indirectly jointly controlled by John A. Blumberg and Jeffrey H. Schwartz and/or their affiliates.

(4)	Represents OP Units that are redeemable for shares of our common stock under certain circumstances.

(5)	Represents Special Units that are entitled to distributions from the Operating Partnership under certain circumstances.

PRIOR PERFORMANCE OF THE ADVISOR AND ITS AFFILIATES

The information presented in this section represents the historical experience of real estate related investment programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker. Prospective investors should not assume that they will experience returns, if any, comparable to those realized by investors in any such programs.

Messrs. Blumberg, Mulvihill and Zucker, directly or indirectly through affiliated entities, collectively or in various combinations, have sponsored, past and present, five programs with investment objectives similar to ours. These five programs are (i) DCT Industrial, (ii) Total Realty Trust, (iii) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as “DCX-TIC I,” (iv) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as “DCX-TIC II,” and (v) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as “DCX-DST.”

DCT Industrial is a real estate investment trust that acquires, owns and manages high-quality, generic distribution warehouses and light industrial properties. On October 10, 2006, DCT Industrial closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external advisor to DCT Industrial, were contributed to the operating partnership of DCT Industrial in exchange for a limited partnership interest. As a result of the Internalization, DCT Industrial is no longer considered an affiliate of ours.

As of September 30, 2006, DCT Industrial had raised a total of approximately $1.6 billion of equity capital from approximately 36,000 investors in conjunction with four public offerings. As of September 30, 2006, DCT Industrial had acquired a total of 374 industrial buildings (approximately 99% of DCT Industrial’s total properties) and four industrial land and development projects (approximately 1% of DCT Industrial’s total properties) that had an aggregate gross book value of approximately $2.9 billion. Of these 378 properties, 35 were located in the Northeastern U.S., 101 were located in the Southeastern U.S., 85 were located in the Midwestern U.S., 107 were located in the Southwestern U.S., and 50 were located in the Western U.S.(1) DCT Industrial did not sell any properties between its inception and September 30, 2006.

Total Realty Trust is a real estate investment trust that acquires, owns and manages a diversified portfolio of real property assets and real estate securities. As of March 31, 2009, Total Realty Trust had raised approximately $1.7 billion in equity capital from approximately 30,000 investors in conjunction with two public offerings, and had acquired, directly and in some cases in joint ventures with third parties, a total of 75 real properties that had an aggregate gross book value of approximately $1.5 billion. These properties (all of which were acquired and none of which were development projects) consisted of industrial properties (comprising approximately 25% of Total Realty Trust’s total properties), retail properties (comprising approximately 44% of Total Realty Trust’s total properties), and office properties (comprising approximately 31% of Total Realty Trust’s total properties). Of these 75 properties, 33 were located in the Northeastern U.S., 8 were located in the Southeastern U.S., 21 were located in the Midwestern U.S., 6 were located in the Southwestern U.S., and 7 were located in the Western U.S.(1) Additionally, as of March 31, 2009, Total Realty Trust had acquired approximately $353 million of real estate related securities and had sold one real property.

DCX-TIC I and DCX-TIC II represent a series of investments through which tenancy-in-common interests in real properties are purchased primarily by accredited investors in private placements. DCX-TIC I’s offerings, which concluded on September 28, 2006, raised a total of approximately $289 million of equity capital from approximately 350 investors through the sale of tenancy-in-common interests in a total of 27 real properties with a total cost of approximately $304 million. These properties (all of which were acquired and none of which were development projects) consisted entirely of industrial buildings. Of these 27 properties, 9 were located in the Southeastern U.S., 5 were located in the Midwestern U.S., 11 were located in the Southwestern U.S., and 2 were located in the Western U.S.(1) As of March 31, 2009, tenancy-in-common interests in all 27 real properties had been sold and exchanged for DCT Industrial operating partnership units through DCX-TIC I.

As of March 31, 2009, DCX-TIC II’s offerings had raised a total of approximately $164 million of equity capital from approximately 250 investors through the sale of tenancy-in-common interests in a total of 12 real properties with a total cost of approximately $188 million. These properties (all of which were acquired and none of which were development projects) consisted of industrial properties (comprising approximately 36% of DCX-TIC II’s total properties), retail properties (comprising approximately 46% of DCX-TIC II’s total properties), and office properties (comprising approximately 18% of DCX-TIC II’s total properties). Of these 12 properties, 3 were located in the Northeastern U.S., 3 were located in the Southeastern U.S., and 6 were located in the Midwestern U.S.1 As of March 31, 2009, tenancy-in-common interests in 6 real properties had been sold and exchanged for Total Realty Trust operating partnership units through DCX-TIC II.

DCX-DST represents a series of investments through which Delaware statutory trust interests in trusts that own real property are purchased primarily by accredited investors in private placements. As of March 31, 2009, DCX-DST’s offering had raised a total of approximately $13 million of equity capital from 27 investors through the sale of Delaware statutory trust interests with a total cost of approximately $13 million. The Delaware statutory trust owns one industrial property located in the Southeastern U.S.,(1) and does not own any development projects.

In addition to their participation in the sponsorship of the above programs, Messrs. Blumberg, Mulvihill and/or Zucker, directly or indirectly through affiliated entities, have served as sponsors, officers, managers, partners, directors or joint venture partners in one public REIT (American Real Estate Investment Corp.) and 57 private real estate programs.

American Real Estate Investment Corp. (which became Keystone Property Trust, NYSE: KTR), raised approximately $93 million of equity capital (including approximately $11 million in its initial public offering and approximately $82 million in connection with the acquisition of real estate) from approximately 130 investors and was acquired by ProLogis Trust (NYSE: PLD) in August 2004. American Real Estate Investment Corp. purchased 21 real estate projects with a total cost of approximately $173 million, consisting of industrial properties (comprising 25% of the total amount of the REIT’s projects), multifamily properties (comprising 36% of the total amount of the REIT’s projects), office properties (comprising 28% of the total amount of the REIT’s projects) and retail properties (comprising 11% of the total amount of the REIT’s projects). Of these 21 projects, 15 were located in the Northeastern U.S., 4 were located in the Midwestern U.S., 1 was located in the Southwestern U.S., and 1 was located in the Western U.S.(1) American Real Estate Investment Corp. is no longer considered an affiliate of ours.

As of March 31, 2009, the 57 private real estate programs described above had raised approximately $1.7 billion of equity capital and equity capital commitments from approximately 730 investors, and had acquired or developed 147 real estate projects that had an aggregate total cost of approximately $1.3 billion. These projects consisted of industrial properties (comprising 44% of the private programs’ total properties), multifamily properties (comprising 17% of the private programs’ total properties), land assets (comprising 4% of the private programs’ total properties), golf course and residential properties (comprising 4% of the private programs’ total properties) and retail properties (comprising 31% of the private programs’ total properties). Of these 147 projects, 39% were acquisitions and 61% were new developments. Additionally, of these 147 projects, 5 were located in the Northeastern U.S., 28 were located in the Midwestern U.S., and 114 were located in Mexico.

[1]

The Northeastern U.S. consists of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, Vermont, Virginia and West Virginia. The Southeastern U.S. consists of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. The Midwestern U.S. consists of Colorado, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Montana, Nebraska, North Dakota, Ohio, South Dakota, Wisconsin and Wyoming. The Southwestern U.S. consists of Arizona, New Mexico, Oklahoma and Texas. The Western U.S. consists of Alaska, California, Hawaii, Idaho, Nevada, Oregon, Utah and Washington.

Collectively, as of March 31, 2009, the public and private real estate programs sponsored by certain affiliates of the Sponsor and its direct and indirect owners, including John A. Blumberg, James R. Mulvihill and Evan H. Zucker, had purchased interests in real estate projects having combined acquisition and development costs of approximately $5.8 billion.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with public programs sponsored by affiliates of our Sponsor, including a copy of the most recent Annual Report on Form 10-K filed with the Commission. For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our corporate secretary. Certain of the public offering materials and reports prepared in connection with these public programs are also available at www.dividendcapital.com. Neither the contents of that website nor any of the materials or reports related to other public programs sponsored by affiliates of our Sponsor are incorporated by reference in or otherwise a part of this prospectus. In addition, the Commission maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

SELECTED FINANCIAL DATA

We are a newly formed entity without any operating history. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We will use the net proceeds from this offering to make real property, debt and other investments and to pay fees and expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire, develop and operate real properties and to make debt investments.

As of the date of this prospectus, we have not entered into any arrangements to acquire any specific real property or to make any specific debt investments with the net proceeds from this offering. The number and type of real properties we may acquire and debt and other investments we may make will depend upon real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring our investments.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than those referred to in this prospectus, including (i) the national and international economic conditions affecting real estate and the availability and cost of financing generally and (ii) the potential for additional increases in interest rates (as discussed below), that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring and operating real properties or making debt investments. Specifically, we are aware of recent volatility in the commercial real estate debt markets, which has effectively reduced the amount of capital available to finance real estate.

The Advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by operating assets or out of proceeds from the sale of assets. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

The proceeds of this offering will provide funds to enable us to purchase real property, debt and other investments. We may acquire assets free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or equity securities, or a combination thereof, and we may selectively encumber all or certain assets with debt. The proceeds from any loans will be used to acquire additional investments, increase cash flow, to further diversify our portfolio and for other uses.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT beginning with the tax year ending December 31, 2010. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

We believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes for the tax year ending December 31, 2010, and, once we so qualify, we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of shares of our common stock will be monitored to ensure that no more than 50% in value of our outstanding shares of common stock is owned, directly or indirectly, by five or fewer individuals at any time. We also will determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification as a REIT” are satisfied.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real property, debt and other investments, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. The Advisor, subject to the oversight of the Investment Committee and our board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. Pending investment in real properties, debt, or other investments, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than those earned on real estate assets or real estate related securities. These lower returns may affect our ability to make distributions to you. Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational and development stage and have not commenced significant operations.

Inflation

Increases in the costs of owning and operating our properties due to inflation could reduce our net operating income to the extent such increases are not reimbursed or paid by our tenants. Some of our leases may require our tenants to pay certain taxes and operating expenses, either in part or in whole, or may provide for separate real estate tax and operating expense reimbursement escalations over a base amount. In addition, some of our leases may provide for fixed base rent increases or indexed increases. As a result, some inflationary increases in costs may be at least partially offset by the contractual rent increases and operating expense reimbursement provisions or escalations.

Critical Accounting Policies

General

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Valuation and Allocation of Real Property Acquisitions

Upon acquisition, the purchase price of a real property will be allocated to land, building, land improvements, tenant improvements and other intangible assets and associated liabilities. The allocation to land, building, land improvements and tenant improvements will be based on management’s estimate of the real property’s as-if vacant fair value based on all available information. The allocation of the purchase price to intangible lease assets represents the value associated with the in-place leases, including lost rent, leasing commissions, legal and other related costs. The allocation of the purchase price to intangible asset or liability results from in-place leases being above or below the market rental rates on the date of the acquisition, measured over a period equal to the remaining term of the lease for above market leases and the remaining term of the lease plus the term of any below market fixed-rate renewal option periods for below market leases. Valuation and allocation of real property acquisitions is considered a critical accounting policy because the determination of the value and allocation of the cost of a real property acquisition involves a number of management’s assumptions relating to, among other things, the ability to lease vacant space, market rental rates, the term of new leases, property operating expenses and leasing commissions. All of the aforementioned factors will be taken as a whole by management in determining the valuation and allocation of the costs of real estate acquisitions. The valuation and allocation is sensitive to the actual results of any of theses uncertain factors, either individually or taken as a whole. Should the actual results differ from management’s judgment, the valuation and allocation could be negatively affected and may result in a negative impact as to the amount of depreciation and amortization that should have been recorded.

Impairment of Long-Lived Assets

Long-lived assets to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We will periodically evaluate the recoverability of long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provide for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived asset. If impaired, the long-lived asset will be written down to its estimated fair value.

Revenue Recognition

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

Noncontrolling Interests

We include the accounts of all entities in which we hold a controlling financial interest. A noncontrolling interest is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. The ownership interests in the subsidiary that are held by owners other than the parent are noncontrolling interests. Such noncontrolling interests are reported on the consolidated balance sheet within equity, separately from our equity. On the consolidated statements of operations, revenues, expenses and net income or loss from less-than-wholly-owned subsidiaries will be reported at the consolidated amounts, including both the amounts attributable to us and noncontrolling interests.

We have determined that certain interests are noncontrolling interests to be included in permanent equity, separate from our shareholders’ equity. Net income or loss related to these noncontrolling interests will be included in net income or loss in the consolidated statements of operations.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

We intend to qualify as a REIT for tax purposes, and in order to qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, particularly in the earlier stages of the offering, some or all of our distributions may be paid from other sources, such as cash flows from financing activities, which include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates and the net proceeds of this offering (provided that proceeds from this offering may be used only for a period of up to one year after we meet the minimum offering requirements). We have not established a cap on the amount of our distributions that may be paid from any of these sources. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering and the satisfaction of the minimum offering requirements.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, the Advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share, and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, and generally will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Stockholders are not liable for the acts or obligations of the Company.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. The Bank of New York Mellon acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Industrial Income Trust Inc.

The Bank of New York Mellon

P.O. Box 890

New York, NY 10008-0890

Preferred Stock

The issuance of preferred stock must be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of our stockholders will be held at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman or the president, or upon the written request of stockholders holding at least 10% of the shares of our common stock. The presence of 50% of the outstanding shares of our common stock either in person or by proxy shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast on a matter is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director and except for the matters described in the next paragraph, which must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution, (3) our merger into another entity, our consolidation or the sale or other disposition of all or substantially all of our assets, and (4) the removal of our directors.

The Advisory Agreement, including the selection of the Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace the Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder shall be permitted access to all our records at all reasonable times, and may inspect and copy any of them for a reasonable copying charge. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose, including a tender offer for our shares, or any other purpose not related to the requesting stockholder’s interest in the affairs of the Company.

Requests for information may be directed to our address as set forth in the section of this prospectus titled “Additional Information.”

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Restriction On Ownership of Shares of Capital Stock

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2010. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our charter provides generally that (i) no person may beneficially or constructively own shares of common stock in excess of 9.8% (in value or number of shares) of the outstanding shares of common stock; (ii) no person may beneficially or constructively own shares in excess of 9.8% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in the Company being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in the Company owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in shares being owned by fewer than 100 persons.

Our charter provides that if any of the restrictions on transfer or ownership described above are violated, the shares that, if transferred, would cause the violation will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The purported transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that we may redeem shares upon the terms and conditions specified by the board of directors in its sole discretion if the board of directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or purchase, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our charter. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to the discovery by us that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our charter, such excess shall be paid to the charitable trustee upon demand.

Any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions, or any person who would have owned shares that resulted in a transfer to the charitable trust pursuant to our charter, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 10 business days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits do not apply to a person or persons which the board of directors has, in its sole discretion, determined to exempt (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Distributions

We intend to accrue and make distributions on a regular basis beginning no later than the first calendar quarter after the quarter in which the minimum offering requirements are met, and we expect to continue to make regular distribution payments from that point forward. Until the net proceeds from this offering are fully invested and from time to time thereafter, we may not generate sufficient cash flow from operations or funds from operations to fully fund distributions. Therefore, some or all of our distributions may be paid from other sources, such as cash flows from financing activities, which may include borrowings (including borrowings secured by our assets), cash resulting from a waiver or deferral of fees otherwise payable to the Advisor or its affiliates and the net proceeds of this offering (provided that proceeds from this offering may be used only for a period of up to one year after we meet the minimum offering requirements). We have not established a cap on the amount of our distributions that may be paid from any of these sources. In connection with a distribution to our stockholders, our board of directors will approve a regular distribution for a certain dollar amount per share of our common stock. Assuming we declare daily distributions during the period in which you own shares of our common stock, your distributions will begin to accrue on the date we accept your subscription for shares of our common stock, which is subject to, among other things, your meeting the applicable suitability requirements for this offering and the satisfaction of the minimum offering requirements. We will then calculate each stockholder’s specific distribution amount using daily record and declaration dates, as applicable in your state.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). See “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement.” Distributions will be authorized at the discretion of our board of directors, and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, and because our board may take various factors into consideration in setting distributions, distributions may not reflect our income earned in any particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Our organizational documents permit us to pay distributions from any source, including offering proceeds. We are authorized to borrow money, issue new securities or sell assets in order to make distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us. For a discussion of various risks relating to the payment and source of distributions, please see “Risk Factors—Risks Relating to Investing in This Offering—The availability and timing of cash distributions to our stockholders is uncertain.” and “—We may have difficulty funding our distributions with funds provided by our operations; therefore, we may use cash flows from financing activities, which include borrowings, cash resulting from a waiver or deferral of fees, proceeds of this offering, or other sources to fund distributions to our stockholders. The use of these sources to pay distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment by creating future liabilities, reducing the return on your investment or otherwise.”

Amounts available for distributions will be affected by any expenses, including any fees and distributions made to the Advisor and any of its affiliates. The amounts available for distributions will also be affected by any redemption payments made pursuant to our share redemption program or any distributions made to the holders of the OP Unit or Special Units.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Distribution Reinvestment Plan

Our distribution reinvestment plan allows you to have cash otherwise distributable to you invested in additional shares of our common stock at a price equal to $9.50 per share. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice, and for all payment dates thereafter, provided such notice is received more than thirty days prior to the next distribution payment date. Participants will be able to terminate their participation in the distribution reinvestment plan at any time without penalty by delivering written notice to us and such termination will be effective on the next distribution payment date that occurs at least 30 days after receipt by us of such notice. A participant who chooses to terminate participation in the distribution reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares and for the cash value of any fractional share in such account, and our record books will be revised to reflect the ownership records of his or her full shares. There are no fees associated with a participant’s terminating his or her interest in the distribution reinvestment plan. A participant in the distribution reinvestment plan who terminates his or her interest in the distribution reinvestment plan will be allowed to participate in the distribution reinvestment plan again upon receipt of a current prospectus covering a primary offering and an offering of shares in the distribution reinvestment plan or a separate current prospectus relating solely to the distribution reinvestment plan, by notifying the reinvestment agent and completing any required forms within the required time period.

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (i) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (ii) this offering and any future offering pursuant to our distribution reinvestment plan terminate and we elect to deregister with the Commission the unsold amount of our common stock registered to be offered under our distribution reinvestment plan, or (iii) the shares of our common stock are listed on a national securities exchange, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date.

Holders of OP Units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by the Operating Partnership invested in our common stock at a price equal to $9.50 per share.

Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair market value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

Unless shares of our common stock are listed on a national securities exchange or a secondary market in our common stock is otherwise established, stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, or through our distribution reinvestment plan and have held shares of our common stock for at least one year may present for redemption all or any portion of their shares of our common stock to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares of our common stock presented for redemption for cash to the extent that we have sufficient funds available to fund such redemption. There is no fee in connection with a redemption of shares of our common stock. The share redemption program will be immediately terminated if our shares of common stock are listed on a national securities exchange or if a secondary market is otherwise established.

After you have held such shares of our common stock for a minimum of one year, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price of the shares of our common stock being redeemed and the amount of the discount will vary based upon the length of time that you have held your shares of our common stock subject to redemption, as described in the following table, which has been posted on our website at www.dividendcapital.com:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

In the event that you seek to redeem all of your shares of our common stock, shares of our common stock purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. If you have made more than one purchase of our common stock (other than through our distribution reinvestment plan), the one-year holding period will be calculated separately with respect to each such purchase. In addition, for purposes of the one-year holding period, holders of OP Units who exchange their OP Units for shares of our common stock shall be deemed to have owned their shares as of the date they were issued their OP Units. We will waive the one-year holding period in the event of the death of a stockholder. Our board of directors reserves the right in its sole discretion at any time and from time to time to (a) waive the one-year holding period and the Redemption Cap (defined below) in the event of the disability (as such term is defined in the Internal Revenue Code) of a stockholder, as well as the annual limitation discussed below, (b) waive the Redemption Cap (defined below) in the event of the death of a stockholder, (c) reject any request for redemption for any reason, or (d) reduce the number of shares of our common stock allowed to be purchased under the share redemption program. At any time we are engaged in an offering of shares of our common stock, the per share price for shares of our common stock redeemed under our redemption program will never be greater than the then-current offering price of our shares of our common stock sold in the primary offering.

We are not obligated to redeem shares of our common stock under the share redemption program. We presently intend to limit the number of shares to be redeemed during any consecutive twelve month period to no more than five percent of the number of shares of common stock outstanding at the beginning of such twelve month period (referred to herein as the “Redemption Cap”). The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the Redemption Cap, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real property, real estate related securities, debt related investments or redemptions of OP Units. The board of directors may, but is not obligated to, increase the Redemption Cap but may only do so in reliance on an applicable no-action letter issued by Commission staff that would allow such an increase. There can be no assurance that the board of directors will increase the Redemption Cap at any time, nor can there be assurance that the board of directors will be able to obtain the necessary no-action letter from Commission staff. In any event, the number of shares of our common stock that we may redeem will be limited by the funds available from purchases pursuant to our distribution reinvestment plan, cash on hand, cash available from borrowings and cash from liquidations of securities or debt related investments as of the end of the applicable quarter.

The board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. Any amendment, suspension or termination of the share redemption program will not affect the rights of holders of OP Units to cause us to redeem their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both pursuant to the Operating Partnership Agreement. In addition, the board of directors may determine to modify the share redemption program to redeem shares at the then-current net asset value per share (provided that any offering will then also be conducted at net asset value per share), as calculated in accordance with policies and procedures developed by our board of directors. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. During a public offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under the federal securities laws. Therefore, you may not have the opportunity to make a redemption request prior to any potential suspension or termination of our share redemption program.

We intend to redeem shares of our common stock quarterly under the program. All requests for redemption must be made in writing and received by us at least 15 days prior to the end of the applicable quarter. Stockholders may also withdraw their redemption request by submitting a request in writing that is received by us at any time up to three business days prior to the end of the applicable quarter.

In connection with our quarterly redemptions, our affiliated stockholders will defer their redemption requests until all redemption requests by unaffiliated stockholders have been met. However, we cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis. Moreover, such determinations regarding our share redemption program will not affect any determinations that may be made by the board of directors regarding requests by holders of OP Units for redemption of their OP Units pursuant to the Operating Partnership Agreement.

We will determine whether to approve redemption requests no later than 30 days following the end of the applicable quarter, which we refer to as the “Redemption Date.” No later than three business days following the Redemption Date, we will pay the redemption price in cash for shares approved for redemption and/or, as necessary, will notify each stockholder in writing if the stockholder’s redemption request was not honored in whole or in part. The redemption request of a stockholder that is not honored in whole or in part will be deemed automatically withdrawn for such shares for which redemption was not approved, and any such stockholder may resubmit a request in a subsequent quarter. We will not retain redemption requests that are not honored in any particular quarter. The redemption request for such shares of our common stock will be deemed void and will not affect the rights of the holder of such shares of our common stock, including the right to receive distributions thereon. If a pro rata redemption would result in a stockholder owning less than half of the minimum purchase amount required under state law, we would redeem all of such stockholder’s shares of our common stock. If a pro rata redemption would result in a stockholder owning less than the minimum amount required under state law but at least half of such amount, we would not redeem any shares of our common stock that would take the stockholder’s holdings below the minimum threshold.

Shares of our common stock redeemed by us under the share redemption program will return to the status of authorized but unissued shares of common stock. We will not resell such shares of common stock to the public unless they are first registered with the Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

The federal income tax treatment of stockholders whose shares of common stock are redeemed by us under the share redemption program will depend on whether our redemption is treated as a payment in exchange for the shares of common stock. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.

In order for the redemption to be substantially disproportionate, the percentage of our voting shares of common stock considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock considered owned by the stockholder immediately before the redemption. In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. The Internal Revenue Service has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction. In determining whether any of these tests have been met, shares of common stock considered to be owned by the stockholder by reason of applicable constructive ownership rules, as well as the shares of common stock actually owned by the stockholder, normally will be taken into account.

In general, if the redemption is treated as an exchange, the United States federal income tax treatment of the redemption under present law will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Certain Dispositions of Our Common Stock” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Dispositions of Our Common Stock” in the case of a Non-U.S. stockholder (as defined therein) whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. If the redemption does not qualify as an exchange of shares of common stock, the United States federal income tax treatment of the redemption under present law generally will be as described under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions Generally” in the case of a taxable U.S. stockholder and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders—Ordinary Dividends” in the case of a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a trade or business in the United States. However, the tax consequences to you of participating in our share redemption program will vary depending upon your particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

Liquidity Events

The purchase of shares of our common stock is intended to be a long-term investment and we do not anticipate that a secondary trading market will develop. Therefore, it will be very difficult for you to sell your shares of common stock promptly or at all, and any such sales may be made at a loss.

On a limited basis, you may be able to have your shares redeemed through our share redemption program. However, in the future we may also consider various Liquidity Events, including but not limited to:

•	Listing our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock);

•	Our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and

•	A sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

We presently intend to consider alternatives for effecting a Liquidity Event for our stockholders beginning generally after seven years following the investment of substantially all of the net proceeds from all offerings made by us. Although our intention is to seek a Liquidity Event generally within seven to ten years following the investment of substantially all of the net proceeds from all offerings made by us, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Alternatively, we may seek to complete a Liquidity Event earlier than seven years following the investment of substantially all of the net proceeds from all offerings made by us. For purposes of the time frame for seeking a Liquidity Event, investment of “substantially all” of the net proceeds means the equity investment of 90% or more of the net proceeds from all offerings made by us.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10 percent or more of the voting power of the corporation’s voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with the Advisor

Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board’s view, of sufficient size such that internalizing some or all of the management functions performed by our Advisor is in our best interests and in the best interests of our stockholders.

If our board of directors should make this determination in the future, we have agreed to pay one-half, and our Advisor has agreed to pay the other half, of the costs of an independent investment banking firm. This firm would jointly advise us and the direct and indirect owners of the Advisor on the value of our Advisor. After the investment banking firm completes its analyses, we will require it to prepare a written report and make a formal presentation to our board.

Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our Advisor. Our board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our Advisor regarding a possible business combination. In any event, before we can complete any business combination with our Advisor, the following three conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our Advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our Advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our Advisor.

Control Share Acquisitions

The Maryland General Corporation Law provides that Control Shares of a Maryland corporation acquired in a Control Share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control Shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	One-tenth or more but less than one-third;

•	One-third or more but less than a majority; or

•	A majority or more of all voting power.

Control Shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “Control Share acquisition” means the acquisition of Control Shares. Once a person who has made or proposes to make a Control Share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the Control Shares at the meeting or if the acquiring person does not deliver an “Acquiring Person Statement” for the Control Shares as required by the statute, the corporation may redeem any or all of the Control Shares for their fair value, except for Control Shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the Control Shares, and is to be determined as of the date of the last Control Share acquisition or of any meeting of stockholders at which the voting rights for Control Shares are considered and not approved.

If voting rights for Control Shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the Control Share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a Control Share acquisition.

The Control Share acquisition statute does not apply to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the Control Share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, which we refer to as “Subtitle 8,” permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	A classified board;

•	A two-thirds vote requirement for removing a director;

•	A requirement that the number of directors be fixed only by vote of the directors;

•	A requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	A majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of our company and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our assets from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with our Advisor or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of real property and/or other assets of the type held by us. If the appraisal will be included in a prospectus used to offer the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, the appraisal will be filed with the Commission and the states in which the securities are being registered as an exhibit to the registration statement for the offering. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which our common stockholders’ rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholder may be made only

(i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Reports to Stockholders

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	The ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to the Advisor and any affiliate of the Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of United States material federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

Greenberg Traurig, LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) of our common stock. This opinion of Greenberg Traurig, LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Greenberg Traurig, LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of the shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequence of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

This discussion is not intended to be a substitute for careful tax planning. We urge each prospective investor to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her, in light of his or her particular circumstances, relating to the purchase, ownership and disposition of our common stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and disposition.

We intend to elect to be taxable as a REIT commencing with our taxable year ending December 31, 2010. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Greenberg Traurig, LLP has delivered an opinion to us that, commencing with our taxable year ended on December 31, 2010, we will be organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

It must be emphasized that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Industrial Income Trust

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “Taxation of Taxable U.S. Stockholders.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	Under some circumstances, we may be subject to “alternative minimum tax”;

•

If we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•

Pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset test other than certain de minimis violations or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•

If we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

•

If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•

We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•

If we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test. See “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests;”

•

If we acquire appreciated assets from a C corporation that is not a REIT (i.e., a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition;

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Operational Requirements—Recordkeeping” and “—Failure to Qualify;”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms; and

•	The earnings of our subsidiaries, including any Taxable REIT Subsidiary (“TRS”), are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

Our qualification as a REIT under the Code depends upon our ongoing satisfaction of the various requirements under the Code and described herein relating to, among other things, rules relating to our organization, the nature of our gross income, the composition of our assets, the level of distributions to our stockholders, and the diversity of the ownership of our stock. Greenberg Traurig, LLP will not review our compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that we will satisfy these requirements.

Organizational Requirements

In order to qualify for taxation as a REIT under the Code, we must meet tests regarding our income and assets described below and:

1)	Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Code;

2)	Be managed by one or more trustees or directors;

3)	Have our beneficial ownership evidenced by transferable shares;

4)	Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

5)	Use a calendar year for federal income tax purposes;

6)	Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

7)	Not be closely held as defined for purposes of the REIT provisions of the Code; and

8)	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Code to include certain entities. Items 6 and 7 above do not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 7 above for a taxable year, we will be treated as having met Item 7 for that year.

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2010, and we intend to satisfy the other requirements described in Items 1-5 above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in Items 6 and 7 above. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We are required to maintain records disclosing the actual ownership of common stock in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain minimum percentages of our shares in which such record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of our shares and certain other information.

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or the Operating Partnership have an interest will be treated as our assets, liabilities and items of income.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements (see “—Operational Requirements—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements:

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At least 75% of our gross income, excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains realized after July 30, 2008, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This is the 75% Income Test.

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At least 95% of our gross income, excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains realized after July 30, 2008, for each taxable year must be derived from the real property investments described above and generally from dividends and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This is the 95% Income Test.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

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The amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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In general, neither we nor an owner of 10% or more shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

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Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

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We normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

We may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we or a pass-through subsidiary enters into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the REIT 95% and 75% gross income test. To the extent that we hedge in other situations (for example, against fluctuations in the value of foreign currencies), the resultant income will also be excluded for purposes of the 75% or the 95% gross income test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs in order to satisfy the 75% Income and the 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% Income and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property, and rents from real property in accordance with the requirements described above. With regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Further, we and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes that we pay in foreign jurisdictions may not be passed through to, or used by our stockholders as a foreign tax credit or otherwise, although such taxes should be deductible by the REIT for purposes of calculating our “real estate investment trust taxable income” and our resulting distribution requirement. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains that we derive from certain of our investments will be treated as qualifying income for purposes of the REIT income tests if such gains are derived with respect to underlying income that itself qualifies for purposes of the REIT income tests, such as interest on loans that are secured by mortgages on real property. Other foreign currency gains, however, will be treated as income that does not qualify under the 95% or 75% gross income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains that we recognize directly or though pass-through subsidiaries, or that these technical requirements will not adversely affect our ability to satisfy the REIT qualification requirements.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	We attach a schedule of our income sources to our federal income tax return; and

•	Any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Industrial Income Trust,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Prohibited Transaction Income

Any gain (including any net foreign currency gain) we recognize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income is excluded for purposes of testing our satisfaction of the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not believe that any of our sales should be treated as prohibited transactions. However, the Internal Revenue Service may contend that one or more of these sales is subject to the 100% penalty tax.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, starting with the taxable year ending December 31, 2009, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours but do not include mineral, oil or gas royalty interests.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than

10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

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Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35 percent of the voting power or value.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Operational Requirements—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

The Asset Tests must generally be met at the close of each quarter of our taxable year. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets” and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

To the extent that we fail one or more of the asset tests, and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (i) we take certain corrective measures, (ii) we meet certain technical requirements, and (iii) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

The Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) it provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation do not exceed the lesser of 1.0% of the REIT’s total assets, and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

The Code also provides that certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1.0% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security issued by another REIT, and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Operational Requirements—Gross Income Tests.” In addition, when applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

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Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

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The basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements—Recordkeeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Miscellaneous

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure.

Recently Enacted Relief Provisions

On July 30, 2008, the American Housing Rescue and Foreclosure Prevention Act of 2008 (the “Housing Act”) was enacted. The following is a brief summary of certain provisions of the Housing Act.

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Prior to the Housing Act, foreign currency exchange gain was not explicitly included or excluded from the statutory definitions of qualifying income for purposes of the 95% and 75% income tests. The Housing Act provides that most real estate-related foreign currency gain recognized after July 30, 2008 is excluded from the computation of the income tests (i.e., such gain is excluded from the numerator and the denominator of the income test computations). However, foreign currency gain is treated as non-qualifying income if it is derived from substantial and regular trading or dealing in securities. These rules depart from previously issued IRS guidance that generally treated foreign currency gains as qualifying income under the 95% and 75% income tests to the extent such gains were attributable to assets producing qualifying income. Certain conforming changes have also been made to the asset tests, foreclosure property and prohibited transaction provisions of the Code. See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests” and “—REIT Qualification—Taxation of Industrial Income Trust.”

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The Housing Act expands the scope of the hedging exception by providing that the income tests will exclude any income from a hedging transaction entered into by the REIT after July 30, 2008 primarily to manage the risk of (1) interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets or (2) currency fluctuations with respect to an item of qualifying income under the 95% or 75% income test. Prior to the enactment of the Housing Act, income from a hedging transaction was treated as nonqualifying income for purposes of the 75% income test, and the income from hedging transactions described under number (1) above was only excluded from the 95% income test. See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.”

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Under prior law, sales of property by a REIT were not treated as prohibited transactions if such sales came within certain safe harbors. Certain provisions of the Housing Act make it easier for a REIT to fit within these safe harbor provisions, including a reduction in the current four year safe harbor holding period to two years for sales occurring after July 30, 2008. See “—REIT Qualification—Taxation of Industrial Income Trust.”

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Previously, not more than 20% of a REIT’s total assets could be represented by securities of one or more of the REIT’s taxable REIT subsidiaries. The Housing Act amends this rule by increasing the limitation to 25%. This change is effective for our taxable years beginning after December 31, 2008. See “—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests.”

The foregoing is not an exhaustive list of changes made by the Housing Act. You are urged to consult your tax advisors regarding the specific tax consequences to you of the changes resulting from the enactment of Housing Act.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct dividends paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all dividends to our domestic stockholders that are individuals, trusts or estates will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	A citizen or resident of the United States;

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A corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock—Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock—Share Redemption Program.”

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from us to the extent that the dividends are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) dividends received by us from taxable C corporations, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Dividends that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the dividends during January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate

U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. See “—Operational Requirements—Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

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include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•

in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Certain Dispositions of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such shares of common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

If a stockholder has shares of our common stock redeemed by us, such stockholder will be treated as if such stockholder sold the redeemed shares if all of such stockholder’s shares of our common stock are redeemed or if such redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or dividends and is subject to backup withholding; or

•

Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding generally will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations, unless they fail to demonstrate that fact when required. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by the Operating Partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as dividends to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test, and (2) either (i) one pension trust owns more than 25% of the value of our stock, or (ii) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT. Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our common stock.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Dividends

The portion of distributions received by Non-U.S. holders payable out of our earnings and profits which are not attributable to our capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Furthermore, reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. In order to be eligible for reduced withholding rates under a treaty, a Non-U.S. holder will be required to provide a properly completed Internal Revenue Service Form W8-BEN, or other applicable Internal Revenue Service Form, providing certain information regarding the Non-U.S. holder and certifying under penalties of perjury that such Non-U.S. holder is not a U.S. person and is eligible for benefits under an applicable treaty. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income. In general, any distribution made to a Non-U.S. Stockholder should be subject to United States income tax withholding at the rate of 30% unless:

•	a lower treaty rate applies and the Non-U.S. Stockholder has provided the proper documentation evidencing eligibility for that reduced treaty rate; or

•	the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with the Non-U.S. Stockholder’s U.S. trade or business.

In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us which are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below (see “Special Tax Considerations for Non-U.S. Stockholders—Dispositions of our Common Stock”), distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business, and will instead be treated the same as an ordinary distribution from us (see “Special Tax Considerations for Non-U.S. Stockholders—Ordinary Distributions”), provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax, but may be subject to withholding tax.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by United States Stockholders generally should be treated with respect to

Non-United States Stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a Non-United States stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the Internal Revenue Service a refund to the extent of the Non-United States Stockholder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Estate Tax

If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (a) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Payments of dividends or of proceeds from the disposition of stock made to a Non-United States stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its Non-United States status on an Internal Revenue Service Form W-8BEN or another appropriate version of Internal Revenue Service Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a Non-United States stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the Internal Revenue Service.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of the Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, the Operating Partnership presently qualifies for the Private Placement Exclusion.

Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property. If the Operating Partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of OP Units would be subject to special rules under section 469 of the Code. Under such rules, each holder of OP Units would be required to treat any loss derived from the Operating Partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to the Operating Partnership which are carried forward may only be offset against future income of the Operating Partnership. Moreover, unlike other passive activity losses, suspended losses attributable to the Operating Partnership would only be allowed upon the complete disposition of the OP Unit holder’s “entire interest” in the Operating Partnership.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership will be classified as a partnership for federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “Requirements for Qualification as a REIT—Organizational Requirements” and “Requirements for Qualification as a REIT—Operational Requirements—Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash dividend. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that the Operating Partnership acquires properties or securities for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 10-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating

Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code, such as an IRA, which we refer to collectively as the “Benefit Plans,” seeking to invest plan assets in shares of our common stock must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	Whether the investment is consistent with the applicable provisions of ERISA and the Code and the documents and instruments governing your Benefit Plans;

•	Whether, under the facts and circumstances attendant to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	Whether your investment will impair the liquidity of the Benefit Plan;

•	Whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders”);

•	The need to value the assets of the Benefit Plan annually; and

•	Whether your investment will constitute a prohibited transaction under ERISA or the code as described below.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	To act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	To invest plan assets prudently;

•	To diversify the investments of the plan unless it is clearly prudent not to do so;

•	To ensure sufficient liquidity for the plan; and

•	To consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Plan Asset Considerations

In order to determine whether an investment in shares of our common stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or the commingling of assets referred to above, a fiduciary must consider whether an investment in shares of our common stock will cause our assets to be treated as assets of the investing Benefit Plans. Section 3(42) of ERISA defines the term “plan assets” to mean plan assets as defined in the U.S. Department of Labor Regulations. These regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity, which we refer to as the “Plan Assets Regulation.” Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in shares of our common stock might constitute an ineffective delegation of fiduciary responsibility to the Advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by the Advisor of the fiduciary duties mandated under ERISA.

If the Advisor or affiliates of the Advisor were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares of common stock to us or we might dissolve or terminate. If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in shares of our common stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

The Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly offered security.” A publicly offered security must be:

•	Sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act, as amended;

•	“Widely held,” such as part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“Freely transferable.”

Shares of common stock are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and are part of a class registered under the Exchange Act. In addition, we have over 100 independent stockholders, such that shares of common stock are “widely held.” Whether a security is “freely transferable” depends upon the particular facts and circumstances. Shares of common stock are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares of our common stock is less than $10,000; thus, we believe that the restrictions imposed in order to maintain our status as a REIT should not cause the shares of common stock to be deemed not freely transferable. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Assuming that shares of common stock will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, we believe that shares of our common stock should constitute “publicly offered securities” and, accordingly, our underlying assets should not be considered “plan assets” under the Plan Assets Regulation. If our underlying assets are not deemed to be “plan assets,” the issues discussed in the second and third paragraphs of this “Plan Assets Considerations” section are not expected to arise.

Other Prohibited Transactions

Regardless of whether the shares of common stock qualify for the “publicly offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, the Advisor, any selected dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the shares of common stock. Accordingly, unless an administrative or statutory exemption applies, shares of common stock should not be purchased using assets of a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year.

In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA. It is not currently intended that the shares of our common stock will be listed on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares of our common stock, namely when the fair market value of the shares of common stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares of common stock, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports.

For so long as we are offering shares of our common stock in the primary share offering or a subsequent offering of primary shares, we intend to use the most recent offering price as the per share net asset value. We will continue to use the most recent primary share offering price as the per share net asset value until December 31st of the year following the year in which the most recently completed offering has expired unless a new offering has commenced prior to that time in which case we would use the new offering price. If following December 31st of the year following the year in which the most recently completed offering has expired there is no new offering in effect but our Distribution Reinvestment Plan is still in effect, we will continue to use the most recent primary share offering price as the per share net asset value for so long as our Distribution Reinvestment Plan is in place. If there is no primary share offering in effect and our Distribution Reinvestment Plan has also expired or has otherwise been terminated, the value of the properties and our other assets will be based upon a valuation. Such valuation will be performed by a person independent of us and the Advisor.

If requested, we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. To the extent that such determination is not based on the offering price of our shares, any other determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue and may also revise these procedures to conform with guidance that FINRA may issue in the future. Meanwhile, we cannot assure you:

•

That the value determined by us could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	That stockholders could realize this value if they were to attempt to sell their shares of common stock; or

•	That the value, or the method used to establish value, would comply with the ERISA or IRA requirements described above.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of $2,000,000,000 in shares of our common stock in this offering through our Dealer Manager, a registered affiliated broker dealer, including $1,500,000,000 in shares of our common stock initially allocated to be offered in the primary share offering and $500,000,000 in shares of our common stock initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary share offering to the distribution reinvestment plan.

Shares of our common stock in the primary share offering are being offered to the public at $10.00 per share. See below for a description of the discounts and fee waivers that are available to purchasers. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,000 in shares of our common stock. After investors have satisfied the minimum purchase requirement, additional purchases must be in minimum increments of $100, except for purchases made pursuant to our distribution reinvestment plan. Any shares purchased pursuant to the distribution reinvestment plan will be sold at $9.50 per share.

The Dealer Manager has entered into selected dealer agreements with certain other broker dealers who are members of FINRA to authorize them to sell our shares. The shares of our common stock being offered to the public are being offered on a “best efforts” basis, which means generally that the Dealer Manager and the participating broker dealers will be required to use only their best efforts to sell the shares of our common stock and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with the Dealer Manager may be terminated by either party upon 60 days’ written notice.

This offering will commence as of the effective date of the registration statement of which this prospectus forms a part. If we do not sell at least $2,000,000 in Shares to at least 100 subscribers who are independent of us and of each other before one year from the date of this prospectus, this offering will terminate and your funds will be promptly returned with interest and without deduction. We have no right to extend the period in which the minimum offering requirements must be met. Once the minimum offering requirements are met, we may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended for up to an additional one year period. However, in certain states the offering may continue for just one year unless we renew the offering period. We reserve the right to terminate this offering at any time.

Until the minimum offering requirements are met, purchaser subscription payments will be deposited into an interest bearing escrow account at the escrow agent, The Bank of New York Mellon, promptly following receipt of both payment and a completed subscription agreement by a participating broker dealer. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow account. If we meet the minimum offering requirements before one year from the date of this prospectus, initial subscribers will be admitted as stockholders of ours and the funds held in escrow shall be transferred to us within 10 days. If we do not meet the minimum offering requirements before one year from the date of this prospectus, the escrow agent will promptly notify us, this offering will be terminated and the subscription payments held in the escrow account will be returned to subscribers in full with the subscriber’s pro rata share of any interest earned thereon, without reduction for any costs, promptly after the date of termination.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Once the minimum offering requirements have been met, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds shall be returned to subscribers without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus, as declared effective by the Commission, as supplemented and amended. If we accept your subscription, our transfer agent will mail you a confirmation.

Investors whose subscriptions are accepted will be deemed admitted as stockholders of ours on the day upon which their subscriptions are accepted. Once the minimum offering requirements have been met and we have received aggregate gross proceeds of at least $2,500,000, the proceeds from the sale of shares of our common stock to New York residents will be delivered to us and held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. Certain other states may also require that subscriptions from residents in their states be held in escrow beyond the time that the $2,000,000 minimum offering requirements are raised. See “Suitability Standards.” Following release of the funds from the escrow account and before they are applied as set forth in this prospectus, offering proceeds may be placed in short-term, low-risk interest bearing investments, including obligations of, or obligations guaranteed by, the United States Government or bank money market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash.

Compensation Paid for Sales of Shares

Subject to the provisions for a reduction of the sales commission described below, we will pay the Dealer Manager a sales commission of up to 7.0% of the gross proceeds we raise from the sale of shares in the primary offering, all of which may be reallowed to participating broker dealers who are members of FINRA. We will also pay the Dealer Manager a Dealer Manager fee of 2.5% of the gross offering proceeds we raise from the sale of shares in the primary offering for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance, part of which may be reallowed to participating broker dealers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock. We will not pay a sales commission or a Dealer Manager fee on shares purchased pursuant to our distribution reinvestment plan.

We will also pay the Advisor up to 2.0% of the aggregate gross offering proceeds we raise from the sale of shares in the primary offering and in the distribution reinvestment plan, which the Advisor will use to pay our cumulative organization and offering expenses, including legal, accounting, printing and other expenses related to the distribution of this offering. From the 2.0% organization and offering expense reimbursement, the Advisor will pay up to 0.5% of the gross offering proceeds we raise from the sale of shares in the primary offering to reimburse the Dealer Manager and participating broker dealers on a non-accountable basis for their out-of-pocket expenses related to the distribution of the offering and as a marketing support fee. From the 0.5% non-accountable expense allowance or the 2.5% Dealer Manager fee paid to the Dealer Manager, the Dealer Manager, in its sole discretion, may approve payment of a marketing support fee to participating broker dealers based upon prior or projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker dealer in the past and the level of marketing support to be provided in this offering.

To the extent that shares are sold in the primary offering with a reduced commission as a result of a volume or other discount, as described below, the Advisor may also pay up to an additional 1.5% of the gross offering proceeds from the sale of shares in the primary offering to the Dealer Manager and participating broker dealers to reimburse their non-accountable expenses related to the distribution of the offering and as a marketing support fee. The aggregate of all compensation payable to FINRA members participating in this offering will not exceed 10.0% of gross offering proceeds we raise from the sale of shares in the primary offering.

Any portion of the 2.0% organization and offering expense reimbursement not used as a non-accountable expense allowance or marketing support fee for the Dealer Manager and participating broker dealers will be retained by the Advisor to pay our cumulative legal, accounting, printing and other organization and offering expenses that are not deemed by FINRA to be underwriting compensation (which other expenses may include reimbursement of the bona fide due diligence expenses of the Dealer Manager and participating broker dealers, as described below) and only to the extent the Advisor has paid such expenses. The Advisor or an affiliate of the Advisor will be responsible for the cumulative expenses of our organization and this offering (which may include reimbursement of the bona fide due diligence expenses of the Dealer Manager and participating broker dealers, as described below) that are not deemed by the FINRA to be underwriting compensation to the extent that they exceed the amount remaining from the 2.0% organization and offering expense reimbursement, without recourse against or reimbursement by us.

The bona fide due diligence expenses of the Dealer Manager and participating broker dealers that are included in the organization and offering expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating dealers and their personnel when visiting our office to verify information related to us and this offering and, in some cases, reimbursement of the allocable share of out-of-pocket internal due diligence personnel of the participating dealer conducting due diligence on the offering. Reimbursement of bona fide due diligence expenses is contingent upon the receipt by the Dealer Manager of an invoice or a similar such itemized statement from the participating broker dealers that demonstrates the actual due diligence expenses incurred by that broker dealer.

The following table shows the estimated maximum compensation payable to the Dealer Manager and participating broker dealers in connection with the offering, assuming the sale of $1,500,000,000 in shares of our common stock in the primary offering with no volume discounts or fee waivers.

	$ Per Share	%	Maximum $ Amount
Public Offering Price	$10.00		$1,500,000,000
Dealer Manager Fee	$0.25	2.5%	$37,500,000
Participating Broker Dealer Commission	$0.70	7.0%	$105,000,000
Marketing Support Fee/Non-Accountable Expenses*	$0.05	0.5%	$7,500,000
Total Fees, Commissions, and Expenses**	$1.00	10.0%	$150,000,000

*	Also includes payments by the Advisor and affiliates of the Advisor to the Dealer Manager for salaries and bonuses of certain employees of the Dealer Manager while participating in this offering.

**	The Dealer Manager and participating broker dealers may also be reimbursed for bona fide due diligence expenses.

Subject to certain limitations in our agreements, we have agreed to indemnify the Dealer Manager and participating broker dealers and the Dealer Manager and participating broker dealers have agreed to severally indemnify us, our officers and our directors against certain liabilities in connection with this offering, including liabilities arising under the Securities Act. However, the Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The broker dealers participating in the offering of shares of our common stock are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of common stock will be sold. Our executive officers and directors and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and the dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such institutional investors and affiliates. The Advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. In addition, shares of our common stock purchased by the Advisor or its affiliates shall not be entitled to vote on any matter presented to stockholders for a vote.

Certain institutional investors and our affiliates may also agree with the participating broker dealer selling them shares of our common stock (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

Volume and Other Discounts

In connection with sales of $500,000 or more to a Qualifying Purchaser (as defined below), a participating broker dealer may offer such Qualifying Purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the Qualifying Purchaser by reducing the total purchase price of the shares payable by the Qualifying Purchaser.

Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to Qualifying Purchasers by participating broker dealers for shares purchased:

	Amount of Commission Paid per Share in Volume Discount Range
Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00/Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $499,999	$10.00	7.0%	$0.70	$0.25	$9.05
$500,000 to $999,999	$9.90	6.0%	$0.60	$0.25	$9.05
$1,000,000 and $1,499,999	$9.80	5.0%	$0.50	$0.25	$9.05
$1,500,000 and over	$9.70	4.0%	$0.40	$0.25	$9.05

For example, if you purchase $1,250,000 of shares, the selling commission on such shares would be reduced to 5.0%, in which event you would receive 127,551 shares as opposed to 125,000 shares, the amount of shares you would have purchased for $1,250,000 at $10.00 per share if there were no volume discounts. The commission on the sale of such shares would be $63,776 ($0.50 per share) and, after payment of the dealer manager fee of $31,888 ($0.25 per share), we would receive net proceeds of $1,154,336 ($9.05 per share). The net proceeds to us will not be affected by volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases of our shares.

Subscriptions may be combined for the purpose of determining the volume discount level in the case of subscriptions made by any Qualifying Purchaser (as defined below), provided all such shares are purchased through the same broker dealer. Any such reduction in the sales commission would be prorated among the separate investors. The term Qualifying Purchaser includes:

•	An individual, his or her spouse and members of their immediate families who purchase the shares for his, her or their own accounts;

•	A corporation, partnership, association, joint stock company, trust fund or any organized group of persons, whether incorporated or not;

•	An employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and

•	All commingled trust funds maintained by a given bank.

Notwithstanding the above, the Dealer Manager may, at its sole discretion, enter into an agreement with a participating broker dealer, whereby such broker dealer may aggregate subscriptions as part of a combined order for the purposes of offering investors reduced sales commissions to as low as 4.0%, provided that any such aggregate group of subscriptions must be received from such broker dealer. Any reduction in sales commissions would be prorated among the separate subscribers.

Investors should ask their broker dealer about the opportunity to receive volume discounts by either qualifying as a Qualifying Purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

In order to encourage purchases of shares of our common stock in excess of $3,000,000, the Dealer Manager may, in its sole discretion, agree with a Qualifying Purchaser to reduce the dealer manager fee with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price) and the sales commission with respect to all shares purchased by the Qualifying Purchaser to as low as $0.05 per share (0.5% of the primary offering price). Assuming a primary offering price of $10.00 per share, if a Qualifying Purchaser acquired in excess of $3,000,000 of shares, the Qualifying Purchaser could pay as little as $9.15 per share purchased. The net proceeds to us would not be affected by such fee reductions.

Investors may also agree with the participating broker dealer selling them shares (or with the Dealer Manager if no participating broker dealer is involved in the transaction) to reduce the amount of sales commission to zero (i) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services, or (ii) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker dealers. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the Company. You should ask your financial advisor and/or broker dealer about the ability to receive such reductions of the sales commission.

Investors who receive reductions of the sales commission and/or the dealer manager fee that reduce the price per share to below $9.50 per share, which is the price per share under our distribution reinvestment plan, are advised to consider whether participation in the distribution reinvestment plan is appropriate because they can purchase shares outside of the distribution reinvestment plan for less than $9.50 per share.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount or other reduction of the sales commission and fees will receive a higher return on their investment than investors who do not qualify for such discount.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the Advisor and its affiliates, property brochures and articles and publications concerning real estate.

The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

LEGAL MATTERS

The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualification as a REIT for federal income tax purposes and the partnership status of the Operating Partnership for federal income tax purposes has been passed upon by Greenberg Traurig, LLP.

EXPERTS

The consolidated balance sheet of Industrial Income Trust Inc. and subsidiary, as of July 22, 2009, has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and, under the Act, we will file reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Tel.: (303) 228-2200

Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain an internet site at www.dividendcapital.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Industrial Income Trust Inc.:

We have audited the accompanying consolidated balance sheet of Industrial Income Trust Inc. and subsidiary as of July 22, 2009. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Industrial Income Trust Inc. and subsidiary as of July 22, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

August 26, 2009

INDUSTRIAL INCOME TRUST INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

JULY 22, 2009

ASSETS
Cash and cash equivalents	$203,000

TOTAL ASSETS	$203,000

LIABILITIES AND EQUITY
TOTAL LIABILITIES	$—
EQUITY
Stockholder’s Equity
Preferred stock, $0.01 par value. 200,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.01 par value. 1,000,000,000 shares authorized, 200 shares issued and outstanding	2
Additional paid-in capital	1,998

TOTAL STOCKHOLDER’S EQUITY	$2,000
Noncontrolling interests	201,000

TOTAL EQUITY	$203,000
TOTAL LIABILITIES AND EQUITY	$203,000

The accompanying notes are an integral part of this consolidated financial statement.

INDUSTRIAL INCOME TRUST INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED BALANCE SHEET

July 22, 2009

1.	ORGANIZATION

Industrial Income Trust Inc. (the “Company”) is a newly organized Maryland corporation formed on May 19, 2009. As used herein, “the Company,” “we,” “our” and “us” refer to Industrial Income Trust Inc. and its consolidated subsidiary and partnership except where the context otherwise requires.

The Company was formed to make equity and debt investments in income producing real estate assets consisting primarily of high-quality distribution warehouses and other industrial properties that are leased to creditworthy corporate customers. Although the Company intends to focus investment activities primarily on distribution warehouses and other industrial properties, the charter and bylaws do not preclude it from investing in other types of commercial property, real estate debt, or real estate related equity securities. As of the date of this financial statement, the Company has neither purchased nor contracted to purchase any properties, debt, or real estate related equity securities, nor have any properties been identified in which there is a reasonable probability that the Company will acquire.

The Company intends to operate in a manner that will allow it to qualify as a real estate investment trust, or “REIT,” for federal income tax purposes commencing with its taxable year ending December 31, 2010. The Company utilizes an Umbrella Partnership Real Estate Investment Trust (“UPREIT”) organizational structure to hold all or substantially all of its properties and securities through an operating partnership, Industrial Income Operating Partnership LP (the “Operating Partnership”).

In July 2009, the Company sold 200 shares of common stock to an affiliate of Industrial Income Advisors LLC (the “Advisor”) at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner.

In July 2009, the Operating Partnership issued 20,000 Operating Partnership Units (“OP Units”) to the Advisor in exchange for $200,000 representing an approximate 99% limited partnership interest. Additionally, the Operating Partnership issued 100 Special Units to Industrial Income Advisors Group LLC, the parent of the Advisor, in exchange for $1,000. The rights of the holders of OP Units are limited and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the Operating Partnership’s assets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Due to the Company’s control of the Operating Partnership through its sole general partnership interest and the limited rights of the limited partners, the Operating Partnership is consolidated with the Company and the limited partner interest is reflected as a noncontrolling interest in the accompanying consolidated balance sheet. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments purchased with original maturities of three months or less.

Income Taxes

The Company intends to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income taxes on net income that it distributes to stockholders. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

Use of Estimates

The preparation of the consolidated financial statement in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statement. Actual results could differ from those estimates. Estimates and assumptions are reviewed periodically, and the effects of revision are reflected in the period they are determined to be necessary.

3.	INITIAL PUBLIC OFFERING

The Company intends to offer for sale up to $2,000,000,000 in shares of common stock, 75% of which (150,000,000 shares) will be offered to investors at a price of $10.00 per share, and 25% of which (52,631,579 shares) will be offered to participants in the Company’s distribution reinvestment plan at a price of $9.50 per share (the “Offering”). The Company has the right to reallocate the shares of common stock offered between the Company’s primary offering and the Company’s distribution reinvestment plan. Dividend Capital Securities LLC (the “Dealer Manager”) will provide dealer manager services in connection with the Offering. The Offering is a best efforts offering, which means that the Dealer Manager is not required to sell any specific number or dollar amount of shares of common stock in the offering but will use its best efforts to sell the shares of common stock. This is a continuous offering that will end no later than two years from the date of the prospectus, unless it is extended.

4.	RELATED PARTY TRANSACTIONS

Various affiliates of the Company are involved in the Offering and in the Company’s operations. The Company will rely on the Advisor to manage the Company’s day-to-day activities and to implement the Company’s investment strategy. The Dealer Manager will provide dealer manager services. Dividend Capital Property Management LLC (the “Property Manager”) may perform certain property management services on behalf of the Company and the Operating Partnership. The Advisor, the Dealer Manager, and the Property Manager are affiliated parties that will receive compensation and fees for services relating to the offering and for the investment and management of the Company’s assets. These fees primarily consist of the following:

(i)	Sales commission payable to the Dealer Manager (all or a portion of which is expected to be re-allowed to participating broker-dealers) of up to 7.0% of the gross offering proceeds;

(ii)	Dealer manager fee payable to the Dealer Manager of up to 2.5% of the gross offering proceeds;

(iii)	Organization and offering expense reimbursement to the Advisor or its affiliates for our cumulative expenses of up to 2.0% of aggregate gross offering proceeds from the sale of shares in the primary offering and the distribution reinvestment plan;

(iv)

Acquisition fees payable to the Advisor in connection with the acquisition, development, and construction of real properties which will vary depending on whether the asset acquired is in the operational, development or construction stage. For each real property acquired in the operational stage, the acquisition fee will be an amount equal to up to 2.0% of the purchase price of the property, until such time as we have invested an aggregate amount of $500,000,000 in properties acquired in the operational stage, at which time the acquisition fee will be reduced to up to 1.0% of the total purchase price of the properties acquired thereafter. For each real property acquired prior to or during the development or construction stage, the acquisition fee will be an amount up to 4.0% of the total project cost;

(v)	Acquisition fees payable to the Advisor for (i) 1.0% of our proportionate share of the purchase price of the property owned by any real estate related entity in which we acquire a majority economic interest or that we consolidate for financial reporting purposes in accordance with GAAP, and (ii) 1.0% of the purchase price in connection with acquisition of any interest in any other real estate related entity;

(vi)	Acquisition fees payable to the Advisor equal to 1.0% of the purchase price, including any third-party expenses related to such investment, in connection with the acquisition or origination of any type of debt investment or other investment;

(vii)	Asset management fees consisting of (i) a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed and before non-cash reserves and depreciation) of each real property asset within our portfolio; provided, that the monthly asset management fee with respect to each real property asset located outside the U.S. that we own, directly or indirectly, will be one-twelfth of 1.20% of the aggregate cost of such real property asset, (ii) a monthly fee of one-twelfth of 0.80% of the aggregate cost or investment (before non-cash reserves and depreciation, as applicable) of any interest in any other real estate related entity or any type of debt investment or other investment, and (iii) a fee of 2.0% of the sales price of each asset upon disposition;

(viii)	Property management fees may be paid to the Property Manager in an amount equal to a market based percentage of the annual gross revenues of each real property owned by us and managed by the Property Manager. Such fee is expected to range from 2% to 5% of annual gross revenues;

(ix)	Leasing fees may be paid to the Property Manager for initially leasing-up our real properties, for leasing vacant space in our real properties and for renewing or extending current leases on our real properties. Such leasing fee will be in an amount that is usual and customary for comparable services rendered to similar assets in the geographic market of the asset (generally expected to range from 2% to 8% of the projected first year’s annual gross revenues of the property); and

(x)	Real estate commissions payable to the Advisor or its affiliates of up to 50% of the total brokerage commission paid in connection with brokerage and related services provided upon the sale of real property assets owned by the Company, provided that such amount shall not exceed 3% of the contract price of the property sold and, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6.0% of the sales price of the property.

In July 2009, the Company sold 200 shares of common stock to an affiliate of the Advisor at a price of $10 per share. The Company subsequently contributed $2,000 to the Operating Partnership and is the sole general partner. Additionally, the Operating Partnership issued 20,000 OP Units at $10 per share to the Advisor in exchange for $200,000. The Operating Partnership also issued 100 Special Units to the parent of the Advisor for consideration of $1,000. These shares are classified as noncontrolling interests (Note 5).

The Advisory Agreement, the Operating Partnership Agreement, the Dealer Manager Agreement, and the Property Management Agreement have not been executed as of July 22, 2009. As such, the terms and conditions of these agreements are subject to change and may ultimately differ upon execution from the terms and conditions described herein.

5.	NONCONTROLLING INTERESTS

Noncontrolling interests consist of the following as of July 22, 2009:

Operating Partnership Units (“OP Units”)	$200,000
Operating Partnership Special Units	1,000

Total	$201,000

Operating Partnership Units (“OP Units”)

In July 2009, the Operating Partnership issued 20,000 OP Units to the Advisor in exchange for $200,000. The Operating Partnership is approximately 99% owned by the Advisor and the parent of the Advisor, and 1% owned by the Company. OP Units are redeemable at the option of the unit holder. The Operating Partnership has the option of redeeming the OP Units with cash, with shares of common stock of the Company, or with a combination of both.

Securities that are redeemable for cash or other assets at the option of the holder, not solely within the control of the issuer, are required to be classified as redeemable noncontrolling interests outside of permanent equity in our accompanying balance sheet. We have evaluated our ability to deliver shares of common stock to satisfy redemption requests from holders of our OP Units, and we have concluded that we have the right to satisfy the redemption requirements of holders of our OP Units by delivering unregistered shares of our common stock. Each outstanding OP Unit is exchangeable for one share of our common stock, and the OP Unit holder cannot require redemption in cash or other assets. As a result, we classify our OP Units as noncontrolling interests within permanent equity.

Operating Partnership Special Units

In July 2009, the Operating Partnership issued 100 Special Units to the parent of the Advisor for consideration of $1,000. The holder of Special Units does not participate in the profits and losses of the Operating Partnership. Amounts distributable to the holder of the Special Units will depend on operations and the amount of net sales proceeds received from asset dispositions or upon other events. In general, after holders of OP Units, in aggregate, have received cumulative distributions equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax return on their net contributions, the holder of the Special Units and the holder of OP units will receive 15% and 85%, respectively, of the net sales proceeds received by the Operating Partnership upon the disposition of the Operating Partnership’s assets.

In addition, the Special Units will be redeemed by the Operating Partnership to the holder of the Special Units, upon the earliest to occur of the following events:

(1)	A “Liquidity Event”; or

(2)	The occurrence of certain events that result in the termination or non-renewal of the Advisory Agreement between the Advisor, the Company, and the Operating Partnership.

A Liquidity Event is defined as (i) a listing of our common stock on a national securities exchange (or the receipt by our stockholders of securities that are listed on a national securities exchange in exchange for our common stock); (ii) our sale, merger or other transaction in which our stockholders either receive, or have the option to receive, cash, securities redeemable for cash, and/or securities of a publicly traded company; and (iii) the sale of all or substantially all of our assets where our stockholders either receive, or have the option to receive, cash or other consideration.

We have determined that the Special Units are not redeemable at a fixed or determinable amount on a fixed or determinable date, at the option of the holder, or upon events that are not solely within our control. As a result, we classify our Special Units as noncontrolling interests within permanent equity.

6.	SUBSEQUENT EVENTS

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through August 26, 2009, the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

APPENDIX A: PRIOR PERFORMANCE TABLES

The tables presented in this section contain summary information relating to current and former programs with investment objectives similar to ours and sponsored by certain affiliates of the Sponsor and its direct or indirect owners. Although each of the programs described herein has its own specific investment objectives, there are various general investment objectives common to all such programs. These general investment objectives include (i) a focus on investing in core commercial properties, (ii) a focus on acquiring existing properties as opposed to developing new properties, (iii) a focus on investing in properties located in the U.S., (iv) a focus on preserving investors’ capital, and (v) a focus on providing regular cash distributions to investors.

The specific programs included in the tables are (i) DCT Industrial Trust, which we refer to as “DCT,” (ii) Dividend Capital Total Realty Trust, which we refer to as “TRT,” (iii) Dividend Capital Exchange Tenancy-In-Common Program I, which we refer to as “DCX-TIC I,” (iv) Dividend Capital Exchange Tenancy-In-Common Program II, which we refer to as “DCX-TIC II,” and (v) the Dividend Capital Exchange Delaware Statutory Trust Program, which we refer to as “DCX-DST.”

DCT (NYSE: DCT) is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in many of the highest volume distribution markets in the United States. On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in Dividend Capital Advisors LLC, the former external Advisor to DCT, were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours and is considered a completed program for purposes of these tables.

TRT is a real estate investment trust formed to acquire, own and manage a diversified portfolio of real property assets and real estate securities. DCX-TIC I and DCX-TIC II each represent a series of investment programs through which tenancy-in-common interests in real properties are sold primarily to accredited investors in private placements. As of January 23, 2008, tenancy-in-common interests in all DCX-TIC I properties had been sold and exchanged for DCT operating partnership units. As such, DCX-TIC I is considered a completed program for the purposes of these tables. DCX-DST represents a series of investment programs through which interests in Delaware statutory trusts that own real properties are sold primarily to accredited investors in private placements.

The specific tables discussed in this section consist of:

Table I—Experience in Raising and Investing Funds;

Table II—Compensation to Sponsor;

Table III—Operating Results of Prior Programs;

Table IV—Completed Programs; and

Table V—Sales or Disposals of Properties by Programs.

The information in this section should be read together with the summary information in this prospectus under “Prior Performance of the Advisor and its Affiliates.” Disclosure regarding each of the programs presented in the tables is consistent with previous public disclosures and filings relating to each program, as appropriate.

You may use the information in the tables to evaluate the performance of other programs that have been sponsored by affiliates of the Sponsor and its direct or indirect owners. However, by purchasing shares in this offering, you will not acquire ownership interests in any programs to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the programs discussed.

For information regarding specific real property acquisitions by Sponsor affiliated programs within the previous three years, please see Table VI contained in Part II of the registration statement, which is not a part of this prospectus. Upon written request and without charge, prospective investors in this offering may obtain a copy of Table VI. Please see “Additional Information.”

Table I provides a summary of the experience of affiliates and former affiliates of the Advisor in raising and investing funds in programs that have conducted offerings within the last three years. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of the end of the offering or as of December 31, 2008, except where otherwise noted. Certain totals may not sum due to rounding.

Table I

(Unaudited)

Experience in Raising and Investing Funds

Total Since Inception

(Dollar amounts in thousands)(1)

DCT(2)	TRT	DCX-TIC I	DCX-TIC II
Dollar amount offered	$1,734,088	(3)	$4,000,000	(4)	$314,109	(5)	$196,659	(6)
Dollar amount raised	1,583,298	(3)	1,630,898	(4)	304,086	(5)	188,098	(6)
Less offering expenses:
Selling Commissions(7)	7.2	%(8)	7.1%	—	(9)	—	(10)
Organizational Expenses	1.7	%(8)	1.5%	—	(9)	—	(10)
Other	—	(8)	—	—	—

Total offering expenses	8.9%	8.6%	—	—
Proceeds after offering expenses	91.1%	91.4%	100.0%	100.0%
Reserves	—	(8)	—	—	—
Percentage available for investment	91.1%	91.4%	100.0%	100.0%
Development and acquisition costs:
Purchase price	172.8	%(8)	106.3%	98.4%	98.3%
Acquisition / development fees	1.8	%(8)	1.1%	—	—
Acquisition expenses	3.9	%(8)(11)	1.0	%(11)	1.6%	1.7%
Other (explain)	—	—	—	—

Total development and acquisition cost	178.5%	108.4%	100.0%	100.0%
Percent leverage (mortgage financing divided by total acquisition cost)	38.6%	45.8%	4.9%	12.8%
Dates offering(s) began
First offering	7/17/2002	1/27/2006	11/26/2003	10/18/2006
Second offering	4/16/2004	1/22/2008	N/A	N/A
Third offering	10/18/2004	N/A	N/A	N/A
Fourth offering	6/27/2005	N/A	N/A	N/A
Length of offering(s) (months):
First offering	21	24	35	24
Second offering	6	11	N/A	N/A
Third offering	8	N/A	N/A	N/A
Fourth offering	7	N/A	N/A	N/A
Months to invest 90% of amount available for investment	N/A	(12)	N/A	(12)	N/A	(12)	N/A	(12)

(1)	All percentage amounts except “Percent leverage” represent percentages of the “Dollar amount raised” for each program.
(2)	Prior to October 10, 2006, DCT’s activities were managed by an affiliate of the Advisor, which we refer to as “DCT’s Former Advisor.” On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in DCT’s Former Advisor were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours. Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(3)	In January 2006, DCT closed its fourth continuous public offering of primary shares, which commenced on June 27, 2005. DCT raised $532.6 million or 69.7% out of a total fourth primary offering amount of $764.1 million. DCT’s third offering was closed on June 24, 2005, after having raised a total of approximately $413.2 million, or 98.4% of its full primary offering amount. DCT’s second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299.0 million, or 99.7% of its full primary offering amount. DCT’s first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249.2 million, or 99.7% of its full primary offering amount. Since July 17, 2002 and through September 30, 2006, DCT had raised a total of $89.3 million pursuant to its distribution reinvestment plan.

(4)	As of December 31, 2008, TRT had raised $413 million or 27.5% of its second primary offering amount of $1.5 billion. The second offering commenced on January 22, 2008. TRT’s first offering was closed on January 21, 2008, after having raised a total of approximately $1.14 billion, or 75.8% of its primary offering amount of $1.5 billion. Since January 27, 2006 and through December 31, 2008, TRT had raised a total of $80.8 million pursuant to its distribution reinvestment plan.

(5)	Consists of a series of various tenant-in-common offerings by DCT’s operating partnership. Includes dollar amount of leverage assumed by tenant-in-common investors.

(6)	Consists of a series of various tenant-in-common offerings by TRT’s operating partnership. Includes dollar amount of leverage assumed by tenant-in-common investors.

(7)	Includes sales commissions and dealer manager fees. Substantially all of the sales commissions and a portion of the dealer manager fees were subsequently reallowed to third parties in connection with services rendered during the offerings.

(8)	Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(9)	Investors did not pay fees and sales commissions in connection with these offerings. DCT’s operating partnership, as the seller of tenant-in-common interests, paid total offering expenses through March 31, 2009, of approximately $26.5 million, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by DCT’s operating partnership (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(10)	Investors did not pay fees and sales commissions in connection with these offerings. TRT’s operating partnership, as the seller of tenant-in-common interests, paid total offering expenses through March 31, 2009, of approximately $16.1 million, consisting of sales commissions, dealer manager fees, offering expense reimbursements and transaction facilitation fees. Given that these offering expenses were paid by TRT’s operating partnership (and not by the investors who purchased tenant-in-common interests), this did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(11)	This amount includes acquisition expenses and certain intangible assets and liabilities accounted for in accordance with SFAS No. 141.

(12)	Due to the continuous and open-end nature of these offerings, this amount is not applicable.

Table II provides a summary of the amount and type of compensation paid to affiliates of the Advisor related to programs that have conducted offerings begun within the last three years. All figures are cumulative as of the end of the offering or as of December 31, 2008 where it is applicable, except where otherwise noted. Certain totals may not sum due to rounding.

Table II

(Unaudited)

Compensation to Sponsor

Total Since Inception

(Dollar amounts in thousands)

	DCT(1)		TRT		DCX-TIC I		DCX-TIC II
Date offering(s) commenced	7/17/2002		1/27/2006		11/26/2003		10/18/2006
Dollar amount raised	$1,583,298		$1,630,898		$304,086		$188,098
Amount paid to sponsor from proceeds of offering:
Underwriting compensation	141,484	(2)(5)	139,827	(2)	—	(3)	—	(4)
Acquisition fees:
Advisory fees	28,401	(5)	18,073		—		—
Other	—		—		3,685	(6)	2,370	(6)

Total acquisition fees	28,401		18,073		3,685		2,370
Dollar amount of cash generated from operations before deducting payments to sponsor	$179,542	(5)	$115,839		$24,405		$10,327
Amount paid to sponsor from operations:
Investment advisory fees	N/A		N/A		N/A		N/A
Administrative fees	N/A		N/A		N/A		N/A
Property management fees	—		—		1,248	(7)	605	(7)
Asset management fees	23,852	(5)	21,028		—		—
Expense reimbursements	1,752	(5)	1,433		29		—
Leasing commissions/brokerage fees	—		—		—		—
Other	—		—		—		—

Total	$25,604		$22,461		$1,277		$605
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	—		5,357		—		—
Notes	—		—		—		—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—		—
Incentive fees	—		—		—		—
Other (identify and quantify)	—		51	(8)	—		—

(1)	Prior to October 10, 2006, DCT’s activities were managed by an affiliate of the Advisor, which we refer to as “DCT’s Former Advisor.” On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in DCT’s Former Advisor were contributed to the operating partnership of DCT in exchange for a limited partnership interest. As a result of the Internalization, DCT is no longer considered an affiliate of ours. Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(2)	DCT and TRT underwriting compensation includes (a) selling commissions paid to Dividend Capital Securities LLC, all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services and (c) expense reimbursements paid to DCT’s Former Advisor and TRT’s Advisor to reimburse actual out-of-pocket expenses incurred in connection with their respective offerings.

(3)

Investors did not pay underwriting fees to the sponsor in conjunction with these offerings. DCT’s operating partnership (the seller of tenant-in-common interests) paid $26.5 million to the sponsor and its affiliates, consisting of (a) sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services, (c) expense reimbursements paid to DCT’s Former Advisor to reimburse out of pocket expenses incurred in connection with the offering of tenant-in-common interests, and (d) transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(4)	Investors did not pay underwriting fees to the sponsor in conjunction with these offerings. TRT’s operating partnership (the seller of tenant-in-common interests) paid $16.1 million to the sponsor and its affiliates, consisting of (a) sales commissions paid to Dividend Capital Securities LLC, substantially all of which were reallowed to third party broker dealers in exchange for their services, (b) dealer manager fees paid to Dividend Capital Securities LLC, a portion of which were reallowed to third party broker dealers in exchange for their services, (c) expense reimbursements paid to TRT’s Advisor to reimburse out of pocket expenses incurred in connection with the offering of tenant-in-common interests, and (d) transaction facilitation fees paid to Dividend Capital Exchange Facilitators LLC. Such amounts paid did not impact the dollar amount available for investment in tenant-in-common interests from the investors’ perspective.

(5)	Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(6)	Consists of real estate transaction cost reimbursements, debt arrangement fees, LLC formation fees, application fees and trustee fees (where applicable).

(7)	Represents fees paid to Dividend Capital Property Management LLC, an affiliate of the Advisor, in exchange for services rendered.

(8)	Represents disposition fees paid to TRT’s Advisor.

Table III provides a summary of the operating results of programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2008. All figures are presented on an annual basis for calendar and fiscal years prior to 2008 and for the year ending December 31, 2008, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCT

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2006(1)		2005	2004	2003	2002
Gross revenues	$171,157		$127,924	$35,553	$2,706	$—
Profit on sale of properties	—		—	—	—	—
Less:
Operating expenses(2)	36,592		28,770	7,205	367	—
Interest expense	46,687		28,712	5,978	385	—
Depreciation / amortization	81,196		71,023	19,273	1,195	—
General and administrative expenses(3)	16,538		11,379	3,352	412	13

Net Income—GAAP basis	$(9,856)		$(11,960)	$(255)	$347	$(13)
Taxable income
From operations	N/A	(5)	$39,742	$14,340	$976	$—
From gain on sale	N/A	(5)	N/A	—	—	—
Return of capital	N/A	(5)	22,550	9,924	1,476	—
Cash generated from operations	$75,857		$59,063	$19,018	$1,542	$(13)
Cash generated from sales	116,050		—	—	—	—
Cash generated from refinancing(4)	584,932		58,086	53,121	41,500	—

Cash generated from operations, sales and refinancing	$776,839		$117,149	$72,139	$43,042	$(13)
Less:
Cash distributions to investors
From operating cash flow	$(71,207)		$(59,063)	$(19,018)	$(1,542)	$—
From sales and refinancing	—		(3,229)	(5,246)	(909)	—
From other	—		—	—	—	—

Cash generated (deficiency) after cash distributions	$705,632		$54,857	$47,875	$40,591	$(13)
Less: Special items (not including sales and refinancing)	—		—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$705,632		$54,857	$47,875	$40,591	$(13)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	N/A	(5)	$40	$38	$19	$—
From recapture	N/A		—	—	—	—
Return of capital	N/A		23	26	29	—
Capital gains (loss)	—		—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—		—	—	7	—
Return of capital	47	(6)	63	64	41	—
Source (Cash Basis)
Sales and refinancing	—		3	14	18	—
Operations	47	(6)	60	50	30	—
Other	—		—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%		100%	100%	100%	100%

(1)	Amounts presented are as of September 30, 2006, as this represents the last complete quarter of activity prior to the Internalization of DCT’s Former Advisor.

(2)	Operating expenses include real estate taxes.

(3)	General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.

(4)	Includes proceeds from lines of credit and principal payments on lines of credit as well as proceeds from secured and unsecured notes and principal payments on secured and unsecured notes.

(5)	Taxable income information was not available for DCT for the nine months ended September 30, 2006.

(6)	Distribution reflects only the nine months ended September 30, 2006. DCT’s board of directors set the 2006 distribution level at an annualized $0.64 per share.

Table III provides a summary of the operating results of programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2008. All figures are presented on an annual basis for calendar and fiscal years prior to 2008 and for the year ending December 31, 2008, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

TRT

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2008	2007	2006	2005	2004
Gross revenues	$154,185	$106,993	$7,763	$1	$—
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	41,221	27,497	2,178	—	—
Interest expense	240,200	34,157	2,076	—	—
Depreciation / amortization	52,313	31,358	2,321	—	—
General and administrative expenses(2)	(3,163)	2,916	1,240	—	—

Net Income—GAAP basis	$(176,386)	$11,065	$(52)	$1	$—
Taxable income
From operations	$41,045	$29,902	$1,893	$1	$—
From gain on sale	—	512	108	—	—
Return of capital	42,979	20,762	2,089	—	—
Cash generated from operations	$60,345	$31,772	$2,694	$—	$—
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing(3)	(27,284)	554,868	95,369	—	—

Cash generated from operations, sales and refinancing	$33,061	$586,640	$98,063	$—	$—
Less:
Cash distributions to investors
From operating cash flow	$(60,345)	$(31,772)	$(2,694)	$—	$—
From sales and refinancing	(23,678)	(19,403)	(1,396)	—	—
From other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$(50,962)	$535,465	$93,973	$—	$—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(50,962)	$535,465	$93,973	$—	$—
Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	$29	$35	$19	$—	$—
From recapture	—	—	—	—	—
Return of capital	31	24	22	—	—
Capital gains (loss)	—	1	1	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	13	—	—	—
Return of capital	60	47	42	—	—
Source (Cash Basis)
Sales and refinancing	17	23	10	—	—
Operations	43	37	32	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	100%	100%	100%	N/A	N/A

(1)	Operating expenses include real estate taxes.

(2)	General and administrative expenses include asset management fees, minority interest, and are net of hedging costs.

(3)	Includes proceeds from lines of credit and principal payments on lines of credit as well as proceeds from secured and unsecured notes and principal payments on secured and unsecured notes.

Table III provides a summary of the operating results of programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2008. All figures are presented on an annual basis for calendar and fiscal years prior to 2008 and for the year ending December 31, 2008, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCX-TIC I

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2008		2007	2006	2005	2004
Gross revenues	$55		$4,920	$13,347	$5,279	$790
Profit on sale of properties	—		—	—	—	—
Less:
Operating expenses	2		258	689	282	46
Interest expense	—		—	—	—	—
Depreciation / amortization(1)	—		—	—	—	—
General and administrative expenses	—		—	—	—	—

Net Income	$53		$4,662	$12,658	$4,997	$744
Taxable income
From operations	$53		$4,662	$12,658	$4,997	$744
From gain on sale(2)	—		—	—	—	—
Cash generated from operations	$53		$4,662	$12,658	$4,997	$744
Cash generated from sales(2)	—		—	—	—	—
Cash generated from refinancing	—		—	—	—	—

Cash generated from operations, sales and refinancing	$53		$4,662	$12,658	$4,997	$744
Less:
Cash distributions to investors
From operating cash flow	$53		$4,662	$12,658	$4,997	$744
From sales and refinancing	—		—	—	—	—
From other	—		—	—	—	—

Cash generated (deficiency) after cash distributions	$—		$—	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—		—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—		$—	$—	$—	$—
Tax and distribution data per $1,000 invested(3)
Federal income tax results:
Ordinary income (loss)
From operations	4		62	65	66	65
From recapture	—		—	—	—	—
Capital gain (loss)	—		—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—		—	—	—	—
Return of Capital	—		—	—	—	—
Source (cash basis)
Sales	—		—	—	—	—
Refinancing	—		—	—	—	—
Operations	4		62	65	66	65
Other	—		—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	0.0	%(4)	4.9%	64.7%	87.5%	100.0%

(1)

The majority of investors purchasing tenant-in-common interests through DCX-TIC I utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal

Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation and amortization with respect to his or her tenant-in-common interest. As such, it is not possible to calculate the aggregate amount of depreciation and amortization recognized by all purchasers of tenant-in-common interests through the DCX-TIC I program.

(2)	All properties sold by investors to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-common interests in the properties received partnership units in DCT Industrial Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-common interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(3)	Calculation is based upon weighted average capital raised through the DCX-TIC I program.

(4)	As of 12/31/08, there were no properties remaining in the DCX-TIC I program.

Table III provides a summary of the operating results of programs that (a) have closed offerings within the last five years or (b) have had continuous offerings begun within the last five years and which were ongoing as of December 31, 2008. All figures are presented on an annual basis for calendar and fiscal years prior to 2008 and for the year ending December 31, 2008, except where otherwise noted. DCT, TRT, DCX-TIC I, DCX-TIC II, and DCX-DST use the calendar year as their fiscal year.

DCX-TIC II

Table III

(Unaudited)

Operating Results of Prior Programs

(Dollar amounts in thousands, except per $1,000 amounts)

	2008	2007	2006(1)	2005	2004
Gross revenues	$6,914	$4,934	$300	$—	$—
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses	317	271	16	—	—
Interest expense	1,319	502	—	—	—
Depreciation / amortization(2)	—	—	—	—	—
General and administrative expenses	—	—	—	—	—

Net Income	$5,278	$4,161	$283	$—	$—
Taxable income
From operations	$5,278	$4,161	$283	$—	$—
From gain on sale(3)	—	—	—	—	—
Cash generated from operations	$5,278	$4,161	$283	$—	$—
Cash generated from sales(3)	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	$5,278	$4,161	$283	$—	$—
Less:
Cash distributions to investors
From operating cash flow	$5,278	$4,161	$283	$—	$—
From sales and refinancing	—	—	—	—	—
From other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$—	$—	$—	$—	$—
Less:
Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$—	$—	$—	$—

Tax and distribution data per $1,000 invested(4)
Federal income tax results:
Ordinary income (loss)
From operations	54	54	11	—	—
From recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distribution to investors
Source (GAAP)
Investment income	—	—	—	—	—
Return of Capital	—	—	—	—	—
Source (cash basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	54	54	11	—	—
Other	—	—	—	—	—
Amount (percentage) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	64.4%	100.0%	100.0%	N/A	N/A

(1)	Reflects the period beginning 10/18/06 and ending 12/31/06. No tenant-in-common interests were purchased pursuant to the DCX-TIC II offerings prior to 10/18/06.

(2)	The majority of investors purchasing tenant-in-common interests through DCX-TIC II utilize such interests as replacement property pursuant to tax-deferred like-kind exchanges of real property under Section 1031 of the Internal Revenue Code. This results in each investor carrying over the tax basis from his or her previous property and calculating a unique and different amount of ongoing depreciation and amortization with respect to his or her tenant-in-common interest. As such, it is not possible to calculate the aggregate amount of depreciation and amortization recognized by all purchasers of tenant-in-common interests through the DCX-TIC II program.

(3)	All properties sold by investors to Dividend Capital Total Realty Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code, and the owners of tenancy-in-common interests in the properties received partnership units in Dividend Capital Total Realty Operating Partnership LP (as opposed to cash) in exchange for such tenancy-in-common interests. As a result, no taxable income or loss was recognized, and no cash changed hands pursuant to the sale.

(4)	Calculation is based upon weighted average capital raised through the DCX-TIC II program.

Table IV includes those programs that have completed operations in the most recent five years. In October 2006, DCT acquired its affiliated advisor and became a self-managed real estate investment trust and in December 2006, DCT completed a listing on the New York Stock Exchange (“NYSE”). In January 2008, the last real property owned pursuant to the DCX-TIC I program was sold by investors to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash). As of December 31, 2008, no other programs were considered to be completed programs for purposes of this table.

Table IV

Completed Programs

(Unaudited)

(Dollar amounts in thousands, except per $1,000 amounts)

	DCT(1)(2)		DCX-TIC I
Dollar amount raised	1,583,298	(3)	304,086
Number of properties purchased	378		27
Date of closing of offering	1/23/2006	(3)	9/28/2006	(7)
Date of first sale of property	N/A	(2)	4/8/2005	(8)
Date of final sale of property	N/A	(2)	1/23/2008	(9)
Profit on sale of properties	—		—	(10)

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
From operations	N/A	(4)	266
From recapture	N/A	(4)	—
Return of capital	N/A	(4)	—
Capital gains (loss)	N/A	(4)	—
Deferred gain
Capital	N/A	(4)	—
Ordinary	N/A	(4)	—
Cash distribution to investors
Source (GAAP)
Investment income	447	(5)	—
Return of capital	1,000	(5)	—
Source (on cash basis)
Sales and refinancing	35	(5)	—
Operations	188	(5)	266
Other	1,225	(5)(6)	—
Receivable on net purchase money financing	—		—

(1)	Prior to October 10, 2006, DCT’s activities were managed by its sponsor through an affiliate of the Advisor, which we refer to as “DCT’s Former Advisor.” On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in DCT’s Former Advisor were contributed to the operating partnership of DCT in exchange for 15.1 million limited partnership units in DCT’s operating partnership valued at $11.25 per unit. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

(2)	On December 13, 2006, DCT completed a listing on the NYSE issuing 16.3 million shares for net proceeds of approximately $186.7 million, before expenses of $2.3 million.

(3)

In January 2006, DCT closed the primary offering component to its fourth continuous public offering, which commenced on June 27, 2005. DCT raised $532.6 million or 69.7% out of a total fourth primary offering amount of $764.1 million. DCT’s third offering was closed on June 24, 2005, after having raised a total of approximately $413.2 million, or 98.4% of its full primary offering amount. DCT’s second continuous offering of primary shares, commencing in April 2004, and ending in October 2004, raised $299.0 million, or 99.7% of its full primary offering amount. DCT’s first continuous offering of primary shares, commencing in July 2002, and ending in April 2004, raised $249.2 million, or 99.7% of its full primary offering amount. Since July 17, 2002 and through September 30, 2006, DCT had raised a total of $89.3 million pursuant to its distribution reinvestment plan.

(4)	Taxable income was not reported for DCT as of September 30, 2006. As of December 31, 2005, DCT had distributed $175 per $1,000 invested, of which $97 was funded from operations and $78 was funded from return of capital, based on federal income tax results. On a GAAP basis, $140 of these distributions were funded from operations and $35 was funded from sales and refinancing.

(5)	This presentation is intended to represent the amounts distributable to an investor that participated in the program from the breaking of escrow of DCT’s initial offering on February 10, 2003 through DCT’s listing on the NYSE on December 13, 2006. However, DCT sold shares continuously throughout the program and these amounts may not have been realized had an investor purchased shares later in the program or at a different price per share as DCT changed the price of its stock over time and pursuant to its dividend reinvestment program.

(6)	The initial public offering price of DCT’s common shares upon its listing on the NYSE was $12.25 per share. For the purposes of this table, it is assumed that an investor purchased $1,000 of shares of DCT at the original share price of $10.00 per share, resulting in a gain of $225 per $1,000 invested and a return of the original $1,000 invested.

(7)	This date represents the final sale of a tenant-in-common interest to an investor pursuant to the DCX-TIC I program.

(8)	This date represents the first sale of tenant-in-common interests by investors under the DCX-TIC I program to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash).

(9)	This date represents the final sale of tenant-in-common interests by investors under the DCX-TIC I program to DCT Industrial Operating Partnership LP pursuant to a tax-deferred UPREIT transaction under Section 721 of the Internal Revenue Code in exchange for partnership units in DCT Industrial Operating Partnership LP (as opposed to cash).

(10)	All sales of tenant-in-common interests under the DCX-TIC I program were made pursuant to tax-deferred UPREIT transactions under Section 721 of the Internal Revenue Code. As such, no profits or losses were recognized with respect to such sales.

Table V provides a summary of all dispositions of real property by TRT and of tenancy-in common interests in real property (in exchange for operating partnership units in DCT’s operating partnership or TRT’s operating partnership) through DCX-TIC I And DCX-TIC II from inception through December 31, 2008. As of the date of the Internalization of DCT’s Former Advisor, there had been no dispositions of real property by DCT. As of December 31, 2008, no real properties had been disposed of through the DCX-DST program.

Table V

Sales Or Disposals Of Real Property

(Unaudited)

(Dollar amounts in thousands)

Program	Property	Date Acquired(1)	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
				Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
TRT	Palm Springs Restaurant	9/17/2008	12/1/2008	$1,984	$3,520	—	—	$5,504	$3,520	$1,599	$5,119	$103	(2)

TRT TOTAL				$1,984	$3,520	—	—	$5,504	$3,520	$1,599	$5,119	$103

DCX-TIC I	Chickasaw A	11/26/2003	4/8/2005	$4,456	—	—	—	$4,456	—	$4,473	$4,473	356
DCX-TIC I	Chickasaw H	2/23/2004	10/27/2005	6,347	—	—	—	6,347	—	6,492	6,492	529
DCX-TIC I	Newpoint	9/30/2004	12/29/2005	11,419	—	—	—	11,419	—	11,601	11,601	918
DCX-TIC I	Plainfield	9/30/2004	3/21/2006	13,777	—	—	—	13,777	—	13,972	13,972	1,162
DCX-TIC I	Lincoln II	1/13/2005	6/30/2006	10,126	—	—	—	10,126	—	10,285	10,285	842
DCX-TIC I	Lincoln I	2/28/2005	8/11/2006	5,950	—	—	—	5,950	—	6,047	6,047	515
DCX-TIC I	Riverport	4/26/2005	9/15/2006	9,296	—	—	—	9,296	—	9,449	9,449	762
DCX-TIC I	Estrella	6/23/2005	10/5/2006	5,680	—	—	—	5,680	—	5,771	5,771	430
DCX-TIC I	Rancho Cucamonga	6/15/2005	10/5/2006	9,243	—	—	—	9,243	—	9,400	9,400	713
DCX-TIC I	Buford	7/28/2005	10/5/2006	7,935	—	—	—	7,935	—	8,052	8,052	561
DCX-TIC I	Westpark	7/29/2005	10/5/2006	4,875	—	—	—	4,875	—	4,951	4,951	343
DCX-TIC I	West by Northwest	8/31/2005	11/1/2006	7,810	—	—	—	7,810	—	7,971	7,971	544
DCX-TIC I	Silber II	9/23/2005	11/8/2006	5,122	—	—	—	5,122	—	5,226	5,226	342
DCX-TIC I	West Southern	10/7/2005	11/16/2006	3,622	—	—	—	3,622	—	3,680	3,680	241
DCX-TIC I	Beltway 8 Phase II	10/28/2005	1/25/2007	8,190	—	—	—	8,190	—	8,340	8,340	618
DCX-TIC I	Eastpark II	11/9/2005	1/25/2007	11,563	—	—	—	11,563	—	11,731	11,731	848
DCX-TIC I	Beltway 8	11/29/2005	1/25/2007	17,688	—	—	—	17,688	—	18,019	18,019	1,241
DCX-TIC I	Greenbriar	12/22/2005	1/25/2007	8,842	—	—	—	8,842	—	9,033	9,033	588
DCX-TIC I	Bondeson	12/29/2005	1/25/2007	13,734	—	—	—	13,734	—	14,017	14,017	859
DCX-TIC I	GSW Gateway 3	4/4/2006	2/1/2007	12,904	—	—	—	12,904	—	13,134	13,134	648
DCX-TIC I	East Park I	9/2/2005	2/26/2007	9,339	$14,886	—	—	9,339	$14,886	9,603	24,489	2,198	(2)
DCX-TIC I	Gateway at Central Green	2/3/2006	7/9/2007	10,476	—	—	—	10,476	—	10,684	10,684	910
DCX-TIC I	Airwest	3/3/2006	7/9/2007	27,973	—	—	—	27,973	—	28,344	28,344	2,274
DCX-TIC I	Market III	5/2/2006	10/10/2007	11,787	—	—	—	11,787	—	12,011	12,011	1,029
DCX-TIC I	Handleman Building	6/2/2006	10/10/2007	13,005	—	—	—	13,005	—	13,185	13,185	1,069
DCX-TIC I	Plainfield II	6/27/2006	10/10/2007	18,483	—	—	—	18,483	—	18,735	18,735	1,426
DCX-TIC I	California Logistics	8/29/2006	1/23/2008	14,762	—	—	—	14,762	—	14,995	14,995	1,163

DCX-TIC I Total				$284,405	$14,886	—	—	$299,290	$14,886	$289,200	$304,086	$23,128

Table V (continued)

Sales Or Disposals Of Real Property

(Unaudited)

(Dollar amounts in thousands)

Program	Property	Date Acquired(1)	Date of Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs
				Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures

DCX-TIC II	Rickenbacker IV	10/18/2006	1/18/2008	$14,406		—	—	$14,406	—	$14,617	$14,617	$984
DCX-TIC II	Park West Q	10/31/2006	2/6/2008	10,650		—	—	10,650	—	10,789	10,789	738
DCX-TIC II	Minnesota Valley III	11/30/2006	5/28/2008	13,961		—	—	13,961	—	14,156	14,156	1,120
DCX-TIC II	Eagle Creek East	1/19/2007	5/13/2008	8,822		—	—	8,822	—	8,990	8,990	626
DCX-TIC II	Park West L1	2/28/2007	6/26/2008	8,044		—	—	8,044	—	8,176	8,176	586
DCX-TIC II	Eagle Creek West	3/22/2007	8/22/2008	10,006		—	—	10,006	—	10,178	10,178	782

DCX-TIC II Total				$65,890	—	—	—	$65,890	—	$66,906	$66,906	$4,836

Grand Total				$352,278	$18,406	—	—	$370,684	$18,406	$357,705	$376,111	$28,066

(1)	As it relates to DCX-TIC I and DCX-TIC II, the date acquired represents the date the first tenancy-in-common interest in the stated property was purchased.
(2)	Amount shown have not been reduced for interest expense.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

INDUSTRIAL INCOME TRUST INC.

Subscription Agreement
1. INVESTMENT – See payment instructions on next page.

Total $ Invested	Please check the appropriate box:

☐    Initial Investment – This is my initial investment: $2,000 minimum ($2,500 for non-qualified plans in MN and NY)

☐    Additional Investment – This is an additional investment: $100 minimum

☐  State of Sale

☐      Check this box if you are purchasing shares from a registered investment advisor or bank acting as a trustee or fiduciary in a fee-only account. (Financial advisor listed in section 8 must agree to this election.)

2. TYPE OF OWNERSHIP – See “Registration of Shares” in the Subscription Agreement section of the Prospectus for a description of ownership types.

Non-Custodial Ownership	Custodial Ownership

☐    Individual Ownership – One signature required.

☐    Transfer on Death – Fill out Transfer on Death Form to effect designation. (Available through your financial advisor)

☐    Joint Tenants with Rights of Survivorship – All parties must sign.

☐    Community Property – All parties must sign.

☐    Tenants in Common – All parties must sign.

☐    Corporate Ownership – Authorized signature required. Include copy of corporate resolution.

☐    Partnership Ownership – Authorized signature required. Include copy of partnership agreement.

☐    Traditional IRA – Custodian signature required in section 7.

☐    Roth IRA – Custodian signature required in section 7.

☐    KEOGH Plan – Custodian signature required in section 7.

☐    Simplified Employee Pension/Trust (SEP)

☐    Pension or Profit-Sharing Plan – Custodian signature required in section 7.

☐    Uniform Gift to Minors Act – Custodian signature required in section 7.

      State of                  Custodian for

☐    Other (Specify)

☐ Estate – Personal representative signature required.

(Required for custodial ownership accounts.)

Name of Custodian, Trustee or Other Administrator

Mailing Address

City                     State                     Zip

Custodian Information – To be completed by Custodian listed above.

Custodian Tax ID #

Custodian Account #

Custodian Telephone #

Name of Executor
Include a copy of the court appointment dated within 90 days.
☐ Trust Include a copy of the first and last page of the trust. ☐ Qualified Pension Plan and Profit Sharing Plan (Non-custodian) ☐ Other (Specify)

Name of Trustee Include a copy of the first and last page of the plan, as well as Trustee information.

Special Instructions:

INDUSTRIAL INCOME TRUST INC.

Subscription Agreement
3.	SUBSCRIBER INFORMATION		☐ Employee or Affiliate

	Investor		Co-Investor

	Home Telephone	Business Telephone	Email Address

	Investor Social Security/Taxpayer ID #		Birth Date/Articles of Incorporation (MM/DD/YY)

	Co-Investor Social Security/Taxpayer ID #		Co-Investor Birth Date (MM/DD/YY)

Please Indicate Citizenship Status	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

Residence Address (no P.O. Box)

	Street Address	City	State	ZIP

Mailing Address* (if different from above)

	Street Address	City	State	ZIP

* If the co-investor resides at another address, please attach that address to the Subscription Agreement.
4.	INVESTMENT METHOD

☐	By Mail – Attach a check made payable to The Bank of New York Mellon.

☐	By Wire – The Bank of New York Mellon, New York, NY, ABA, [TBD], Industrial Income Trust Inc. #[TBD]. Please request when sending a wire that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account.

☐	Automatic Monthly Investment Plan – Attach a voided check or deposit slip and complete this section.
By selecting the Automatic Monthly Investment Plan as your investment method, you agree to notify Industrial Income Trust Inc. in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. Invest the same amount directly from your bank account into your Industrial Income Trust Inc. account once a month. The investment amount specified ($100 minimum) will be withdrawn from your bank account on the 16th of each month, beginning the first month following receipt of this Subscription Agreement. Residents of the state of Alabama are not eligible to participate in the Automatic Monthly Investment Plan.

Account Type –
☐ Checking
☐ Savings

Monthly Investment Amount $

☐	Asset Transfer –
☐ Asset transfer form sent to transferring institution.
☐ Asset transfer form included with subscription.
5.	DISTRIBUTIONS

Non-Custodial Ownership		Custodial Ownership

☐     I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in section 3.

☐     I prefer that my distribution be deposited directly into the account listed on next page.

☐     I prefer that my distribution be paid by check and sent to the address in section 3.

☐

I prefer to participate in the Distribution Reinvestment Plan (DRP). In the event that the DRP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in section 2.

	☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account listed in section 2.

INDUSTRIAL INCOME TRUST INC.

Subscription Agreement
5. DISTRIBUTIONS (Continued)

Name of Financial Institution

Street Address	City	State	ZIP

Name(s) on Account

ABA Number/Bank Account Number	Account Number

☐ Checking	☐ Savings	(Attach a voided check or deposit slip.)

6. SUITABILITY (required)

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Investor	Co-Investor
a) A Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, has been delivered or made available to me (us).
	(a) Initials	Initials

b)   I (we) have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 AND had during the last tax year, or estimate that I (we) will have during the current tax year, a minimum of $70,000 annual gross income; or (iii) that I (we) meet the higher suitability requirements imposed by my (our) state of primary residency as set forth in the Prospectus under “Suitability Standards” (applies to residents of AL, IA, KS, KY, MI, MO, OH, OR and PA only).

	(b) Initials	Initials
c) I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	(c) Initials	Initials
d) If an Affiliate of the Company, I (we) represent that the Shares are being purchased for investment purposes only and not for immediate resale.	(d) Initials	Initials

e)   I (we) hereby authorize the Company, upon occurrence of a Liquidity Event (as defined in the Company’s prospectus), to share with the Registered Representative’s firm listed in Section 8 the identification number that is assigned to my securities account at the transfer agent’s custodian bank in order to facilitate potential transfer of my securities from the transfer agent to the Registered Representative’s firm. Please initial if you agree.

	(e) Initials	Initials
f) If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Shares and other similar programs.	(f) Initials	Initials

7. SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required)

The investor signing below, under penalties of perjury, certifies that 1) the number shown in the Investor Social Security/Taxpayer ID# field in section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor or Trustee	Signature of Co-Investor or Trustee, if applicable	Date

Signature of Custodian

INDUSTRIAL INCOME TRUST INC.

Subscription Agreement
8. BROKER/DEALER — To be completed by the Registered Representative (RR).
The Broker/Dealer (B/D) or authorized representative must sign below to complete the order. The undersigned confirms by its signature, on behalf of the Broker/Dealer, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current prospectus and related supplements, if any, to such investor; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned further represents and certifies, on behalf of the Broker/Dealer, that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

The undersigned confirms that the investor(s) meet the suitability standards set forth in the Prospectus.

Name of Registered Representative			Broker/Dealer Name		Telephone Number

Mailing Address			Home Office Mailing Address

City	State	ZIP	City	State	ZIP

Relationship to RR	☐ Registered Representative NAV ☐ Purchase Volume Discount

B/D Rep #	Registered Representative’s Telephone Number	Registered Representative’s Email Address

Signature – Registered Representative	Signature – Broker/Dealer (if applicable)

No sale of Shares may be completed until at least five business days after you receive the final prospectus. You will receive a confirmation of your purchase. All items on the Subscription Agreement must be completed in order for a subscription to be processed. Subscribers should read the prospectus in its entirety. Investors participating in the Distribution Reinvestment Plan or making additional investments of shares, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations and warranties set forth in Section 6 above, they are required to promptly notify Industrial Income Trust Inc. and their Broker/Dealer in Writing.

Please mail completed Subscription Agreement (with all signatures) and check(s) payable to: Industrial Income Trust Inc.

Direct Overnight Mail:	P.O.Box:
[TBD]	[TBD]

Industrial Income Trust Inc. Contact Information
Phone	Website	Email
[TBD]	[TBD]	[TBD]

Account Information
For account service, call [TBD] or email [TBD].

APPENDIX C: FORM OF DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Industrial Income Trust Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan, the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Industrial Income Operating Partnership LP (the “Partnership”) who acquire such OP Interests as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of this Plan shall be the date that the registration statement relating to the Initial Offering is declared effective.

3. Procedure for Participation. Any Stockholder or holder of OP Interests who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “Commission”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization, and for all Dividend or Distribution payment dates thereafter, provided such notice is received more than thirty days prior to the next Dividend or Distribution payment date. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company initially intends to pay Dividends and, on behalf of the Partnership, Distributions on a quarterly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly so notify the Company in writing.

4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to $9.50 per share until the earliest of (i) all the Plan Shares registered in the Initial Offering and any Future Offering are issued, (ii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the Commission the unsold Plan Shares or (iii) the shares of the Company’s common stock are listed on a national securities exchange, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board by reference to the applicable sales price in respect to the most recent trades occurring on or prior to the relevant distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the Commission in connection with the Company’s Initial Offering, (b) Shares to be registered with the Commission in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS.

6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend and/or Distribution payments and amounts of Dividends and/or Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized report at the time of each Dividend and/or Distribution payment showing the number of Shares owned prior to the current Dividend and/or Distribution, the amount of the current Dividend and/or Distribution and the number of Shares owned after the current Dividend and/or Distribution.

8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice, which termination shall take effect on the next Dividend or Distribution payment date that occurs at least thirty days after receipt by the Company of such written notice. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. A Participant who chooses to terminate participation in the Plan must terminate his or her entire participation in the Plan and will not be allowed to terminate in part. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his account and will provide a check for the amount of any distributions in the Participant’s account that have not been reinvested in shares and for the cash value of any fractional share in such account. There are no fees associated with a Participant’s terminating his or her interest in the Plan. A Participant in the Plan who terminates his or her interest in the Plan will be allowed to participate in the Plan again upon receipt of the then current version of the prospectus or a separate current prospectus relating solely to the Plan by notifying the Company and completing any required forms. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or holder of OP Interests in cash.

9. Amendment or Termination of Plan by the Company. The Board of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act or the securities laws of a particular state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

UNTIL                              , 20     ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30. Quantitative and Qualitative Disclosures About Market Risk

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk.”

Item 31. Other Expenses of Issuance and Distribution

All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

Amount
Securities Act registration fee	$111,600
FINRA filing fee	$75,500
Blue sky fees and expenses	$1,000,000
Printing fees and expenses	$4,000,000
Postage and delivery of materials	$1,518,725
Legal fees and expenses	$4,500,000
Accounting fees and other professional expenses	$2,500,000
Transfer agent and escrow fees	$3,750,000
Educational conferences and seminars	$5,000,000
Sales and advertising expenses	$17,544,175
Total	$40,000,000

Item 32. Sales to Special Parties

Not Applicable.

Item 33. Recent Sales of Unregistered Securities

As of May 19, 2009, we issued 200 shares of our common stock for $10.00 per share, or an aggregate purchase price of $2,000, to Blue Mesa Capital, LLC, a company directly or indirectly owned by John A. Blumberg and/or his affiliates and controlled by Mr. Blumberg, in connection with our formation. Mr. Blumberg is our President and a member of our board of directors. No sales commission or other consideration was paid in connection with the sale. The sale was consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration set forth in Section 4(2) of the Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers

Our charter, subject to certain limitations, will limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

In addition, the Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services, or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Under the Maryland General Corporation Law, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Our charter provides that we will generally indemnify our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities. In addition, we expect to indemnify our employees and agents for losses or liabilities suffered by them by reason of their service in those capacities. However, our charter provides that our directors, the Advisor and its affiliates (the “Indemnitees”) will be indemnified by us for losses or liabilities suffered by them or held harmless for losses or liabilities suffered by us only if all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (ii) the Indemnitee was acting on our behalf or performing services for us, (iii) in the case that the Indemnitee is a director (other than an independent director), the Advisor or an affiliate of the Advisor, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or in the case that the Indemnitee is an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification, and (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

In addition, we will not provide indemnification to an Indemnitee for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws.

The Maryland General Corporation Law permits a corporation to advance reasonable expenses to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. Pursuant to our charter, we will generally pay or reimburse reasonable expenses incurred by a present or former director or officer, the Advisor or an affiliate of the Advisor and may pay or reimburse reasonable expenses incurred by an employee or agent in advance of final disposition of a proceeding. However, we may pay or reimburse reasonable expenses to an Indemnitee only if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, Advisor or affiliate of the Company, (ii) the Indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by our charter, (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

We have entered into indemnification agreements with certain of our officers and directors. The Indemnification agreements require, among other things, that, subject to certain limitations, we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by our officers and directors seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the Company’s directors’ and officers’ liability insurance.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) Financial Statements: The following financial statements are included in the Prospectus:

(1) Report of Independent Registered Accounting Firm

(2) Consolidated Balance Sheet as of July 22, 2009

(3) Notes to Consolidated Balance Sheet

(b) Exhibits: The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    (i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(h) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(i) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI provides a summary of (i) all real properties acquired by DCT from inception through September 30, 2006, (ii) all real properties acquired by TRT from inception through December 31, 2008, (iii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC I program from inception through December 31, 2008, (iv) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program from inception through December 31, 2008, and (v) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program from inception through December 31, 2008.

Table VI

(Unaudited)

Acquisitions of Industrial Properties by DCT

Inception through September 30, 2006(1)(2)

(Dollar amounts in thousands)

Property	Historical Cost	Rentable Square Feet	Occupancy
Atlanta	$304,873	6,550,271	92.6%
Baltimore/Washington D.C.	121,356	1,585,087	90.7%
Central Pennsylvania	77,551	1,402,580	100.0%
Charlotte	68,428	1,477,548	80.1%
Chicago	150,362	2,877,988	94.6%
Cincinnati	215,773	4,982,215	88.3%
Columbus	180,367	4,401,788	94.8%
Dallas	332,977	6,810,543	90.7%
Denver	9,390	160,232	100.0%
Houston	135,712	2,452,711	88.6%
Indianapolis	109,185	3,326,864	95.5%
Louisville	18,350	521,000	100.0%
Memphis	160,255	4,333,018	94.1%
Miami	65,746	727,461	92.4%
Minneapolis	58,790	828,466	100.0%
Nashville	99,034	2,712,373	91.7%
New Jersey	87,794	1,189,553	96.2%
Northern California	211,249	2,410,960	96.2%
Orlando	78,943	1,226,231	95.2%
Phoenix	98,557	1,734,052	95.3%
San Antonio	7,953	172,050	86.9%
Seattle	88,397	1,198,617	96.5%
Southern California	102,099	1,391,534	99.8%

Subtotal/Weighted Average-Target Markets	$2,783,141	54,473,142	92.9%
Discontinued Operations:
Boston	42,892	567,441	85.9%

Subtotal/Weighted Average-Operating Properties	$2,826,033	55,040,583	92.9%
Properties under development	35,067	1,052,539	8.9%
Land held for development	25,526	N/A	N/A

Total Weighted Average-Consolidated Properties	$2,886,626	56,093,122	91.3%

(1)	Prior to October 10, 2006, DCT’s activities were managed by its sponsor through an affiliate of the Advisor, which we refer to as “DCT’s Former Advisor.” On October 10, 2006, DCT closed an internalization transaction, which we refer to as its “Internalization,” pursuant to which the entire outstanding membership interest of and all economic interests in DCT’s Former Advisor were contributed to the operating partnership of DCT in exchange for 15.1 million limited partnership units in DCT’s operating partnership valued at $11.25 per unit. As a result of the Internalization, DCT is no longer considered an affiliate of ours.

(2)	Tenant-in-common interests in certain of the properties appearing on the list above have been sold to unrelated parties and leased back to DCT’s operating partnership pursuant to the DCX-TIC I program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties continue to be included in DCT’s financial statements and are therefore shown as acquisitions of DCT above.

Table VI provides a summary of (i) all real properties acquired by DCT from inception through September 30, 2006, (ii) all real properties acquired by TRT from inception through December 31, 2008, (iii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC I program from inception through December 31, 2008, (iv) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program from inception through December 31, 2008, and (v) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program from inception through December 31, 2008.

Table VI

(Unaudited)

Acquisitions of Real Properties by TRT

Inception through December 31, 2008

(Dollar amounts in thousands)

Name	Market	Net Rentable Area (sq ft)	Date of Purchase	Mortgage Financing	Total Acquisition Cost
Office and Office/R&D Properties
Jay Street	Silicon Valley, CA	142,552	6/28/2006	$23,500	$35,983
Bala Pointe	Philadelphia, PA	172,923	8/28/2006	24,000	37,633
Lundy Avenue	Silicon Valley, CA	176,957	9/28/2006	14,250	21,441
Shiloh Road	Dallas, TX	437,214	12/21/2006	22,700	35,357
40 Boulevard	Chicago, IL	105,924	1/24/2007	9,700	10,408
Washington Commons	Chicago, IL	197,716	2/1/2007	21,300	25,658
Shackleford	Little Rock, AR	101,977	3/20/2007	13,650	21,692
Fortune Concourse	Silicon Valley, CA	428,949	5/17/2007	41,890	48,316
California Circle	Silicon Valley, CA	51,868	7/10/2007	7,285	14,437
Joyce Blvd	Fayetteville, AR	62,876	9/28/2007	—	11,695
DeGuigne	Silicon Valley, CA	53,404	11/21/2007	9,568	19,702
Millennium Financial Center	Denver, CO	133,501	10/1/2008	33,760	52,567
Eden Prairie Office Center	Minneapolis, MN	107,209	10/3/2008	15,100	29,430
Austin-Mueller Health Center	Austin, TX	156,024	12/23/2008	22,700	44,974
Industrial Properties
Rickenbacker	Columbus, OH	330,179	10/16/2006	$7,466	$14,556
Park West Q	Cincinnati, OH	198,600	10/16/2006	5,566	11,250
Eagle Creek East	Minneapolis, MN	107,451	10/16/2006	4,633	9,155
Minnesota Valley III	Minneapolis, MN	232,804	10/31/2006	6,566	14,685
Park West L	Cincinnati, OH	150,100	10/31/2006	3,866	8,295
Eagle Creek West	Minneapolis, MN	132,068	10/31/2006	5,249	10,182
Pencader	Philadelphia, PA	128,860	12/6/2006	6,050	7,908
Hanson Way	Silicon Valley, CA	396,000	12/7/2006	19,150	25,416
Marine Drive	Charlotte, NC	471,744	12/8/2006	14,800	21,048
Old Silver Spring	Philadelphia, PA	104,000	12/8/2006	4,700	6,145
Southfield	Atlanta, GA	125,000	3/20/2007	5,280	6,691
Veterans	Chicago, IL	189,134	3/26/2007	9,200	13,108
Commerce Center	Central PA	503,423	3/26/2007	25,820	34,909
Patriot Drive I	Dallas, TX	142,748	3/28/2007	4,625	6,582
Patriot Drive II	Dallas, TX	503,074	3/28/2007	18,375	26,238
Plainfield III	Indianapolis, IN	475,094	3/28/2007	12,000	20,525
Logistics Boulevard	Cincinnati, OH	603,586	6/15/2007	16,042	31,603
Creekside V	Columbus, OH	121,036	6/15/2007	4,725	6,392
Midpoint Drive	Kansas City, KS	180,000	6/15/2007	5,366	10,214
Greenwood Parkway	Atlanta, GA	490,961	10/29/2007	—	22,869
Westport	Central PA	502,446	1/9/2008	10,750	29,457
Riverport Portfolio	Louisville, KY	899,937	9/17/2008	—	31,230
Retail Properties
Bandera Road	San Antonio, TX	160,223	2/1/2007	$21,500	$31,612
Beaver Creek	Raleigh, NC	144,346	5/11/2007	26,200	44,392
Centerton Square	Philadelphia, PA	428,217	5/11/2007	67,800	103,301
Mt. Nebo	Pittsburgh, PA	103,097	5/11/2007	16,000	25,659
CB Square	Jacksonville, FL	73,369	6/27/2007	—	20,428
New England Retail Portfolio—1st Closing	New England	1,660,738	8/1/2007	106,949	366,267
New England Retail Portfolio—2nd Closing	New England	190,125	10/18/2007	24,540	49,442
National Restaurant Portfolio	Various	112,065	9/17/2008	9,918	14,791

GRAND TOTAL		12,189,519		$722,538	$1,433,644

Table VI provides a summary of (i) all real properties acquired by DCT from inception through September 30, 2006, (ii) all real properties acquired by TRT from inception through December 31, 2008, (iii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC I program from inception through December 31, 2008, (iv) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program from inception through December 31, 2008, and (v) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program from inception through December 31, 2008.

Table VI

(Unaudited)

Acquisitions of Tenancy-in-Common Interests Through DCX-TIC I

Inception through December 31, 2008

(Dollar amounts in thousands)

Name	Location	Property Type	Gross Leasable Space (sq. ft.)	Date of Purchase(1)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant in Common Interests Purchased (in Percent)	Contract Purchase Price of Tenant in Common Interests Plus Acquisition Fees	Other Cash Expenditures Expensed	Other Capitalized Acquisition Costs(2)	Total Initial Acquisition Costs of Tenant- in-Common Interests(3)
Gateway at Central Green	Houston, TX	Industrial	118,400	2/3/2006	—	$10,704	97.9%	$10,476	—	$209	$10,684
Airwest	Plainfield, IN	Industrial	804,586	3/3/2006	—	28,256	99.0%	27,973	—	371	28,344
GSW Gateway 3	Grand Prairie, TX	Industrial	280,028	4/4/2006	—	13,206	97.7%	12,904	—	230	13,134
Market III	Garland, TX	Industrial	322,649	5/2/2006	—	11,972	98.5%	11,787	—	224	12,011
Handleman Building	Indianapolis, IN	Industrial	380,160	6/2/2006	—	13,289	97.9%	13,005	—	180	13,185
Plainfield II	Plainfield, IN	Industrial	401,809	6/27/2006	—	18,761	98.5%	18,483	—	252	18,735
CA Logistics	Lathrop, CA	Industrial	436,800	8/29/2006	—	24,642	59.5%	14,762	—	233	14,995

Total			2,744,432		—	$120,829		$109,390	—	$1,697	$111,087

(1)	Represents the date the first tenant-in-common interest in the stated property was purchased.

(2)	Consists of customary real estate transaction closing costs.

(3)	Tenant-in-common interests in the properties listed above have been sold to investors and leased back by DCT’s operating partnership pursuant to the DCX-TIC I program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties are required to be consolidated by DCT for financial reporting purposes.

Table VI provides a summary of (i) all real properties acquired by DCT from inception through September 30, 2006, (ii) all real properties acquired by TRT from inception through December 31, 2008, (iii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC I program from inception through December 31, 2008, (iv) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program from inception through December 31, 2008, and (v) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program from inception through December 31, 2008.

Table VI

(Unaudited)

Acquisitions of Tenancy-in-Common Interests Through DCX-TIC II

Inception through December 31, 2008

(Dollar amounts in thousands)

Name	Location	Property Type	Gross Leasable Space (sq. ft.)	Date of Purchase(1)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Tenant-in- Common Interest Purchased (in Percent)	Contract Purchase Price of Tenant-in- Common Interest Plus Acquisition Fees	Other Cash Expenditures Expensed	Other Capitalized Acquisition Costs(2)	Total Initial Acquisition Costs of Tenant- in-Common Interests(3)
Rickenbacker IV	Groveport, OH	Industrial	330,179	10/18/2006	—	$14,560	98.9%	$14,406	—	$211	$14,617
Park West Q	Hebron, KY	Industrial	198,600	10/31/2006	—	10,840	98.2%	10,650	—	139	10,789
Minnesota Valley III	Shakopee, MN	Industrial	232,804	11/30/2006	—	14,175	98.5%	13,961	—	195	14,156
Eagle Creek East	Savage, MN	Industrial	107,451	1/19/2007	—	8,981	98.2%	8,822	—	167	8,990
Park West L1	Hebron, KY	Industrial	150,100	2/28/2007	—	8,126	99.0%	8,044	—	132	8,176
Eagle Creek West	Savage, MN	Industrial	132,068	3/22/2007	—	10,108	99.0%	10,006	—	172	10,178
Arkansas FBI Headquarters	Little Rock, AR	Office	101,977	5/16/2007	$13,512	21,642	99.0%	21,423	—	290	21,713
CB Square	Jacksonville, FL	Retail	73,369	7/16/2007	—	18,806	98.9%	18,592	—	269	18,861
Braintree	Braintree, MA	Retail	177,324	12/21/2007	—	35,687	72.1%	25,736	—	491	26,228
Kingston	Kingston, MA	Retail	134,788	12/27/2007	10,574	20,090	100.0%	20,090	—	336	20,426
P&G Building	Fayetteville, AR	Office	61,017	1/18/2008	—	11,617	100.0%	11,617	—	269	11,887
Weymouth	Weymouth, MA	Retail	64,125	1/28/2008	—	23,099	93.7%	21,643	—	436	22,078

Total			1,763,802		$24,086	$197,732		$184,991	—	$3,108	$188,098

(1)	Represents the date the first tenant-in-common interest in the stated property was purchased.

(2)	Consists of customary real estate transaction closing costs.

(3)	Tenant-in-common interests in the properties listed above have been sold to investors and leased back by TRT’s operating partnership pursuant to the DCX-TIC II program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties are required to be consolidated by TRT for financial reporting purposes.

Table VI provides a summary of (i) all real properties acquired by DCT from inception through September 30, 2006, (ii) all real properties acquired by TRT from inception through December 31, 2008, (iii) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC I program from inception through December 31, 2008, (iv) all tenancy-in-common interests acquired by investors pursuant to the DCX-TIC II program from inception through December 31, 2008, and (v) all Delaware statutory trust interests acquired by investors pursuant to the DCX-DST program from inception through December 31, 2008.

Table VI

(Unaudited)

Acquisitions of Delaware Statutory Trust Interests Through DCX-DST

Inception through December 31, 2008

(Dollar amounts in thousands)

Name	Location	Property Type	Gross Leasable Space (sq. ft.)	Date of Purchase(1)	Mortgage Financing	Contract Purchase Price of Property Plus Acquisition Fees	Delaware Statutory Trust Interests Purchased (in Percent)	Contract Purchase Price of Delaware Statutory Trust Interests Plus Acquisition Fees	Other Cash Expenditures Expensed	Other Capitalized Acquisition Costs(2)	Total Initial Acquisition Costs of Delaware Statutory Trust Interest(3)
Sports Authority	McDonough, GA	Industrial	490,961	11/13/2008	—	$22,215	45.2%	$10,031	—	$115	$10,147

Total			490,961			$22,215		$10,031	—	$115	$10,147

(1)	Represents the date the first Delaware statutory trust interest in the stated property was purchased.

(2)	Consists of customary real estate transaction closing costs.

(3)	Delaware statutory trust interests in the properties listed above have been sold to investors and leased back by TRT’s operating partnership pursuant to the DCX-DST program. In accordance with GAAP, 100% of the cost and associated results of operations of these properties are required to be consolidated by TRT for financial reporting purposes.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Denver, state of Colorado on August 26, 2009.

INDUSTRIAL INCOME TRUST INC.

By:	/s/ JOHN A. BLUMBERG
John A. Blumberg
President
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Industrial Income Trust Inc., a Maryland corporation, which is filing a registration statement on Form S-11 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 hereby constitutes and appoints Troy J. Bloom and Joshua J. Widoff, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOHN A. BLUMBERG	President (Principal Executive Officer)	August 26, 2009
John A. Blumberg

/s/ JEFFREY H. SCHWARTZ	Chairman of the Board of Directors and Director	August 26, 2009
Jeffrey H. Schwartz

/s/ TROY J. BLOOM Troy J. Bloom	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 26, 2009

/s/ JOSHUA J. WIDOFF	Senior Vice President, Secretary and General Counsel	August 26, 2009
Joshua J. Widoff

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement*

1.2	Form of Selected Dealer Agreement*

3.1	Form of Articles of Amendment and Restatement of Industrial Income Trust Inc.

3.2	Form of Bylaws of Industrial Income Trust Inc.*

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C)

5.1	Opinion of Venable LLP

8.1	Opinion of Greenberg Traurig, LLP as to tax matters

10.1	Limited Partnership Agreement of Industrial Income Operating Partnership LP*

10.2	Form of Property Management Agreement

10.3	Form of Advisory Agreement*

10.4	Form of Equity Incentive Plan of Industrial Income Trust Inc.

10.5	Form of Escrow Agreement*

10.6	Form of Indemnification Agreement**

21.1	List of Subsidiaries of Industrial Income Trust Inc.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Venable, LLP (to be contained in its opinion to be filed as Exhibit 5.1)

23.3	Consent of Greenberg Traurig LLP (to be contained in its opinion to be filed as Exhibit 8.1)

24.1	Power of Attorney of certain signatories (included in signature page to this registration statement)

99.1	Consent of Prospective Director (Peter D. Linneman)

99.2	Consent of Prospective Director (Matthew D. Hickey)

*	Previously filed
**	To be filed